UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                     Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CATALENT, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

September 16, 2022

Fellow Catalent Shareholders:

The 2022 Annual Meeting of Shareholders of Catalent, Inc. will be conducted via a virtual meeting to be held at 8:00 a.m. Eastern on Thursday, October 27, 2022. You are invited to attend, submit questions, and vote via the internet at www.virtualshareholdermeeting.com/CTLT2022.

At the meeting, shareholders will vote on a number of important proposals. Please take the time to read each of the proposals, which we describe in our Proxy Statement for the 2022 Annual Meeting of Shareholders. We will primarily use the internet to furnish our shareholders with our Proxy Statement and other proxy materials, including our form of ballot. We believe using the internet to distribute our proxy materials expedites shareholders’ receipt of the materials, lowers the costs of conducting the meeting, and conserves natural resources. We are sending a Notice of Internet Availability of Proxy Materials on or about September 16, 2022 to our shareholders of record as of the close of business on September 6, 2022. The notice contains instructions concerning how to access our Proxy Statement and 2022 Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the internet, please follow the instructions for requesting such materials included in the Notice.

Your vote is important. You may vote by participating virtually in the 2022 Annual Meeting of Shareholders, by proxy on the internet or by telephone, or by completing and mailing the enclosed proxy card in the return envelope provided.

Thank you for your support of Catalent.

Sincerely yours, John Chiminski Executive Chair of the Board Alessandro Maselli Chief Executive Officer

Notice of 2022 Annual Meeting

of Shareholders

Annual Meeting of Shareholders

Items of Business:

• Elect the fourteen director nominees listed in the Proxy Statement;

• Ratify the appointment of Ernst & Young LLP as our independent auditor for fiscal 2023;

• Conduct an advisory and non-binding vote to approve our executive compensation (“say-on-pay”); and

• Consider any other business as may properly come before the 2022 Annual Meeting of Shareholders and any adjournments or postponements thereof.

Record Date:

Only shareholders of record at the close of business on September 6, 2022 will be entitled to attend and vote at the 2022 Annual Meeting of Shareholders. A list of these shareholders will be available electronically during the Annual Meeting at www.virtualshareholdermeeting.com/CTLT2022 when you enter your 16-digit control number.

Date: Thursday October 27, 2022
Time: 8:00 a.m. Eastern
Access: The meeting can be accessed virtually at: www.virtualshareholder meeting.com/CTLT2022

Your vote is important. Review your Proxy Statement and vote in one of four ways:

VIRTUALLY. Vote electronically during the 2022 Annual Meeting of Shareholders, which can be accessed at www.virtualshareholdermeeting.com/CTLT2022, and vote in real-time.

BY TELEPHONE. By calling 1-800-690-6903 (toll free) in the United States or Canada and following the instructions on your proxy card.

BY INTERNET. By visiting www.proxyvote.com and following the instructions on your Notice of Internet Availability or proxy card.

BY MAIL. By returning a properly completed, signed and dated proxy card in the postage-paid envelope. If you have not already received a proxy card, you may request a proxy card from us by following the instructions on your Notice of Internet Availability.

Important notice regarding the availability of proxy materials for the Annual Meeting: You may obtain this 2022 Proxy Statement and our 2022 Annual Report at www.proxyvote.com.

By order of the Board of Directors,

Steven L. Fasman

Corporate Secretary

September 16, 2022

i        CATALENT, INC.  |  2022 Proxy Statement        TABLE OF CONTENTS

1	PROXY SUMMARY

6	PROPOSAL 1: Elect Fourteen Members of our Board of Directors

6	Background to the Board’s Recommendation in Favor of the Nominees

7	Nominee Qualifications and Experience; Diversity of Nominees

8	Director Nominees

15	CORPORATE GOVERNANCE

15	Key Corporate Governance Features

17	The Board and Committees of the Board

17	Committee Membership and Function

19	Compensation Committee Interlocks and Insider Participation

21	Director Independence

22	Board Leadership Structure

22	Board and Committee Evaluation Process

23	Board’s Role in Risk Oversight

23	Majority Voting and Director Resignation Policy

24	Director Nomination Process

24	Proxy Access

25	Communications with the Board of Directors

25	Standards of Business Conduct

25	Transactions with Related Persons

27	Executive Officers

33	OWNERSHIP OF OUR COMMON AND PREFERRED STOCK

33	Securities Owned by Certain Beneficial Owners, Directors, and Management

34	Equity Compensation Plan Information

35	DIRECTOR COMPENSATION

37	COMPENSATION DISCUSSION AND ANALYSIS

38	Introduction

38	Executive Summary

39	Overview of 2022 Business Performance and Executive Compensation

41	Our Executive Compensation Program

43	The Compensation Process

44	Details of Total Direct Compensation Elements

48	Other Benefits under Our Executive Compensation Program

50	Compensation Determinations for 2022

51	Other Compensation Practices and Policies

54	REPORT OF THE COMPENSATION COMMITTEE

55	EXECUTIVE COMPENSATION TABLES

56	Fiscal 2022 Summary Compensation Table

58	Fiscal 2022 Grants of Plan-Based Awards Table

59	Fiscal 2022 Outstanding Equity-Based Awards at Year-End Table

62	Fiscal 2022 Option Exercises and Stock Vested Table

62	Fiscal 2022 Non-Qualified Deferred Compensation Table

63	Deferred Compensation

64	Fiscal 2022 Potential Payments upon Employment Termination or Change of Control Tables

66	Severance and Payments on a Change of Control

68	PAY RATIO

69	PROPOSAL 2: Ratification of Appointment of Independent Auditor for Fiscal 2023

71	REPORT OF THE AUDIT COMMITTEE

72	PROPOSAL 3: Advisory Vote to Approve Our Executive Compensation (Say-On-Pay)

73	ANNUAL MEETING, VOTING, AND PROCEDURES

73	Annual Meeting Information

73	Availability of Proxy Materials

73	Who is Entitled to Vote at the Annual Meeting?

74	Rights Afforded to Virtual Meeting Participants

74	How to Vote

75	Revoking a Proxy

75	Quorum and Required Vote

75	Proposals to be Voted on and Board Recommendation

75	Effect of Not Casting Your Vote

76	Solicitation

76	Availability of Voting Results

77	INFORMATION ABOUT 2023 ANNUAL MEETING

A-1	APPENDIX A: Non-GAAP Financial Measures

PROXY SUMMARY        2022 Proxy Statement  |  CATALENT, INC.        1

Proxy Summary

This summary highlights certain information in this Proxy Statement, which is first being sent or made available to shareholders on or about September 16, 2022. As it is only a summary, please review the complete Proxy Statement and our 2022 Annual Report before you vote.

2022 Financial Performance Highlights

The following summary of our financial results for the twelve months ended June 30, 2022 (which we often call “fiscal 2022” in this Proxy Statement) highlights our progress in growing our business.

REVENUE OF $4.8 BILLION GROWTH OF 23% ON CONSTANT-CURRENCY BASIS(1)	NET EARNINGS OF $519 MILLION DECREASE OF 9% ON CONSTANT-CURRENCY BASIS(1)
ADJUSTED EBITDA(2) OF $1.3 BILLION GROWTH OF 28% ON CONSTANT-CURRENCY BASIS(1)	NET LEVERAGE RATIO OF 2.9x INCREASE FROM 2.2X AT END OF FISCAL 2021
CONTINUED RECORD OF DELIVERING SUPERIOR TOTAL SHAREHOLDER RETURNS(3)

CONTINUED TO REINVEST A SIGNIFICANT PORTION OF OUR FREE CASH FLOW IN ATTRACTIVE, STRATEGIC, GROWTH-DRIVING ASSETS

(1)

Amounts at “constant currency,” or constant exchange rates, assume that exchange rates from foreign currencies into the U.S. dollar, the currency in which we report our financial results, did not fluctuate from those used to calculate the corresponding fiscal 2021 amounts. Percent change at constant currency is a financial reporting measure not prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and is subject to important limitations. For a further discussion of this measure and other measures used in this Proxy Statement that are not prepared in accordance with U.S. GAAP (“non-GAAP”), please see the Appendix entitled “Non-GAAP Financial Measures,” beginning on page A-1.

(2)

Adjusted EBITDA is a non-GAAP financial measure, is not a measure of operating income, operating performance, or liquidity presented in accordance with U.S. GAAP, and is subject to important limitations. For an explanation of how we determine Adjusted EBITDA, and how this non-GAAP measure reconciles to our reported results, please see the Appendix entitled “Non-GAAP Financial Measures,” beginning on page A-1.

(3)

Cumulative total shareholder return over the one-, three-, and five-year periods ended June 30, 2022. One- and three-year performance is shown versus the S&P 500 and S&P 500 Healthcare indices, reflecting our inclusion in those indices as of September 2020. Five-year performance is shown versus the S&P 1500 and S&P 1500 Healthcare indices, reflecting our membership in those indices for most of the period.

2         CATALENT, INC.  |  2022 Proxy Statement        PROXY SUMMARY

Corporate Responsibility and Sustainability Highlights

Our corporate responsibility (CR) strategy and commitments represent how we put our values into action to run our business and achieve our mission to help people live better, healthier lives. Our corporate responsibility achievements, some of which are highlighted below, help us strengthen our business, our workforce, and the communities we serve.

Our CR performance demonstrates how we are contributing to the long-term success of the broader biopharma industry and the communities where we operate, as we continue to invest in a corporate culture that understands and prioritizes our impact on people in our operations and decision-making.

PATIENTS	PLANET	PEOPLE	COMMUNITY

Nearly 80 billion doses manufactured each year for our customers and their patients around the world	42% proposed reduction of Scope 1 & 2 carbon emissions, per the Science Based Target Initiative (SBTi) commitment our CEO signed in fiscal 2022, after exceeding our initial target two years early	4700+ new hires in fiscal 2022	3500 employees volunteered in Catalent Month of Service in fiscal 2022

150 new products launched by customers each year	2024 is when we will publish our Scope 3 baseline and reduction, per our SBTi commitment	2022 Best Places to Work for People with Disabilities, based on the Disabilities Equality Index	$1.3 million donated to our communities through employee matching gifts, disaster response and grants to promote STEM and serve patients, our largest contribution to date

Nearly 8,000 different products produced	65% of our sites are landfill free, and on track to meet our goal of being landfill free by fiscal 2024	57% lower injury rate per 100 employees than reported industry averages	625 nonprofits supported by our Catalent Cares grants and community programs

55% Increase in the number of employee resource group (ERG) chapters vs. fiscal 2021, a key element of our Diversity & Inclusion efforts

Human Rights

In fiscal 2022, we completed our external assessment of human rights in our supply chain and operations, in alignment with the United Nations Guiding Principles on Business and Human Rights (UNGPs). We established an internal working group, supported by two executive sponsors, to implement key recommendations from the assessment.

PROXY SUMMARY        2022 Proxy Statement  |  CATALENT, INC.        3

Executive Compensation

For fiscal 2022, 91% of the target total direct compensation of our Chief Executive Officer (“CEO”) consisted of variable pay—pay that is either performance-based or tied to the price of our common stock—and 79% of his target compensation consisted of long-term equity awards. For our other executive officers discussed in this Proxy Statement (together with our CEO, our “Named Executive Officers” or “NEOs”), an average of 71% of their target total direct compensation was variable pay. The following charts illustrate the compensation mix for our CEO and other NEOs.

CEO Target Direct Compensation(1)	Other NEOs Target Direct Compensation(1)

(1)	Does not include any other compensation, pension values, and nonqualified deferred compensation earnings, which are shown in the Summary Compensation Table beginning on page 56.

The allocation of variable compensation for our CEO and other NEOs aligns with our compensation philosophy of motivating our executive officers to achieve our overall performance objectives in the short term and to grow the business to create long-term value for our shareholders.

2022 Executive Compensation Highlights

The following table provides highlights of the compensation of our CEO and other NEOs in fiscal 2022 as reported in the 2022 Summary Compensation Table beginning on page 56 in this Proxy Statement. For the complete details of compensation, please review the entire Proxy Statement.

Name	Base Salary ($)	Management Incentive Plan (MIP) (Annual Bonus) ($)	Long-Term Incentive Plan (LTIP)(1) ($)	All Other Compensation ($)	Total Compensation ($)
John Chiminski	1,075,000	1,890,810	9,300,340	141,367	12,407,517
Thomas Castellano	500,000	548,240	600,166	22,661	1,671,067
Steven L. Fasman	600,000	644,276	1,500,269	54,978	2,799,523
Aristippos Gennadios	485,769	572,240	1,000,283	67,212	2,125,504
Alessandro Maselli	654,183	733,000	1,700,177	146,670	3,234,030

(1)	Amounts reported include a one-time restricted stock unit (“RSU”) grant to each of Mr. Fasman and Dr. Gennadios valued at $500,076, granted in connection with the fiscal 2023 CEO transition.

4         CATALENT, INC.  |  2022 Proxy Statement        PROXY SUMMARY

96.8% IN FAVOR OF OUR SAY-ON-PAY PROPOSAL	At the 2021 Annual Meeting, our shareholders demonstrated their concurrence that our executive compensation program reflects a pay-for-performance philosophy.

Corporate Governance

We have in place what we believe are strong corporate governance standards and practices to assure effective management by our executives and oversight by our Board of Directors. We are committed to good governance because it promotes the long-term interests of shareholders, as well as accountability and trust in us.

Corporate Governance Highlights

ACCOUNTABILITY	BOARD PRACTICES

• Annual election of Board members

• Majority voting standard for director elections and resignation policy

• Annual Board and Committee self-evaluation

• Annual CEO evaluation

• Active oversight by Board-approved Quality and Regulatory Compliance and Mergers & Acquisitions Committees

• Board-approved statement on human rights

• Regular meetings of Committees

• Engaged, independent Lead Director

• All committees other than the Mergers and Acquisitions Committee are comprised solely of independent directors

• Limits on director “overboarding”

• Eleven of our fourteen directors are independent

SHAREHOLDER INTEREST	TRANSPARENCY

• Emphasize pay-for-performance

• Director & executive stock ownership goals

• Succession and continuity planning

• Proxy access

• Single voting class

• Shareholder right to call special meetings

• No super-majority vote requirement to amend any provision of the Certificate of Incorporation

• Corporate Governance Guidelines • Securities trading policy • Board-approved Code of Ethics, known as our “Standards of Business Conduct,” applicable to all employees, officers, and directors

PROXY SUMMARY        2022 Proxy Statement  |  CATALENT, INC.        5

Annual Meeting

DATE AND TIME Thursday, October 27, 2022 8:00 a.m. Eastern

ACCESS The meeting can be accessed virtually at: www.virtualshareholdermeeting.com/CTLT2022

RECORD DATE Close of business on September 6, 2022.

VOTING Only shareholders on the record date are entitled to vote, with one vote per each common share on each matter to be voted upon at the virtual 2022 Annual Meeting of Shareholders.

ADMISSION

To participate in the virtual 2022 Annual Meeting of Shareholders (e.g., submit questions or vote), each shareholder will need the control number provided on their proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials. You will not be able to attend the 2022 Annual Meeting of Shareholders in person. If you are neither a shareholder nor in possession of a control number, you may not access the meeting as a guest.

Annual Meeting Proposals

Proposal		Board Vote Recommendation	Page Number Reference
1	Elect the Fourteen Director Nominees Listed in this Proxy Statement	FOR	6
2	Ratification of Appointment of E&Y as Independent Auditor for Fiscal 2023	FOR	69
3	Advisory Vote to Approve Our Executive Compensation (Say-on-Pay)	FOR	72

Our Board does not intend to bring any matter before the 2022 Annual Meeting of Shareholders other than those set forth above and is not aware of any matter that anyone else proposes to present for action at the meeting. However, if any other matter properly comes before the meeting, your proxy gives authority to the designated proxy holder to vote on such matters in accordance with the holder’s best judgment.

6         CATALENT, INC.  |  2022 Proxy Statement        PROPOSAL 1: ELECT THE FOURTEEN DIRECTOR NOMINEES LISTED IN THIS PROXY STATEMENT

Proposal 1:

Elect the Fourteen Director Nominees Listed in this Proxy Statement

(ITEM 1 ON THE PROXY CARD)

Our Board currently consists of fourteen directors. Upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”), the Board has considered and nominated the fourteen incumbent directors listed below for election to the Board at the Annual Meeting. Effective July 1, 2022, John Chiminski, our former CEO, transitioned into the role of Executive Chair and, as part of a planned leadership succession, Alessandro Maselli became CEO and a member of the Board. Effective September 15, 2022, Karen Flynn, our former Senior Vice President & Chief Commercial Officer, was also appointed as a member of the Board. Peter Zippelius has been designated as a director nominee pursuant to a stockholders’ agreement by and among us and certain of our investors. See “Transactions with Related Persons” on page 25.

The directors elected at the Annual Meeting will hold office until the 2023 annual meeting of shareholders and until their successors are duly elected and qualified. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. In the event that these nominees should become unavailable for election due to any presently unforeseen reason, proxies will be voted for a substitute as designated by the Board, or alternatively, the Board may leave a vacancy on the Board or reduce the size of the Board.

Background to the Board’s

Recommendation in Favor of the Nominees

The Nominating Committee is directed under its charter to identify qualified individuals to become directors, and to recommend individuals it identifies to our Board for nomination. The Nominating Committee considers a number of factors and principles in recommending the slate of director nominees for election, as described below under the heading “Director Nomination Process” on page 24.

The Nominating Committee evaluated each of the recommended individuals against the factors and principles it uses to select nominees for director. The Nominating Committee considered, among other things, that each of the nominees is an existing member of our Board, is familiar with us and the risks and opportunities we face, and has demonstrated an ability to work collegially and productively with the other members of our Board. The Nominating Committee also considered particular aspects of each of the director nominees, as noted below in their biographies and in the Nominee Qualifications and Experience Matrix.

PROPOSAL 1: ELECT THE FOURTEEN DIRECTOR NOMINEES LISTED IN THIS PROXY STATEMENT        2022 Proxy Statement  |  CATALENT, INC.        7

Following its evaluation, the Nominating Committee voted to recommend the nominees to our Board as candidates for election to a new term of office. Based in part on the Nominating Committee’s evaluation and recommendation, our Board has concluded that it is in our best interest and the best interest of our shareholders for each of the proposed nominees to continue to serve as a director.

Nominee Qualifications and Experience
Qualification/Experience	Balachandran	Barber	Chiminski	Crane	Carroll	Classon	Flynn	Greisch	Kreuzburg	Lucier	Maselli	Morel	Stahl	Zippelius
Leadership experience with other public companies	¡	¡	¡			¡	¡	¡		¡		¡	¡
Significant executive experience with pharmaceutical and other healthcare companies	¡	¡	¡	¡	¡	¡	¡	¡	¡	¡	¡	¡		¡
Extensive experience overseeing the manufacturing operations of a healthcare company	¡	¡						¡		¡	¡	¡
Extensive experience with the manufacturing and marketing of biologics-based pharmaceuticals and other biologics products	¡		¡							¡	¡
Substantial expertise in advising and managing multi-national companies with multiple business units	¡	¡	¡	¡	¡	¡		¡	¡	¡	¡	¡	¡
Substantial experience serving as a director	¡		¡	¡	¡	¡	¡	¡		¡		¡	¡
Substantial experience with sales and marketing issues			¡	¡	¡		¡	¡		¡		¡	¡
Substantial experience reviewing and analyzing executive compensation programs			¡		¡	¡	¡	¡		¡	¡	¡	¡	¡
Substantial expertise in advising and managing companies in various segments of the healthcare industry	¡	¡	¡	¡	¡	¡	¡	¡	¡	¡		¡		¡
Extensive experience as a business leader in our industry	¡		¡	¡	¡	¡	¡		¡	¡	¡	¡
Substantial experience serving as a member of public company audit committees				¡		¡	¡	¡				¡	¡
Experience reviewing and analyzing complex public company financial statements			¡	¡		¡		¡		¡	¡	¡	¡	¡
Substantial experience and leadership in managing a life sciences business performing contract development and manufacturing services			¡				¡			¡	¡	¡
Substantial experience in mergers and acquisitions			¡	¡		¡		¡		¡	¡	¡	¡	¡
Substantial experience with corporate finance and strategic business planning activities			¡			¡		¡		¡	¡	¡	¡	¡

8         CATALENT, INC.  |  2022 Proxy Statement        PROPOSAL 1: ELECT THE FOURTEEN DIRECTOR NOMINEES LISTED IN THIS PROXY STATEMENT

Director Nominees

MADHAVAN “MADHU” BALACHANDRAN

Director since 2017 Age: 71 Committees: • Nominating and Corporate Governance • Quality and Regulatory Compliance

Madhu Balachandran has been a board member since May, 2017. Mr. Balachandran was Chief Operating Officer of Nutcracker Therapeutics, a developer of mRNA therapeutics, from September 2020 until March 2022. He previously served as the Chief Executive Officer of ADRx Inc., a preclinical stage biotechnology company, from August 2019 until October 2020. Prior to that he was Executive Vice President, Operations of Amgen Inc., a global biotechnology company, from August 2012 until July 2016 and retired as an Executive Vice President in January 2017. Mr. Balachandran joined Amgen in 1997 as Associate Director, Engineering. He became Director, Engineering in 1998, and, from 1999 to 2001, he held the position of Senior Director, Engineering and Operations Services before moving to the position of Vice President, Information Systems from 2001 to 2002. Thereafter, Mr. Balachandran was Vice President, Puerto Rico Operations from May 2002 to February 2007. From February 2007 to October 2007, Mr. Balachandran was Vice President, Site Operations, and, from October 2007 to August 2012, he held the position of Senior Vice President, Manufacturing. Prior to his tenure at Amgen, Mr. Balachandran held leadership positions at Copley Pharmaceuticals, now a part of Teva Pharmaceuticals Industries Ltd., and Burroughs Welcome Company, a predecessor through mergers of GlaxoSmithKline plc. He has served as a director of A2 Biotherapeutics since September 2019, as a director of Stevanato Group since September 2018, and as a director of uniQure NV since September 2017. He is on the Audit Committee at A2, on the Compensation Committee at uniQure, and on the Remuneration, Strategy, and Nominating and Governance Committees at Stevanato Group. Mr. Balachandran holds a Master of Science degree in Chemical Engineering from The State University of New York at Buffalo and an MBA from East Carolina University.

MICHAEL J. BARBER

Director since 2021 Age: 62 • Compensation and Leadership • Quality and Regulatory Compliance

Michael J. Barber has been a board member since April 2021. He retired as the Chief Diversity Officer for General Electric Company in January 2022. During his forty-year career at GE, Mr. Barber held a variety of progressively senior roles in engineering, operations, and product management, including service as President and CEO of GE Molecular Imaging and Computed Tomography from 2016 until 2020; as Chief Engineer, GE Healthcare and Chief Operating Officer, GE Healthcare Systems from 2013 until 2015; as VP and General Manager, Molecular Imaging, GE Healthcare in 2012; as Vice President, healthymagination (GE Corporate) from 2009 until 2011; and as Vice President and CTO, GE Healthcare from 2007 until 2008. Among other prestigious awards, he was named a “Master of Innovation” by Black Enterprise in 2009 and elected a Fellow of the American Institute of Medical and Biological Engineering in 2014. He served as a director of Talix, Inc. from 2017 until it was acquired by Edifecs in 2021, and served as a director of Healthline, Inc. from 2009 until its acquisition by Summit Partners in 2016. He also served as a board member of the National Action Council for Minorities in Engineering (NACME) from 2009 until 2022. Mr. Barber received a B.S. in electrical engineering and an honorary doctorate in engineering from the Milwaukee School of Engineering, where he also serves as a Regent.

PROPOSAL 1: ELECT THE FOURTEEN DIRECTOR NOMINEES LISTED IN THIS PROXY STATEMENT        2022 Proxy Statement  |  CATALENT, INC.        9

J. MARTIN CARROLL

Director since 2015 Lead Director since 2021 Age: 72 Committees: • Nominating and Corporate Governance (chair) • Mergers & Acquisitions

J. Martin Carroll has been a director since July 2015 and has served as our lead independent director since October 2021. He served as President and Chief Executive Officer of Boehringer Ingelheim Corporation and of Boehringer Pharmaceuticals, Inc. from 2003 until 2011 and as Head, Corporate Strategy and Development of Boehringer Ingelheim GmbH from 2012 until his retirement in 2013. He served as a director of Boehringer Ingelheim Corporation from 2003 until December 2012. Mr. Carroll joined the Boehringer Ingelheim organization in 2002 as President of Boehringer Pharmaceuticals, Inc. Mr. Carroll worked at Merck & Company, Inc. from 1976 to 2001. From 1972 to 1976, he served in the United States Air Force where he attained the rank of Captain. Mr. Carroll has been chairperson of the board of directors of Esperion Therapeutics since June 2022. He served as a director of Durata Therapeutics, Inc. from August 2014 until November 2014 when it was acquired by Actavis, as a director of Vivus, Inc. from May 2013 until September 2014, as a director of Therapeutics MD from March 2015 until December 2021, and as a director of Mallinckrodt plc from June 2013 until May 2022. He also served as a director of Inotek from April 2016 to June 2016 and as Chairman of its Board from June 2016 until January 2018 when Inotek was sold to Rocket Pharmaceutical. Mr. Carroll received a B.A. in accounting and economics from the College of the Holy Cross and an M.B.A. from Babson College.

JOHN CHIMINSKI

Director since 2009 Chair since 2016 Age: 58 Committees: • Mergers & Acquisitions

John Chiminski was appointed Catalent’s Executive Chair in July 2022. Prior to that he had served as Catalent’s Chief Executive Officer since 2009. He joined Catalent after more than 20 years of experience at GE Healthcare in engineering, operations, and senior leadership roles. From 2007 to 2009, Mr. Chiminski was President and Chief Executive Officer of GE Medical Diagnostics, a global business with sales of $1.9 billion. From 2005 to 2007, he served as Vice President and General Manager of GE Healthcare’s Global Magnetic Resonance Business, and from 2001 to 2005, as Vice President and General Manager of Global Healthcare Services. Earlier at GE, he held a series of cross-functional leadership positions in both manufacturing and engineering, including a GE Medical Systems assignment in France. Mr. Chiminski has served as a director of Berkeley Lights since May 2021. Mr. Chiminski holds a BS from Michigan State University and an M.S. from Purdue University, both in electrical engineering, as well as a Master’s Degree in Management from the Kellogg School of Management at Northwestern University.

10         CATALENT, INC.  |  2022 Proxy Statement        PROPOSAL 1: ELECT THE FOURTEEN DIRECTOR NOMINEES LISTED IN THIS PROXY STATEMENT

ROLF CLASSON

Director since 2014 Age: 77 Committees: • Audit • Compensation and Leadership

Rolf Classon has been a board member since August 2014. From October 2002 until his retirement in July 2004, Mr. Classon was Chairman of the Executive Committee of Bayer HealthCare AG, a subsidiary of Bayer AG. He served as President of Bayer Diagnostics from 1995 to 2002 and as Executive Vice President of Bayer Diagnostics from 1991 to 1995. Prior to 1991, Mr. Classon held various management positions with Pharmacia Corporation. Mr. Classon currently serves as Vice Chairman of the Supervisory Board of Fresenius Medical Care AG & Co. KGaA. He was previously Chairman of the Board of Directors of Perrigo Company plc from 2018 to 2022, having joined that board as a director in 2017, and Chairman of the Board of Directors of Tecan Group Ltd., serving from 2009 until April 2018. Mr. Classon served as Chairman of the Board of Directors of Hill-Rom Corporation from 2006 until March 2018, also serving as Vice Chairman of the Board from 2003 through May 2005 and as interim chief executive officer from May 2005 until March 2006. From 2005 to 2015, Mr. Classon served as Chairman of the Board of Directors of Auxilium Pharmaceuticals, Inc., and as Vice Chairman from March 2005 to April 2005. He also previously served as a director of Sequanna Medical AG from 2016 to 2017; of Aerocrine AB, Stockholm from 2013 to 2015; of Millipore Corporation from 2005 to 2010; of Prometheus Laboratories Inc. from 2004 to 2010; and of Enzon Pharmaceuticals Inc. from 1997 to 2011. Mr. Classon received his Chemical Engineering Certificate from the Gothenburg School of Engineering and a Business Degree from the Gothenburg University. Mr. Classon was granted a waiver, which will end at our 2023 Annual Meeting of Shareholders, from the resignation obligation imposed by our Corporate Governance Guidelines on directors over the age of 75.

ROSEMARY A. CRANE

Director since 2018 Age: 63 Committees: • Audit • Nominating and Corporate Governance

Rosemary Crane has been a board member since February 2018. Ms. Crane is currently a member of the boards of Teva Pharmaceutical Industries Limited, where she serves as chair of the Human Resources Compensation Committee; of Tarsus Pharmaceuticals, where she serves as chair of the Science and Technology Committee; of Certara, Inc.; and of Hackensack Meridian Health Center for Discovery and Innovation. She previously served as a director of Edge Therapeutics, Inc., Unilife Corporation, Cipher Pharmaceuticals, MELA Sciences, Inc., Epocrates Inc., Targanta Therapeutics, and Zealand Pharma A/S. Ms. Crane retired in 2014 from MELA Sciences, Inc., where she served as President and Chief Executive Officer beginning in 2013. From 2011 to 2013, she was a Partner and Head of Commercialization at Appletree Partners and, from 2008 to 2011, served as Chief Executive Officer and President of Epocrates Inc. From 2002 to 2008, Ms. Crane served in several senior executive positions at the Johnson & Johnson Group of Companies, ending as Company Group Chairman, OTC and Nutritional Group. From 1982 to 2002, she was at Bristol-Myers Squibb Company, ending her tenure there as President, U.S. Primary Care. Ms. Crane received her M.B.A. from Kent State University and her B.A. in Communications and English from the State University of New York at Oswego.

PROPOSAL 1: ELECT THE FOURTEEN DIRECTOR NOMINEES LISTED IN THIS PROXY STATEMENT        2022 Proxy Statement  |  CATALENT, INC.        11

KAREN FLYNN

Director since 2022 Age: 59

Karen Flynn has been a board member since September 2022. Ms. Flynn retired in July 2022 from her position as Catalent’s Senior Vice President & Chief Commercial Officer, a position she had held since 2021. She joined the company as President, Biologics and Chief Commercial Officer in 2020. Prior to joining Catalent, she served as the Senior Vice President and Chief Commercial Officer of West Pharmaceutical Services, Inc. from 2016 to 2019, having previously served as that company’s President, Pharmaceutical Packaging Systems since 2014. Ms. Flynn is also a director of Quanterix Corporation and serves in the Hesburgh Women of Impact mentorship program for the University of Notre Dame. She has previously served on the Chester County Economic Development Council Board of Directors, the Downingtown STEM Academy Advisory Board, and on the Board of Directors for Recro Pharmaceuticals. Ms. Flynn holds a Master of Science in Business Administration from Boston University, a Master of Science in Engineering from the University of Pennsylvania, and a Bachelor of Science in Pre-Professional Studies (Pre-Med) from the University of Notre Dame.

JOHN J. GREISCH

Director since 2018 Age: 67 Committees: • Audit (chair) • Compensation and Leadership

John Greisch has been a board member since February 2018. Mr. Greisch retired in May 2018 from his position as President and Chief Executive Officer of Hill-Rom Holdings, Inc., a position that he had held since 2010. Prior to that, Mr. Greisch was President International Operations for Baxter International, Inc., a position he held beginning in 2006. During his seven-year tenure with Baxter, he also served as Baxter’s Chief Financial Officer and as President of Baxter’s BioScience division. Before his time with Baxter, Mr. Greisch was President and Chief Executive Officer for FleetPride Corporation in Deerfield, Illinois, an independent after-market distribution company serving the transportation industry. Prior to his tenure at FleetPride, he held various positions at The Interlake Corporation, including serving as President of its Materials Handling Group. Mr. Greisch currently serves as chairman of the board of Viant Medical LLC and as lead independent director on the board of Carrier Corporation. He previously served on the boards of Cerner Corporation, Idorsia Pharmaceuticals Ltd., Hill-Rom Holdings, Inc., Actelion Ltd, and TomoTherapy, Inc. Additionally, he serves as a senior advisor to TPG Capital and is on the board of directors for Ann & Robert H. Lurie Children’s Hospital of Chicago. He received a Masters in Management from the Kellogg School of Management at Northwestern University and a B.S. degree from Miami University.

12         CATALENT, INC.  |  2022 Proxy Statement        PROPOSAL 1: ELECT THE FOURTEEN DIRECTOR NOMINEES LISTED IN THIS PROXY STATEMENT

CHRISTA KREUZBURG, PH.D.

Director since 2018 Age: 62 Committees: • Nominating and Corporate Governance • Quality and Regulatory Compliance

Dr. Christa Kreuzburg has been a board member since February 2018. Dr. Kreuzburg has been consulting in the healthcare sector since retiring from Bayer AG in 2009 after 19 years of service in a variety of roles, including service as Head of the Bayer Schering Pharma Europe/Canada unit of Bayer Healthcare from 2007 to 2008 and as Head of the Pharma Primary Care/International Operations unit of Bayer Healthcare from 2006 to 2007. She also held roles in the Strategic Planning and Central Research groups. Dr. Kreuzburg is currently a member of the board of directors of Tecan Trading AG of Switzerland and has previously served as a director of Freedom Innovations LLC. She received her Ph.D. and Bachelor’s degrees in Physical Chemistry from Duisburg University in Germany.

GREGORY T. LUCIER

Director since 2015 Age: 58 Committees: • Compensation and Leadership (chair) • Mergers & Acquisitions

Gregory T. Lucier has been a director since April 2015. Mr. Lucier is the chief executive officer of Corza Health, Inc., a company focused on acquiring companies and assets as part of a strategy to build a market-leading healthcare business. Prior to that, he served as Chief Executive Officer of NuVasive, Inc., a medical device company, from 2015 to 2018. Before joining NuVasive, Mr. Lucier was Chairman and Chief Executive Officer of Life Technologies Corporation (formerly Invitrogen Corporation), a global biotechnology company, from May 2003 until it was acquired by Thermo Fisher Scientific Inc. in February 2014. Prior to that, Mr. Lucier was a corporate officer at General Electric Company, where he served in a variety of leadership roles. Mr. Lucier is chairman of the board of Berkeley Lights and serves as a director of Dentsply Sirona and Maravai LifeSciences. He previously served as a director of Life Technologies Corporation from May 2003 to February 2014, of Carefusion Corporation from August 2009 until its sale to Becton Dickinson in March 2015, of Invuity, Inc. from October 2014 until its sale to Stryker in October 2018, and of Nuvasive from December 2013 to May 2021. Mr. Lucier received an M.B.A. from Harvard Business School and a B.S. in industrial engineering from Pennsylvania State University.

PROPOSAL 1: ELECT THE FOURTEEN DIRECTOR NOMINEES LISTED IN THIS PROXY STATEMENT        2022 Proxy Statement  |  CATALENT, INC.        13

ALESSANDRO MASELLI

Director since 2022 Age: 50

Alessandro Maselli was appointed Catalent’s President and Chief Executive Officer and joined the Board of Directors in July 2022. He previously served as the company’s President & Chief Operating Officer since February 2019. Mr. Maselli joined Catalent in 2010 as Director of Operations at Catalent’s pharmaceutical, nutritional and cosmetics plant in Aprilia, Italy. In 2013, he was appointed General Manager of Zydis® operations at Catalent’s facility in Swindon, U.K., in 2015 he became Vice President of Operations, Europe, for Catalent’s Drug Delivery Solutions business unit, and in 2016 he was named Catalent’s Senior Vice President, Global Operations. Prior to Catalent, Mr. Maselli held operational and business leadership roles at Alstom and SGS. From 1998 to 2006, he held roles of increasing responsibility from process engineer to operations director at ABB. Mr. Maselli began his career as an automation systems engineer in the food industry. A native of Italy, Mr. Maselli earned bachelor and master degrees in electronic engineering from La Sapienza University of Rome.

DONALD E. MOREL, JR., PH.D.

Director since 2015 Age: 65 Committees: • Quality and Regulatory Compliance (chair)

Dr. Donald E. Morel has been a board member since November 2015. Dr. Morel retired in June 2015 as Chairman of West Pharmaceutical Services, Inc., a leading manufacturer of packaging components and delivery systems for injectable drugs and healthcare products, a position he had held since March 2003. He also served as West’s Chief Executive Officer from April 2002 until April 2015 and as its President from April 2002 until June 2005. Currently, Dr. Morel serves as Chairman of the Board of Directors of the American Oncologic Hospital of the Fox Chase Cancer Center. He also serves as Chairman of the Board of Trustees of the Franklin Institute, a trustee of the University of Virginia Darden School Foundation, and an Emeritus Trustee of Lafayette College. Additionally, Dr. Morel has been a Director of Stevanato Group since September 2018 and of Integra Life Sciences Holdings Corporation since August 2013. Prior to that, he served as a Director of Kensey Nash Corporation from 2010 until 2012. Dr. Morel obtained a Master of Science degree and a Ph.D. in Materials Science from Cornell University and a Bachelor of Science degree in Engineering from Lafayette College.

14         CATALENT, INC.  |  2022 Proxy Statement        PROPOSAL 1: ELECT THE FOURTEEN DIRECTOR NOMINEES LISTED IN THIS PROXY STATEMENT

JACK STAHL

Director since 2014 Age: 69 Committees: • Mergers & Acquisitions (chair) • Audit

Jack Stahl has been a board member since August 2014. Mr. Stahl was the President and Chief Executive Officer of Revlon Inc. from 2002 until his retirement in 2006. Prior to joining Revlon, Mr. Stahl served as President and Chief Operating Officer of The Coca-Cola Company from 2000 to 2001, having previously served in various management positions at that company since joining it in 1979. Mr. Stahl is the chair of the board of directors of United Natural Food, Inc. and serves on the U.S. board of advisors of CVC Capital. Additionally, he formerly served on the boards of Schering-Plough Corporation, Dr Pepper Snapple Group, Saks, Inc., Coty Inc., Ahold Delhaize, and Advantage Solutions LLC, and was chairman of the board of managers of New Avon LLC. Mr. Stahl holds a bachelor’s degree in economics from Emory University and a master’s degree from the Wharton School of Business at the University of Pennsylvania.

PETER ZIPPELIUS

Director since 2019 Age: 43

Peter Zippelius has been a board member since May 2019. Mr. Zippelius is a partner of Leonard Green & Partners, L.P., which he joined in 2018. Previously, he was a Managing Director and Co-Head of North American Healthcare Investment Banking at J.P. Morgan, which he joined in 2015. Prior to J.P. Morgan, Mr. Zippelius was a Managing Director and Co-Head of Healthcare Services Investment Banking at Deutsche Bank Securities and prior to that he was a Managing Director in the Healthcare Investment Banking group at Morgan Stanley. Mr. Zippelius began his career in the Mergers and Acquisitions department of Solomon Smith Barney. He earned a Bachelor of Science degree in Finance from Virginia Tech.

Mr. Zippelius was nominated by affiliates of Leonard Green & Partners, L.P. (“Leonard Green”), holders of our common stock who are entitled to nominate one director nominee pursuant to a stockholders’ agreement they have with us. See below under “Transactions with Related Persons—Stockholders’ Agreement” for a more detailed description of the agreement.

CORPORATE GOVERNANCE        2022 Proxy Statement  |  CATALENT, INC.        15

Corporate Governance

We are committed to ensuring strong corporate governance practices on behalf of our shareholders. We believe strong corporate governance and an independent Board provide the foundation for financial integrity and shareholder confidence. As part our ongoing efforts to improve our governance profile, in January 2022 our Nominating Committee concluded that it was in the best interests of the company and our shareholders to amend Section 2.03 of our bylaws, enhancing the advance notice provisions that apply when a shareholder intends to propose a director nomination or other business at a shareholder meeting. Among other things, the amendments direct shareholders to (i) explain all derivative arrangements involving their securities in order to provide us with a more complete picture of their voting and economic interest in the company and (ii) provide additional useful details concerning the background and intentions of any proposed nominee for election to our Board. Based upon this recommendation, our Board approved the proposed amendments to reflect these changes, effective January 27, 2022.

The Nominating Committee will continue to review our corporate governance practices as part of its continuing exercise of its Board-delegated authority and responsibilities.

Our commitment to good corporate governance is also evidenced by our Corporate Governance Guidelines (our “Governance Guidelines”), which are available on our corporate website at investor.catalent.com/corporate-governance. Our Governance Guidelines set forth the principles and practices that our Board follows in carrying out its responsibilities, including ongoing review of our corporate governance practices in light of our business initiatives, the interests of our shareholders, and evolving best practices. The Governance Guidelines were last revised in fiscal 2021, based on the recommendation of the Nominating Committee, to reduce the number of boards on which our directors can serve on (in addition to our Board) from four to three.

Key Corporate Governance Features

Important aspects of our corporate governance include the following:

Board Independence

• Our Board has determined that eleven out of fourteen of our directors are “independent” under the NYSE listing standards, with our CEO, our Executive Chair, and a recently retired executive being the only non-independent directors.

Annual Director Elections	• As of last year, our Board is fully declassified, with all members serving one-year terms.
Board Committees

• We have five committees of the Board—the Audit Committee, the Compensation and Leadership Committee, the Nominating Committee, the Quality and Regulatory Compliance Committee, and the Mergers & Acquisitions Committee—with Mr. Chiminski, who sits on the Mergers & Acquisitions Committee, being the only non-independent director serving as a committee member.

• Each Committee operates under a written charter and reports regularly to the Board concerning its activities.

Lead Director

• When a non-independent director serves as Chair of our Board, our Governance Guidelines require the independent directors to appoint a Lead Director from among them. Mr. Carroll has served in that role since October 2021.

Executive Sessions	• Our Board holds regular executive sessions of non-management directors (and, at least annually, of independent directors), which are chaired by our Lead Director.

16         CATALENT, INC.  |  2022 Proxy Statement        CORPORATE GOVERNANCE

Board Oversight of Risk

• Risk management, including cybersecurity risk, is overseen by our Audit Committee. Our full Board also reviews cybersecurity risk at least once annually.

• Our Compensation and Leadership Committee reviews risks arising from our compensation practices so that those practices encourage management to act in the best interests of our shareholders.

• Our Nominating Committee oversees risk associated with potential conflicts of interest as well as the effectiveness of our Governance Guidelines.

• Our Quality and Regulatory Compliance Committee focuses on risks arising out of the extensive food, drug, and cosmetics regulations that govern our operations and our relationships with our customers, as well as the environmental, health, and safety (EHS) risks applicable to our sites.

Corporate Governance Guidelines

• Our Board operates under our Governance Guidelines, which define director qualification standards and other appropriate governance procedures and can be found on our website at investor.catalent.com/corporate-governance.

Majority Voting in Director Elections and Director Resignation Policy

• In uncontested elections, directors must garner the approval of a majority of the votes cast. Any director not receiving a majority of the votes cast in an uncontested election must tender a resignation to the Nominating Committee, which shall promptly consider such resignation and make a recommendation to our Board with respect to what action should be taken.

Accountability	• Our authorized stock consists of one class of common stock and one class of preferred stock. Each share of our common stock is entitled to one vote. We have no preferred stock outstanding.
Stock Ownership

• Each non-employee director is required to own shares of our common stock in an amount equal to five times the non-employee director annual cash retainer.

• Guidelines adopted by our Compensation and Leadership Committee state that each of our executive officers must own shares of our common stock: our CEO must own an amount equal to five times annual salary, and each of our other executive officers must own an amount equal to two and one-half times their respective salaries.

Open Lines of Communication

• Our Board promotes open and frank discussions with senior management.

• Our directors have access to all members of management and other employees and are authorized to hire outside consultants or experts at our expense.

• Our shareholders have the ability to communicate with our independent directors to raise issues of concern.

Self-Evaluation	• Our Board and each of the Committees conduct annual self-evaluations.
Code of Ethics	• Our Standards of Business Conduct, which, among other things, requires compliance with law and the maintenance of appropriate ethical standards, is applicable to all of our directors and employees.
Overboarding

• Without specific approval from our Board, no director is permitted to serve on more than three other public company boards; no Audit Committee member will serve on more than two other public company audit committees; and it is expected that directors who also serve as CEOs or in equivalent positions at other public companies generally should not serve on more than one outside public company board.

Proxy Access

• Shareholders who satisfy the standards set forth in our bylaws have the ability to include in our proxy materials their own nominees for election to our Board, provided that such director nominees satisfy the eligibility requirements set forth in our bylaws.

CORPORATE GOVERNANCE        2022 Proxy Statement  |  CATALENT, INC.        17

The Board and Committees of the Board

We are governed by our Board, which provides overall direction to and oversight of our business. All directors serve for a one-year term until the director’s successor is duly elected and qualified, or until the director’s earlier death, resignation, or removal.

Four of the committees established by our Board—the Audit Committee, the Compensation and Leadership Committee (the “Compensation Committee”), the Nominating Committee, and the Quality and Regulatory Compliance Committee (the “Quality Committee”)—each meet regularly. Our Board also has a standing Mergers & Acquisitions Committee (the “M&A Committee”) that meets on an as-needed basis. Each committee has a written charter, which can be found on our website at investor.catalent.com/corporate-governance.

Committee Membership and Function

			Current Committee Membership
Name	Current Term End Year	Determination of Independence?	Audit	Compensation and Leadership	Nominating and Corporate Governance	Quality and Regulatory Compliance	Mergers & Acquisitions
John Chiminski	2022	NO(1)					¡
Madhavan Balachandran	2022	YES			¡	¡
Michael J. Barber	2022	YES		¡		¡
J. Martin Carroll(2)	2022	YES			CHAIR		¡
Rolf Classon	2022	YES	¡	¡
Rosemary A. Crane	2022	YES	¡		¡
Karen Flynn(3)	2022	NO(1)
John J. Greisch	2022	YES	CHAIR	¡
Christa Kreuzburg	2022	YES			¡	¡
Gregory T. Lucier	2022	YES		CHAIR			¡
Alessandro Maselli	2022	NO(1)
Donald E. Morel, Jr.	2022	YES				CHAIR
Jack Stahl(4)	2022	YES	¡				CHAIR
Peter Zippelius	2022	YES

(1)	As current or former executive officers, Mr. Chiminski, Ms. Flynn, and Mr. Maselli cannot be deemed independent.

(2)	Lead Director.

(3)

Ms. Flynn was appointed to the Board effective September 15, 2022, to fill the vacancy created by the expansion of the Board’s size to fourteen members and was first recommended for election to our Board by Mr. Maselli.

(4)	Mr. Maselli was appointed to the Board effective July 1, 2022, simultaneous with his becoming our CEO and the expansion of the Board’s size to thirteen members.

18         CATALENT, INC.  |  2022 Proxy Statement        CORPORATE GOVERNANCE

Audit Committee
Membership:

John J. Greisch, Chair | Rolf Classon | Rosemary A. Crane | Jack Stahl

Function:

• Oversees the adequacy and integrity of our financial statements and our financial reporting and disclosure practices.

• Oversees the soundness of our system of internal controls to assure compliance with financial and accounting requirements.

• Retains and reviews the qualifications, performance, and independence of our independent auditor.

• Reviews and discusses with management and the independent auditor prior to public dissemination our annual audited financial statements, quarterly unaudited financial statements, earnings press releases and financial information and earnings guidance provided to analysts and rating agencies.

• Oversees our guidelines and policies relating to risk assessment and risk management, and management’s plan for risk monitoring and control.

• Oversees our internal audit function.

• Reviews and approves or ratifies all transactions between us and any “Related Person” (as defined in the federal securities laws and regulations) that are required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

• Oversees compliance with our Standards of Business Conduct.

• Prepares for and issues the Audit Committee Report contained in this Proxy Statement.

All members of the Audit Committee are “independent” in accordance with the NYSE listing standards and SEC rules applicable to boards of directors in general and audit committee members in particular. Our Board has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined in SEC rules. The Report of the Audit Committee is included on page 71.

CORPORATE GOVERNANCE        2022 Proxy Statement  |  CATALENT, INC.        19

Compensation and Leadership Committee
Membership:

Gregory T. Lucier, Chair | Michael J. Barber | Rolf Classon | John J. Greisch

Function:

• Establishes and reviews our overall compensation philosophy.

• Evaluates the performance of the CEO and determines and approves the annual salary, bonus, and equity-based incentive and other benefits, of the CEO.

• Reviews and approves, or recommends to our Board, the annual salary, bonus, and equity-based incentives and other benefits of our other executive officers.

• Reviews and recommends to our Board on the compensation of directors.

• Reviews all employment, severance, and termination agreements with our executive officers.

• Reviews and approves, or recommends to our Board, our incentive-compensation plans and equity-based plans.

• Oversees certain of our other benefit plans.

• Prepares for and issues the Compensation Committee Report contained in this Proxy Statement.

• As delegated by our Board, oversees management continuity and succession as well as executive officer development.

The Compensation Committee is permitted to delegate to one or more of our officers the authority to make awards to any non-Section 16 officer under our incentive-compensation or other equity-based plan. The Compensation Committee has delegated authority to management, on a non-exclusive basis, to make awards to employees, other than Section 16 officers, under prescribed conditions, including the condition that no individual award exceeds $250,000 in value, with a $12 million annual cap. The annual cap was increased for fiscal 2023 to $23 million due to an increase in the number of employees receiving incentive compensation. The Report of the Compensation Committee begins on page 38.

All members of the Compensation Committee are “independent” in accordance with NYSE listing standards and SEC rules applicable to boards of directors in general and compensation committees in particular.

Compensation Committee Interlocks and Insider Participation

During fiscal 2022, no member of our Compensation Committee was an employee or officer or former officer of Catalent or had any relationship requiring disclosure under Item 404 of Regulation S-K. None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or our Compensation Committee during fiscal 2022.

20         CATALENT, INC.  |  2022 Proxy Statement        CORPORATE GOVERNANCE

Nominating and Corporate Governance Committee
Membership:

J. Martin Carroll, Chair | Madhavan Balachandran | Rosemary A. Crane | Christa Kreuzburg

Function:

• Identifies and recommends nominees for election to our Board.

• Reviews the composition and size of our Board.

• Regularly reviews our corporate governance documents, including our corporate charter and bylaws and our Governance Guidelines.

• Recommends members of our Board to serve on Committees.

• As delegated by our Board, oversees and approves the management continuity planning process.

• Oversees an annual evaluation of the Board of Directors and each Committee.

All members of the Nominating Committee are “independent” in accordance with the NYSE listing standards and SEC rules applicable to boards of directors in general.

Quality and Regulatory Compliance Committee
Membership:

Donald E. Morel, Jr., Chair | Madhavan Balachandran | Michael J. Barber* | Christa Kreuzburg

Function:

• Oversees and reviews our personnel, activities, processes and procedures that assure the quality of the products and services we deliver.

• Oversees our quality and regulatory compliance programs with respect to legal and regulatory requirements.

• Reports on significant audits, inspections and corrective and preventative actions on relative governmental investigations to our Board.

• Oversees the implementation of our quality and regulatory compliance program.

All members of the Quality and Regulatory Compliance Committee are “independent” in accordance with the NYSE listing standards and SEC rules applicable to boards of directors in general.

CORPORATE GOVERNANCE        2022 Proxy Statement  |  CATALENT, INC.        21

Mergers & Acquisitions Committee
Membership:

Jack Stahl, Chair | J. Martin Carroll | John Chiminski* | Gregory T. Lucier * Joined effective August 24, 2022.

Function:

• Assists our Board in reviewing and assessing potential mergers, acquisitions, divestitures, and other similar strategic transactions, considering, among other things, (i) the risks and benefits to us and (ii) our Board’s obligation to oversee and provide overall direction to management with respect to such transactions.

• Pursuant to non-exclusive delegated authority, reviews and approves potential mergers, acquisitions, divestitures, and other similar strategic transactions having a transaction value of up to $100 million.

All members of the Mergers & Acquisitions Committee other than Mr. Chiminski are “independent” in accordance with the NYSE listing standards and SEC rules applicable to boards of directors in general.

BOARD AND COMMITTEE ATTENDANCE

During fiscal 2022, our Board met seven times and acted by unanimous written consent three times. The Committees held the following number of meetings and acted by unanimous written consent the following number of times during fiscal 2022:

Committee	Meetings	Consents
Audit Committee	4	–
Compensation Committee	6	1
Nominating Committee	2	–
Quality Committee	4	–
M&A Committee	8	–

Each director attended more than 75% of the respective meetings of our Board and our committees, if any, on which that director served. We strongly encourage members of our Board to attend our Annual Meetings of Shareholders. All of our then-serving directors attended our 2021 Annual Meeting of Shareholders.

Director Independence

Our Governance Guidelines define an “independent” director in accordance with Section 303A.02 of the NYSE’s Listed Company Manual. In addition, members of the Audit Committee and Compensation Committee are subject to the additional independence requirements of applicable SEC rules and NYSE listing standards. Under our Governance Guidelines and the NYSE listing standards, a director is not independent if the director has or had certain specified relationships with us. As part of its process to approve for nomination the current slate of nominees, our Board determined that each of our current directors is independent for purposes of our Governance Guidelines, applicable NYSE standards, and applicable SEC rules, including with respect to committee service, other than Mr. Maselli, who is also our CEO, Mr. Chiminski, who is also our Executive Chair and retired as our CEO in June 2022, and Ms. Flynn, who retired as our Chief Commercial Officer in June 2022.

22         CATALENT, INC.  |  2022 Proxy Statement        CORPORATE GOVERNANCE

Board Leadership Structure

Our Governance Guidelines, which can be found on our website at investor.catalent.com/corporate-governance, provide our Board flexibility in determining its leadership structure. Our Board periodically considers its structure and leadership, in particular whether the roles of Chair and CEO should be combined or separated, based on what it believes is in our best interests at a given point in time. Currently, Mr. Chiminski serves as Executive Chair of our Board. Our Board has determined that Mr. Chiminski, given his extensive knowledge and understanding of us, is best positioned to lead our Board at this time and to focus its attention on the issues of greatest importance to us and our shareholders. The Executive Chair presides at all Board and shareholder meetings and performs such other duties as may be designated in our bylaws or by our Board as a whole. Our Board will continue periodically to evaluate its leadership structure and determine whether continuing to have one of our officers serve as Chair is in our best interest based on circumstances existing at the time.

Our Governance Guidelines require that the independent directors on the Board elect from among themselves a Lead Director whenever the Chair of our Board is also the CEO or is a director who does not otherwise qualify as an independent director. As Mr. Chiminski does not qualify as an “independent” director, Mr. Carroll has been selected as our Lead Director, a role he has had since October 2021. The Lead Director helps to assure the appropriate oversight of our management by our Board, as well as maintain the optimal functioning of our Board. Among other things, the Lead Director has the authority to:

•	convene meetings of the independent directors as the Lead Director deems necessary;

•	preside over all meetings of our Board at which the Chair is not present, including any executive sessions of the non-management and independent directors;

•	act as a liaison between the Chair and the independent directors; and

•	recommend to the other members of our Board the retention of consultants and advisors who directly report to it, without consulting or obtaining the advance authorization of any of our officers.

Board and Committee Evaluation Process

The Nominating Committee leads an annual performance evaluation of our Board and each Board committee as described below.

Evaluate	Compile	Discuss	Review

Each director completes a Board self-evaluation questionnaire and a separate questionnaire for each committee on which the director serves. The questionnaires request ratings and solicit suggestions for improving Board and committee governance processes and effectiveness.	Questionnaire results are compiled by the Corporate Secretary. Specific director comments are reported without attribution. Each director receives the Board self-evaluation results and the self-evaluation results for each committee on which the director serves. The Chair and the Lead Director receive all of the self-evaluation results.	Committee self-evaluation results are discussed by each committee, and Board self-evaluation results are discussed by the full Board, in each case in executive session. The committees and our Board each identify areas for further consideration and opportunities for improvement, and implement plans to address those matters.	Each committee and the full Board review progress with respect to any identified areas for further consideration.

CORPORATE GOVERNANCE        2022 Proxy Statement  |  CATALENT, INC.        23

Board’s Role in Risk Oversight

•

Our Board as a whole and through its committees oversees our risk management, with senior management regularly reporting on areas of material risk. Our Board regularly reviews information regarding our strategy, finances, liquidity, operations, legal and regulatory developments, our research and development activities, and our competitive environment, as well as the risks related to these matters.

•

The Audit Committee oversees the management of risks related to financial reporting and monitors the annual internal audit risk assessment, which identifies and prioritizes risks related to our internal controls in order to develop internal audit plans for future fiscal years. The Audit Committee also periodically meets with members of our information technology department to assess information security risks (including cybersecurity risks) and to evaluate the status of our cybersecurity efforts, which include a broad range of tools and training initiatives that are designed to work together to protect the data and systems used in our business. The Board meets annually with members of the information technology department to review information security risks, including cybersecurity risks, and to evaluate the status of our cybersecurity efforts, and the Audit Committee meets with these members at quarterly intervals during the remainder of each year.

•	The Nominating Committee oversees the management of risks associated with the independence of the members of our Board.

•	The Compensation Committee oversees risks relating to our compensation plans and arrangements.

•

The Quality Committee focuses on risks arising out of the extensive food, drug, and cosmetics regulations that govern our operations and our relationships with our customers. They also oversee the risk presented by environmental, health, and safety issues at our sites.

•

Each of the Board’s committees provides periodic reports, generally quarterly, to the full Board regarding its area of responsibility and oversight. We do not believe there is any relationship between how our Board oversees management of our risks and its leadership structure.

Majority Voting in Director Elections and Director Resignation Policy

Under our bylaws, director nominees in uncontested elections must be elected by the affirmative vote of a majority of the votes cast in respect of the shares present in person or represented by proxy at any annual or special meeting of shareholders for the election of directors and entitled to vote on the election of directors (meaning the number of shares voted for a nominee for director must exceed the total number of shares voted against such nominee for director, with abstentions and broker non-votes not counted as a vote cast either for or against that nominee for director’s election).

Pursuant to our Governance Guidelines, any incumbent director nominee who does not receive a majority of votes cast for such nominee’s election must offer to resign. The Nominating Committee considers the offer and recommends to our Board whether to accept or reject it. Our Board will act on the recommendation within ninety days following the date of the shareholder meeting during which the election occurred, considering the factors considered by the Nominating Committee and any additional relevant information.

Any director who offers a resignation will not participate in the consideration of whether to accept such resignation. If a majority of the members of the Nominating Committee did not receive more for votes than against votes, then the independent directors (excluding those independent directors, if any, who did not receive more for votes than against votes in the most recent election) will appoint a Board committee solely for the purpose of considering the offered resignations and making a recommendation to our Board whether to accept them; provided, however, that if there are fewer than three independent directors who received more for votes than against votes in the election, then such committee will be comprised of all independent directors, and each independent director who is required by the Governance Guidelines to offer a resignation will not participate in the consideration by such committee and our Board concerning whether to accept that director’s offer to resign.

We will promptly publicly disclose the decision of our Board regarding any offer to resign, including an explanation of how the decision was reached and, if applicable, the reasons an offer to resign was not accepted, in a Current Report on Form 8-K to be filed or furnished with the SEC. If our Board determines to accept a director’s offer to resign, the Nominating Committee will recommend whether to fill such vacancy or whether to reduce the size of our Board.

24         CATALENT, INC.  |  2022 Proxy Statement        CORPORATE GOVERNANCE

Director Nomination Process

The Nominating Committee considers and recommends the annual slate of director nominees for approval by our Board. The Nominating Committee considers a number of factors and principles in making its recommendations, including the following:

•

individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought, an ability to work collegially, and all other factors it considers appropriate, which may include age, gender, and ethnic and racial background

•	existing commitments to other businesses

•	potential conflicts of interest with other pursuits

•	legal considerations, such as antitrust issues

•	corporate governance background

•	varied and relevant career experience

•	relevant technical skills and education

•	relevant business or government acumen

•	financial and accounting background

•	executive compensation background

•	the size, composition, and combined expertise of the existing Board

Although our Board and Nominating Committee consider diversity of viewpoints, background, and experiences when identifying and reviewing candidates for our Board, our Board does not have a separate diversity policy. In identifying and evaluating prospective director candidates, the Nominating Committee may seek referrals and assistance from other members of our Board, management, shareholders, and other sources, including third-party search consultants. The Nominating Committee uses the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Nominating Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experiences to further enhance our Board’s effectiveness.

Shareholders may nominate directors for election by following the provisions set forth in our bylaws concerning such matters. The Nominating Committee, in accordance with our Governance Guidelines, will consider the qualifications of any nominee proposed by one or more shareholders in the same manner in which it evaluates any other candidate.

Proxy Access

Our bylaws provide for proxy access, which, subject to certain limitations as set forth in our bylaws, allows a shareholder or a group of up to 20 shareholders owning, continuously for at least three years, shares representing at least 3% of our outstanding voting stock entitled to vote in the election of directors, to nominate and include in our Proxy Statement for each Annual Meeting of Shareholders at which directors may be elected, their own qualifying director nominees constituting up to the greater of 2 or 20% of the total number of directors then serving on our Board (subject to certain limitations as set forth in our bylaws). Our Board (prior to each Annual Meeting of Shareholders) and the chair of any Annual Meeting of Shareholders shall have the power to determine whether a director nominee has been nominated by a shareholder in accordance with the requirements of the proxy access provisions. Notice of director nominees submitted under the proxy access provisions must include the information required under our bylaws. Such notice must be delivered to our Corporate Secretary at Catalent, Inc., 14 Schoolhouse Road, Somerset, NJ 08873 for nominations for the 2023 Annual Meeting of Shareholders by the dates specified under “Shareholder Proxy Access” on page 77. The foregoing description of the shareholder proxy access provision included in our bylaws does not purport to be complete and is qualified in its entirety by reference to our bylaws, which are available on our website at investor.catalent.com/corporate-governance.

CORPORATE GOVERNANCE        2022 Proxy Statement  |  CATALENT, INC.        25

Communications with the Board of Directors

Shareholders or other interested parties wishing to communicate with our Board, any of our Committees, any director individually, or the independent directors as a group may do so by contacting the Corporate Secretary either:

•	By mail, addressed care of Corporate Secretary, Catalent, Inc., 14 Schoolhouse Road, Somerset, New Jersey 08873; or

•	By email to CorpSec@catalent.com.

Communications will be sent to the appropriate recipient, depending on the facts and circumstances outlined in the communication, but the Corporate Secretary will not forward to directors any spam, junk mail, mass mailing, product complaint, product inquiry, new product suggestion, job inquiry, survey, or business solicitation or advertisement. Material that is unduly hostile, threatening, illegal, or similarly unsuitable will also be excluded.

Standards of Business Conduct

Our Board and all of our employees, including our CEO, principal financial officer, principal accounting officer, and all other executive officers are required to abide by our Standards of Business Conduct to ensure that our business is conducted in a consistently legal and ethical manner. A copy of our Standards of Business Conduct can be found on our website at investor.catalent.com/corporate-governance. We will disclose on our website any future amendment to, or waiver from, provisions of our Standards of Business Conduct affecting our directors or executive officers as and to the extent required under applicable SEC and NYSE rules.

Transactions with Related Persons

Our Board has adopted a written policy regarding the review, approval, and ratification of transactions with related persons. This policy provides that a related person must promptly disclose to our Board any related person transaction. No related person transaction will be executed without the approval or ratification of our Board or the Audit Committee. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest if the amount involved exceeds $120,000 and a “related person” has a direct or indirect material interest. In general, “related persons” are our directors and executive officers, shareholders beneficially owning more than 5% of our outstanding stock, and their immediate family members. We refer to such a transaction as a “related person transaction.”

Except as set forth below with respect to the Stockholders’ Agreement and Registration Rights Agreement (each as defined below), during fiscal 2022 we did not enter into or have outstanding any reportable related person transaction, nor is any related person transaction currently proposed, in which any of our directors, CEO, or executive officers has a direct or indirect material interest.

In connection with our sale of our formerly outstanding Series A Convertible Preferred Stock (the “Series A Preferred”) in May 2019, we entered into a Stockholders’ Agreement and a Registration Rights Agreement with the affiliates of Leonard Green that purchased those securities, Green Equity Investors VII, L.P. (“GEI VII”), Green Equity Investors Side VII, L.P. (“GEI Side VII”), LGP Associates VII-A LLC (“Associates VII-A”), and LGP Associates VII-B LLC (“Associates VII-B” and, together with GEI VII, GEI Side VII, and Associates VII-A, the “Leonard Green Investors”). Along with Mr. Zippelius’s service as a director, the purchase of the Series A Preferred, even though it has now all been converted to shares of our common stock, makes Leonard Green and its affiliates related persons. The following descriptions of the Stockholders’ Agreement and the Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Stockholders’ Agreement and Registration Rights Agreement, which are filed as exhibits to the 2022 Annual Report.

26         CATALENT, INC.  |  2022 Proxy Statement        CORPORATE GOVERNANCE

STOCKHOLDERS’ AGREEMENT

Pursuant to the stockholders’ agreement by and among us and the Leonard Green Investors (the “Stockholders’ Agreement”), for so long as the holders of common stock issued upon conversion of Series A Preferred (the “Relevant Holders”) beneficially own shares of common stock having an aggregate value of at least $250 million, they have the right to have one designee nominated for election to our Board (as well as a non-voting observer if the aggregate value is at least $500 million) and certain customary access and information rights. Mr. Zippelius is the designated director. The Leonard Green Investors converted the last of their shares of Series A Preferred in December 2021 and as of September 6, 2022 continued to hold shares of common stock converted from the Series A Preferred having an aggregate value in excess of $250 million.

For so long as the Relevant Holders are entitled to designate a nominee to our Board, they are generally required to vote in the manner recommended by our Board in connection with director elections, our “say-on-pay” and other equity compensation proposals, ratification of the appointment of our independent registered public accounting firm, and with respect to any proposed merger or other similar transaction between us and another party.

The Relevant Holders are also subject to standstill restrictions that, subject to certain customary exceptions, prohibit them from purchasing our common stock, publicly proposing any merger or other extraordinary corporate transaction, initiating any stockholder proposal, or soliciting proxies until the date on which they are no longer entitled to designate a nominee to our Board.

Restrictions on the ability of the Relevant Holders to transfer the shares of common stock they hold that were issued upon conversion of the Series A Preferred expired on November 17, 2021.

REGISTRATION RIGHTS AGREEMENT

Pursuant to the registration rights agreement by and among us and the Leonard Green Investors (the “Registration Rights Agreement”), we must provide to the Leonard Green Investors certain customary registration rights with respect to the shares of common stock they hold that were issued upon conversion of the Series A Preferred. The Registration Rights Agreement contains customary terms and conditions, including certain customary indemnification obligations.

CORPORATE GOVERNANCE        2022 Proxy Statement  |  CATALENT, INC.        27

Executive Officers

ALESSANDRO MASELLI

President and Chief Executive Officer Age: 50	Mr. Maselli’s biography is set forth above in the Director Nominees section on page 13.

JOHN CHIMINSKI

Executive Chair Age: 58	Mr. Chiminski’s biography is set forth above in the Director Nominees section on page 9.

THOMAS CASTELLANO

Senior Vice President and Chief Financial Officer Age: 43

Thomas Castellano was named Senior Vice President & Chief Financial Officer in June 2021. Mr. Castellano previously served as Catalent’s Global Vice President of Operational Finance, providing finance partnership on strategic execution across the company’s business units, and as a member of Catalent’s Executive Leadership Team. He joined the company as Director for Financial Planning & Analysis in 2008, playing an integral role in Catalent’s successful initial public offering in 2014, and has served in successively senior positions since then, including as Vice President, Financial Planning & Analysis and Vice President, Finance, Investor Relations, and Treasurer. Prior to joining the company, he worked with the capital markets finance group at Lehman Brothers, holding roles of increasing responsibility. Tom began his career at Cendant Corporation as part of its financial leadership development program. He holds a bachelor’s degree in finance and an MBA, both from Seton Hall University.

28         CATALENT, INC.  |  2022 Proxy Statement        CORPORATE GOVERNANCE

JONATHAN ARNOLD

Senior Vice President, Chief Commercial Officer, and Head of Transformation Age: 57

Jonathan Arnold was named Senior Vice President, Chief Commercial Officer, and Head of Transformation in July 2022. Prior to that, he served since October 2017 as President of our Oral & Specialty Delivery business and, earlier, for six years as Vice President and General Manager of the company’s Drug Delivery Solutions business unit. Mr. Arnold’s career in the life sciences CDMO (contract development and manufacturing organization) sector began in 1995, when he joined R.P. Scherer, a leader in softgel technologies and forerunner to Catalent, where he served in a variety of international business development and strategic customer account roles over the course of 5 years. He spent 11 years working for Patheon, another contract development and manufacturing organization, in multiple locations, including Italy, the U.K., and Switzerland, serving in roles of increasing responsibility, including Vice President of Global Supply Chain and, ultimately, Chief Procurement Officer, before returning to Catalent in 2011. Prior to working in the life sciences sector, Mr. Arnold had an international business development and strategic marketing role for the U.K.’s largest waste management company, Shanks & McEwan. Mr. Arnold earned his bachelor’s degree in Agriculture, Biochemistry, and Nutrition from the University of Newcastle upon Tyne, U.K.

MANJA BOERMAN

President, Division Head for Biomodalities Age: 56

Dr. Manja Boerman was named President, Division Head for BioModalities in July 2022. Prior to that, she served since June 2020 as President of our Cell & Gene Therapy business. Dr. Boerman joined Catalent in December 2019 as Region President, Biologics Europe. Before joining Catalent, Dr. Boerman served as President of Aesica Pharmaceuticals, a U.K.-based CDMO, and earlier as CEO of Opnostics, Executive Director of Charles River Laboratories, and President of Patheon Biologics, among other roles. She holds a Ph.D. in Biochemistry from the State University of New York—Buffalo.

LORENZO CARLETTI

Senior Vice President, Global Operations, Pharma & Consumer Health Age: 49

Lorenzo Carletti was named Senior Vice President Global Operations, Pharma and Consumer Health in October 2021. Mr. Carletti joined Catalent in July 2013 as General Manager of the Aprilia site and was then promoted to Vice President, Operations in October 2016 with additional responsibilities added over time for sites in Europe, North and South America, Asia, and Australia. He also acted for a period as Interim Head of Technical Operations. Prior to joining Catalent, he had roles of increasing responsibility in manufacturing, operational excellence, engineering, procurement, and supply chain with Procter & Gamble, Pfizer, Haupt Pharma (now part of Aenova Group), and Dompé. Mr. Carletti received a degree in Engineering from La Sapienza University of Rome in 1997 and a Master’s of Business Administration from the Open University Business School in 2013. He is also a certified APICS professional.

CORPORATE GOVERNANCE        2022 Proxy Statement  |  CATALENT, INC.        29

STEVEN L. FASMAN

Executive Vice President and Chief Administrative Officer Age: 60

Steven Fasman was named Executive Vice President and Chief Administrative Officer in July 2022. Prior to that, he served as Senior Vice President and General Counsel since October 2014. Before joining Catalent, he served as Executive Vice President-Law of MacAndrews & Forbes Holdings Inc., a privately held diversified holding company, from January 2012 to March 2014. Before that, Mr. Fasman held various positions at MacAndrews & Forbes Holdings since 1992 of increasing responsibility. From 2008 through March 2014, he also served as General Counsel and Chief Compliance Officer of M & F Worldwide Corp., which had interests in financial products, customer calling centers, staffing operations, educational software, and flavoring products. From 2008 to 2011, Mr. Fasman also served as a director of SIGA Technologies, Inc., a biodefense company. Mr. Fasman spent his early career at the law firm of Paul, Weiss, Rifkind, Wharton & Garrison, where he focused on domestic and international litigation and regulatory proceedings. He holds a law degree from Yale University and an A.B. degree in mathematics from Princeton University.

MARIO GARGIULO

Senior Vice President, Global Operations, Biologics Age: 55

Mario Gargiulo was named Senior Vice President, Global Operations, Biologics in October 2021. Prior to that, Mr. Gargiulo served as Regional Biologics President for Europe, where he had overall responsibility for strategy and management of the biologics business in Europe. Mario has almost 30 years of technical and leadership experience in the pharmaceutical industry and was the Vice President, Operations for Catalent’s Oral Delivery business prior to joining the Biologics business. Mr. Gargiulo joined Catalent in 2017 from Bristol-Myers Squibb, where he worked for 12 years and covered roles of increasing responsibility up to Vice President, Global Pharmaceutical Manufacturing, where he was responsible for all the pharmaceutical manufacturing sites of the company. Prior to his time at BMS, Mario worked for Sanofi, Serono, and Novartis in roles spanning operations, quality, and supply chain. A native of Italy, Mario earned bachelor’s and master’s degrees in Chemistry from the University “Federico II” of Naples.

ARISTIPPOS GENNADIOS, PH.D.

Group President, Pharma & Consumer Health Age: 57

Aris Gennadios was named Group President, Pharma and Consumer Health in July 2022. Prior to that, he served as President of our Softgel & Oral Technologies business since September 2013 and, earlier, as Vice President and General Manager of Softgel Technologies. Dr. Gennadios has worked in the pharmaceutical industry since 1996 in roles including R&D, field sales, business development, operations, and leadership. He joined Catalent’s predecessor company, Cardinal Health, in 2002 and held several leadership posts within the softgel technologies business, including Global Vice President of Business Development for Softgel Technologies, General Manager of the Oral Development Center in Somerset, NJ, and Vice President and General Manager for Rx Softgel and Consumer Health products. Dr. Gennadios earned his bachelor’s degree in chemical engineering from the National Technical University of Athens, Greece and his master’s degree in agricultural engineering from Clemson University. Dr. Gennadios holds a doctorate in engineering from the University of Nebraska and an MBA from Wake Forest University.

30         CATALENT, INC.  |  2022 Proxy Statement        CORPORATE GOVERNANCE

MICHAEL J. GRIPPO

Senior Vice President, Strategy & Corporate Development Age: 53

Mike Grippo was named Senior Vice President, Strategy & Corporate Development in October 2019. He joined Catalent in April 2016 as Catalent’s Vice President of Corporate Development where he was charged with executing value-driving deals and developing a disciplined, inorganic growth strategy for the company. Prior to joining Catalent, Mike was co-leader of corporate development for medical device company CR Bard, and held similar roles of leadership with Hill-Rom Holdings, Inc., a publicly traded medical technology company, and Welch Allyn, Inc., a privately held medical products company. Mike also previously worked as an investment banker for 12 years, primarily with SG Cowen and UBS Securities and Dillon Read. Mike received a joint degree in economics and political science from Princeton University in 1991, a master’s in accounting from New York University in 1992 and an MBA in finance also from NYU in 1996.

SCOTT GUNTHER

Senior Vice President, Quality & Regulatory Affairs Age: 55

Scott Gunther was named Senior Vice President of Quality & Regulatory Affairs in May 2017. Mr. Gunther joined Catalent in 2012 as Vice President, Quality and was responsible for overseeing the quality function for the United States and other countries with sites in the Drug Delivery Solutions business unit. He previously also concurrently served as an interim Vice President of Product Development for the DDS business unit. Prior to joining Catalent, Scott spent 22 years with Bristol-Myers-Squibb in various roles of increasing responsibility. In his last role at BMS, he held the position of Executive Director Quality Operations Americas, where he was responsible for quality operations at its manufacturing sites in the U.S., Puerto Rico, and Latin America. Scott holds a Bachelor of Science degree from the State University of New York at Buffalo and an MBA from Canisius College.

TOM HAWKESWOOD

President, Division Head for Pharma Product Delivery Age: 54

Tom Hawkeswood was named President, Division Head of Pharma Product Delivery in July 2022. Prior to that, he served as Vice President, Operations for our former Softgel & Oral Technologies business with respect to geographic regions of increasing scope since February 2019. He joined Catalent as Vice President and General Manager of our Canadian softgel sites in February 2017 when we acquired Accucaps Industries Limited, where he had worked for the prior 10 years in positions of increasing responsibility. Earlier in his career, he worked for 6 years at a subsidiary of ThyssenKrupp. Mr. Hawkeswood has a bachelor’s degree in mechanical engineering from Queen’s University and an MBA from the University of Windsor, both located in Ontario, Canada.

CORPORATE GOVERNANCE        2022 Proxy Statement  |  CATALENT, INC.        31

RICKY HOPSON

President, Division Head for Clinical Development and Supply Age: 47

Ricky Hopson was named President, Division Head for Clinical Development & Supply in July 2022. Prior to that, he served as Vice President & Chief Accounting Officer since June 2021. Mr. Hopson has been with Catalent for more than 20 years, serving in a variety of finance roles, including Vice President & Corporate Controller, Global Vice President, Operational Finance, and Vice President of Finance for two different business units. Mr. Hopson graduated from the University of Portsmouth and is a chartered management accountant in the U.K.

TRISH HUNT

President, Division Head for Consumer Health Age: 52

Trish Hunt was named President, Division Head for Consumer Health in July 2022. Prior to that, she served as Global Vice President of Business Development for our Softgel & Oral Technologies business since February 2022 and, earlier, as Vice President, Global Nutritionals & Beauty since September 2019 and Vice President & General Manager of Global Cosmetics since July 2016. Earlier in her Catalent career, she held various leadership positions within our supply chain function and developed the “I am Catalent” customer service excellence training program. Prior to joining Catalent, Ms. Hunt worked in a variety of industries, including banking and entertainment. Ms. Hunt has a bachelor’s degree from Niagara University and a Master’s of Science degree in Organizational Leadership from Pfeiffer University.

CHARLES LICKFOLD

Senior Vice President and Chief Information Officer Age: 48

Charles Lickfold was named Senior Vice President and Chief Information Officer in May 2020. Prior to joining Catalent, Mr. Lickfold held numerous IT leadership positions, including CIO for Alcami Corp., Avara Pharmaceutical Services, and Gilbarco-Veeder-Root. He also served as Vice President and Head of IT for Patheon and began his career as a management consultant in the life sciences practice of Ernst & Young LLP. He earned a bachelor’s degree in computer science from the University of Kentucky’s College of Engineering.

32         CATALENT, INC.  |  2022 Proxy Statement        CORPORATE GOVERNANCE

RICARDO PRAVDA

Senior Vice President and Chief Human Resources Officer Age: 51

Ricardo Pravda was named Senior Vice President and Chief Human Resources Officer in July 2019. Since joining Catalent as HR Director for Latin America in 2005, Mr. Pravda held several leadership roles supporting multiple businesses and locations, most recently as VP of Human Resources for Catalent’s network of sites globally. Mr. Pravda has over 25 years of experience in many HR disciplines including compensation, succession planning, organizational design, performance management, labor relations, acquisitions, and divestitures. He has supported businesses in the Americas, Europe, and Asia-Pacific, holding roles of increasing responsibility in companies like Nabisco, Phillip Morris International, BellSouth International, and The Gillette Company. Mr. Pravda holds a bachelor’s degree in business administration from the UADE university in Buenos Aires and an MMBA in Human Resources Management from the Universidad del Salvador, also in Argentina.

MICHAEL RILEY

President, Division Head for Bio Product Delivery Age: 45

Mike Riley was named President, Division Head for Bio Product Delivery in July 2022. Prior to that, he served since October 2021 as President of our Biotherapeutics business and, earlier, as the Regional President for North America and as Vice President/General Manager of Catalent Biologics for five years. Mr. Riley has over 15 years of experience at Catalent, previously serving as Vice President of Strategy, Advanced Delivery Technologies, and Vice President, Global Business Development for Catalent Sterile Technologies. Prior to joining Catalent, Mike worked as a management consultant for Marakon Associates, providing strategic advisory to companies across multiple industries. Mike holds a B.A. from Duke University, and an MBA from The Wharton School, University of Pennsylvania.

KAY SCHMIDT

Senior Vice President, Enterprise Functions Age: 64

Kay Schmidt was named Senior Vice President, Enterprise Functions in July 2022. Prior to that, she served as Senior Vice President, Enterprise Functions and Chief of Staff since October 2021 and, earlier, as Senior Vice President, Technical Operations since February 2019. Ms. Schmidt joined Catalent in 2009, holding several leadership roles in product development across multiple drug delivery dosage forms, including her leadership of our global virtual Project Management Organization for new product introductions, in addition to her role as Vice President, Product Development in our Biologics and Specialty Drug Delivery business. Prior to joining Catalent, she held various leadership roles at GE Healthcare developing and delivering diagnostic imaging technologies. She is a certified Six Sigma Green Belt, and has a bachelor’s degree from Carroll University, Wisconsin and a master’s degree from the University of Wisconsin-Whitewater.

OWNERSHIP OF OUR COMMON STOCK        2022 Proxy Statement  |  CATALENT, INC.        33

Ownership of Our Common  Stock

Securities Owned by Certain Beneficial Owners, Directors, and Management

The table below shows how many shares of our common stock were beneficially owned as of September 6, 2022 by (1) owners of more than 5% of the outstanding shares of our common stock, (2) our current directors, (3) our Named Executive Officers, and (4) all current directors and executive officers as a group. A person has beneficial ownership of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has (a) an address at 14 Schoolhouse Road, Somerset, NJ 08873 and (b) sole voting and investment power over the shares, in each case except as described below.

Name of Beneficial Owner	Common Stock
	Shares owned	Percent of Class

The Vanguard Group(1)	18,479,271	10.3%

BlackRock, Inc.(2)	14,998,086	8.3%

Capital World Investors(3)	10,577,293	5.9%

Thomas Castellano(4)	19,364	*

John Chiminski(4)	332,217	*

Steven L. Fasman(4)	60,506	*

Aristippos Gennadios(4)	77,817	*

Alessandro Maselli(4)	79,000	*

Madhavan Balachandran(4)(5)	15,514	*

Michael J. Barber(4)	2,247	*

J. Martin Carroll(4)	28,037	*

Rolf Classon(4)(5)	32,179	*

Rosemary A. Crane(4)(5)	12,731	*

Karen Flynn	12,952	*

John J. Greisch(4)(5)	25,731	*

Christa Kreuzburg(4)	9,330	*

Gregory T. Lucier(4)(5)	21,109	*

Donald E. Morel, Jr.(4)(5)	54,313	*

Jack Stahl(4)(5)	32,179	*

Peter Zippelius(4)(6)	7,830	*

Directors and executive officers as a group (30 persons)(7)	1,044,228	*

*	Represents less than 1%

(1)

Information shown is based on information reported by the filer on a Schedule 13G/A filed with the SEC on February 9, 2022, in which The Vanguard Group reported that it and its affiliates have shared voting power over 274,043 shares, sole dispositive power over 17,786,468 shares, and shared dispositive power over 692,803 shares. Filer’s address is 100 Vanguard Boulevard, Malvern, PA 19355.

(2)

Information shown is based on information reported by the filer on a Schedule 13G/A filed with the SEC on January 2, 2022, in which Blackrock, Inc. reported that it has sole voting power over 13,536,931 shares and sole dispositive power over 14,998,086 shares. Filer’s address is 55 East 52nd Street, New York, NY 10055.

(3)

Information shown is based on information reported by the filer on a Schedule 13G filed with the SEC on February 14, 2022, in which the filer reported that it and its affiliates have sole voting power over 10,560,513 shares and sole dispositive power over 10,577,293 shares. Filer’s address is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(4)

The number of shares beneficially owned includes shares of common stock issuable upon (a) vesting of restricted stock units within 60 days after September 6, 2022 or (b) exercise of options that are currently exercisable and/or will be exercisable within 60 days after September 6, 2022, as follows: Mr. Chiminski 176,557, Mr. Castellano 10,299, Mr. Fasman 11,557, Dr. Gennadios 24,609, Mr. Maselli 53,878, and 1,402 in respect of each director other than Ms. Flynn.

(5)

Includes vested restricted stock units that that have been deferred under our Deferred Compensation Plan (described below on page 63), as follows: Mr. Balachandran 10,136, Mr. Classon 19,707, Ms. Crane 2,786, Mr. Greisch 3,167, Mr. Lucier 19,707, Dr. Morel 11,548 , and Mr. Stahl 2,786.

34         CATALENT, INC.  |  2022 Proxy Statement        OWNERSHIP OF OUR COMMON STOCK

(6)

Mr. Zippelius is the nominee of the Leonard Green Investors and has indicated that he is holding the equity he has received as a non-employee director on behalf of his employer, Leonard Green. Mr. Zippelius directly (whether through ownership interest or position) or indirectly through one or more intermediaries may be deemed to control the Leonard Green Investors. Mr. Zippelius is also our director and may be deemed to have shared voting and investment power with respect to the shares of our common stock beneficially owned by the Leonard Green Investors. As such, Mr. Zippelius may be deemed to have shared beneficial ownership over such shares of common stock. Mr. Zippelius, however, disclaims beneficial ownership of such shares of common stock except to the extent of his pecuniary interest therein, and the shares reported in the table exclude the securities beneficially owned by Leonard Green. His address is 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, CA 90025.

(7)

Includes 395,984 shares of common stock issuable upon (a) vesting of restricted stock units within 60 days after September 6, 2022 or (b) exercise of options that are currently exercisable and/or will be exercisable within 60 days after September 6, 2022.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and beneficial owners of 10% or more of our shares of common stock to file reports with the SEC about their ownership of and transactions in our common stock. Based solely on our review of reports filed with the SEC and written representations from our executive officers and directors, we believe that all reports required to be filed under Section 16(a) during fiscal 2022 were timely filed, except that a filing by Mr. Zippelius with respect to the conversion of Series A Preferred by the Leonard Green Investors in November 2021 was inadvertently not made on a timely basis. The Form 4 reporting these sales was filed on December 1, 2021.

Equity Compensation Plan Information

The following table provides certain information as of June 30, 2022 regarding our equity compensation plans.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders(1)	2,928,335	(2)	63.74	(3)	10,118,936

Employee Stock Purchase Plan approved by security holders(4)	-		-		3,434,568

(1)

The amounts set forth in this row relate to grants under (a) our 2014 Omnibus Incentive Plan (the “2014 Omnibus Plan”), which was approved by a majority shareholder prior to our IPO, and (b) our 2018 Omnibus Incentive Plan (the “2018 Omnibus Plan” and, together with the 2014 Omnibus Plan, the “Omnibus Plans”), which was approved by our shareholders at the 2018 Annual Meeting of Shareholders. No additional award will be issued under the 2014 Omnibus Plan, but the shares that otherwise would have been available for issuance thereunder are available for issuance under the 2018 Omnibus Plan. Under the terms of the 2018 Omnibus Plan, each issued RSU and PSU reduces the amount remaining available by 2.25 shares, which is reflected in the amount reported in column c above.

(2)

The amount shown includes (a) 116,599 vested restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) that have been deferred under our Deferred Compensation Plan (described below on page 63), and (b) 446,726 shares underlying PSUs that have the potential to vest if the maximum performance targets are met for the Adjusted EPS PSUs and Relative Return PSUs (each as defined below) issued thereunder.

(3)

The weighted-average exercise price shown above reflects stock options only and does not take into account outstanding RSUs or PSUs as these forms of equity securities by their nature have no exercise price.

(4)	The amount set forth in this row relates to our 2019 Employee Stock Purchase Plan and reflects shares purchased through the end of the purchase period that ended on June 30, 2022.

DIRECTOR COMPENSATION        2022 Proxy Statement  |  CATALENT, INC.        35

Director Compensation

We provide competitive compensation to our non-employee directors to attract and retain qualified individuals. The principal elements of our non-employee director compensation are an annual cash retainer; an annual equity award of restricted stock units, each of which represents the right to receive one share of our common stock (“RSUs”); and additional cash fees for our Lead Director, Committee Chairs and Audit Committee members. In addition, non-employee directors are reimbursed for reasonable out-of-pocket expenses. We do not compensate our Executive Chair or our CEO, each of whom is employed by us, for serving as directors.

The Compensation Committee biennially reviews and considers information from its independent compensation consultant regarding the amounts and type of compensation paid to our non-employee directors at companies within the same Comparison Group (as defined in the Compensation Discussion and Analysis section below under the heading “The Use of Market Data in Determining Compensation”) used by the committee to assess executive compensation, generally targeting compensation levels at the median of that group.

Cash Retainer	Equity Award	Committee Fees	Deferred Compensation

Annual $100,000 cash retainer, with an additional $30,000 retainer for the Lead Director.	Annual RSU grant with a grant date fair value of $190,000, vesting on the first anniversary of the grant date (subject to continued service) or upon a change of control.

Annual cash fees to the Chair and each member of the Audit Committee of $25,000 and $10,000, respectively.

Annual cash fees to the Chair of the Compensation Committee of $12,500 and $10,000 to the Chairs of each of the Nominating, Quality, and M&A Committees.

Directors may elect to defer any portion of their cash fees or RSUs on a pre-tax basis under our Deferred Compensation Plan.

The terms of the plan are described in the executive compensation section below beginning on page 63.

Matching Gift Program

Our directors may also participate in the Catalent Cares matching gift program, which matches on a 1-to-1 basis gifts made by our employees and non-employee directors to eligible health and human service nonprofit organizations, subject to a yearly maximum of $1,000. In addition, gifts of up to $1,000 made during fiscal 2022 in response to the COVID-19 pandemic were matched on a 2-to-1 basis.

Director Stock Ownership Policy

Each of our non-employee directors is required to own stock in an amount equal to five times the annual cash retainer. For purposes of this requirement, a director’s holdings include shares held directly or indirectly, individually or jointly, and shares held under a deferral or similar plan. Each non-employee director is required to retain 100% of the shares received upon settlement of vested RSUs (net of shares used to satisfy applicable tax withholding obligation, if any) until the ownership level is met. All of our non-employee directors complied with the retention provisions of this policy throughout fiscal 2022 and through the printing of this Proxy Statement.

36         CATALENT, INC.  |  2022 Proxy Statement        DIRECTOR COMPENSATION

Director Compensation for Fiscal 2022

For fiscal 2022, our non-employee directors received the amounts shown in the schedule below. All cash fees were paid on a quarterly basis, in arrears.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Madhavan Balachandran(3)(4)	100,000	189,971	289,971
Michael J. Barber	100,000	189,971	289,971
J. Martin Carroll	130,275	189,971	320,326
Rolf Classon(3)(4)	110,000	189,971	299,971
Rosemary A. Crane(3)	110,000	189,971	299,971
John J. Greisch(4)	125,000	189,971	314,971
Christa Kreuzburg	100,000	189,971	289,971
Gregory T. Lucier(3)	112,500	189,971	302,471
Donald E. Morel, Jr.(3)	111,667	189,971	301,638
Jack Stahl(3)	128,059	189,971	318,030
Peter Zippelius(5)	100,000	189,971	289,971

(1)

Neither Mr. Chiminski nor Mr. Maselli received any compensation as a director during fiscal 2022, though they received compensation as our employees, as reported in the executive compensation tables in this Proxy Statement. Ms. Flynn did not receive any director compensation during fiscal 2022 as she joined the Board after the end of the fiscal year.

(2)

Represents the aggregate grant date fair value of stock awards for fiscal 2022, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (“FASB ASC”) Topic 718, using the assumptions discussed in Note 14, “Stock-Based Compensation,” to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2022 (the “2022 Annual Report”). Each non-employee director (other than Ms. Flynn) had 1,402 unvested RSUs as of June 30, 2022.

(3)

Messrs. Balachandran and Classon, Ms. Crane, Mr. Lucier, Dr. Morel, and Mr. Stahl elected to defer their annual RSU award under the Deferred Compensation Plan, as defined and described below under “Other Benefits Under Our Executive Compensation Program—Deferred Compensation Plan.”

(4)

Messrs. Balachandran and Classon elected to defer 100% and 50%, respectively, of their annual cash retainers for calendar 2021 and 2022 under the Deferred Compensation Plan. Mr. Greisch elected to defer 100% of his annual cash retainer for calendar 2022 under the Deferred Compensation Plan.

(5)

Mr. Zippelius has instructed that his cash retainer should be paid to his employer, Leonard Green. He has also disclaimed beneficial ownership of his stock award and is holding it on behalf of Leonard Green. See note (8) to the “Securities Owned by Certain Beneficial Owners, Directors, and Management” table above under “Ownership of Our Common Stock.”

COMPENSATION DISCUSSION AND ANALYSIS        2022 Proxy Statement  |  CATALENT, INC.        37

Compensation Discussion and Analysis

37	COMPENSATION DISCUSSION AND ANALYSIS

38	Introduction

38	Executive Summary

39	Overview of 2022 Business Performance and Executive Compensation

	39	2022 Business Performance

	40	2022 Compensation Highlights

	40	Executive Pay Mix for 2022

	40	CEO 2022 Compensation Overview

41	Our Executive Compensation Program

	41	Our Compensation Philosophy and Principles

	41	Executive Compensation Program Elements

43	The Compensation Process

	43	The Role of the Compensation Committee, its Consultant, and Management

	43	The Compensation Committee’s Process

	43	The Use of Market Data in Determining Compensation

44	Details of Total Direct Compensation Elements

	44	Base Salary

	44	Management Incentive Plan

	47	Long-Term Incentive Awards

48	Other Benefits Under Our Executive Compensation Program

	48	Benefits and Perquisites

	49	Deferred Compensation Plan

	49	Severance and Payments on a Change of Control

50	Compensation Determinations for 2022

51	Other Compensation Practices and Policies

	51	Executive Agreements

	52	Executive Stock Ownership Guidelines

	53	Hedging and Pledging

	53	Risk Assessment of Compensation Practices and Policies

38         CATALENT, INC.  |  2022 Proxy Statement        COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This CD&A explains our executive compensation philosophy and programs, and the decisions made by the Compensation & Leadership Committee of our Board (the “Compensation Committee”) during fiscal 2022, unless otherwise noted. Each reference in this section to a year is a reference to our fiscal year, which ends on June 30, unless otherwise noted.

This CD&A also discusses the elements of our executive compensation program during fiscal 2022 for our Chief Executive Officer, our Senior Vice President and Chief Financial Officer, and our other three most highly compensated executive officers (these five officers collectively are our “Named Executive Officers” or “NEOs”). In fiscal 2022, our NEOs were:

EXECUTIVE	TITLE
John Chiminski*	Chair of the Board and CEO
Thomas Castellano	Senior Vice President and Chief Financial Officer
Steven L. Fasman*	Senior Vice President, General Counsel & Secretary
Aristippos Gennadios*	President, Softgel & Oral Technologies
Alessandro Maselli*	President and Chief Operating Officer

*

Effective July 1, 2022, Mr. Maselli was promoted to President and CEO, with Mr. Chiminski continuing as an officer with the title Executive Chair; Mr. Fasman was promoted to Executive Vice President and Chief Administrative Officer; and Dr. Gennadios was promoted to Group President, Pharma & Consumer Health. Compensation changes related to these promotions and transitions are described later in this Compensation Discussion and Analysis in the section entitled “Executive Agreements,” beginning on page 51.

Executive Summary

Our executive compensation program is intended to attract, motivate, retain, and reward our leadership in a manner that will align their interests with those of our shareholders on an annual and long-term basis and promote sustainable shareholder value creation. We believe attracting and retaining superior talent is needed to maintain and improve our performance and shareholder returns. We therefore seek to maintain a competitive program that ties a significant portion of executive pay to our financial and stock price performance.

The following is a summary of important aspects of our executive compensation program.

Balanced mix of pay components and incentives. Our compensation program targets a market-based mix of cash and equity compensation, and of short- and long-term incentives. The principal elements of our program are base salary; performance-based annual bonus; and long-term equity awards, split 80/20 between performance-based and time-vested.

Pay for Performance. We emphasize pay-for-performance to align executive compensation with our business strategy. Approximately 91% of the target total direct compensation of our CEO in 2022 was variable or performance-based.

Share Retention. Our Compensation Committee has established stock ownership guidelines directing our executive officers to hold a multiple of annual salary in the form of shares of common stock in order to align management and shareholder interests.

Pledging and Hedging. Our executives are prohibited from pledging our shares (absent our General Counsel’s permission, which has never been granted) or hedging against the economic risk of such ownership.

Use of Independent Consultant. The Compensation Committee has engaged an independent, third-party consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), to assist it in designing our compensation program and making compensation decisions.

Clawback/Forfeiture Provisions. The terms of our long-term, equity-based awards and our short-term, cash-based award plan allow us in certain circumstances to “claw back” shares and cash received pursuant to such awards or, in the case of the equity-based awards, to require the repayment of all gains realized on the vesting or exercise of such awards.

Compensation Peer Group. The Compensation Committee uses a group of peer companies, selected with the assistance of FW Cook to be aligned with corporate governance best practices, to benchmark target total direct compensation levels, other executive compensation-related programs and policies, and benefit packages.

COMPENSATION DISCUSSION AND ANALYSIS        2022 Proxy Statement  |  CATALENT, INC.        39

Shareholder Say-on-Pay. At the 2021 Annual Meeting of Shareholders, our shareholders voted 96.8% in favor of our say-on-pay proposal, demonstrating their concurrence that our executive compensation program reflects a strong pay-for-performance orientation. In fiscal 2022, the Compensation Committee considered the outcome of the shareholder advisory vote when making decisions relating to the compensation of our NEOs and our executive compensation program and policies. Based in part on the demonstrated level of support reflected in this vote and the success of the program in retaining our talent and incentivizing superior performance, the Compensation Committee determined that no substantive change to our compensation program was necessary.

Overview of 2022 Business Performance and Executive Compensation

2022 BUSINESS PERFORMANCE

REVENUE OF $4.8 BILLION GROWTH OF 23% ON CONSTANT-CURRENCY BASIS(1)	NET EARNINGS OF $519 MILLION DECREASE OF 9% ON CONSTANT-CURRENCY BASIS(1)

ADJUSTED EBITDA(2) OF $1.3 BILLION GROWTH OF 28% ON CONSTANT-CURRENCY BASIS(1)	NET LEVERAGE RATIO OF 2.9x INCREASED FROM 2.2X AT END OF FISCAL 2021

CONTINUED RECORD OF DELIVERING SUPERIOR TOTAL SHAREHOLDER RETURNS(3)

CONTINUED TO REINVEST A SIGNIFICANT PORTION OF OUR FREE CASH FLOW IN ATTRACTIVE, STRATEGIC, GROWTH-DRIVING ASSETS

(1)

Amounts at “constant currency,” or constant exchange rates, assume that exchange rates from foreign currencies into the U.S. dollar, the currency in which we report our financial results, did not fluctuate from those used to calculate the corresponding fiscal 2021 amounts. Percent change at constant currency is a financial reporting measure not prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and is subject to important limitations. For a further discussion of this measure and other measures used in this Proxy Statement that are not prepared in accordance with U.S. GAAP (“non-GAAP”), please see the Appendix entitled “Non-GAAP Financial Measures,” beginning on page A-1.

(2)

Adjusted EBITDA is a non-GAAP financial measure, is not a measure of operating income, operating performance, or liquidity presented in accordance with U.S. GAAP, and is subject to important limitations. For an explanation of how we determine Adjusted EBITDA and how this non-GAAP measure reconciles to our reported results, please see the Appendix entitled “Non-GAAP Financial Measures,” beginning on page A-1.

(3)

Cumulative total shareholder return over the one-, three-, and five-year periods ended June 30, 2022. One- and three-year performance is shown versus the S&P 500 and S&P 500 Healthcare indices, reflecting our inclusion in those indices as of September 2020. Five-year performance is shown versus the S&P 1500 and S&P 1500 Healthcare indices, reflecting our membership in those indices for most of the period.

40         CATALENT, INC.  |  2022 Proxy Statement        COMPENSATION DISCUSSION AND ANALYSIS

2022 COMPENSATION HIGHLIGHTS

As highlighted above, in fiscal 2022 we delivered strong financial performance, with Budget-Based Revenue and Budget-Based EBITDA exceeding target by 7.5% and 10.3%, respectively. In addition, the Compensation Committee determined that our then-CEO exceeded his individual goals for the year and each of our other NEOs met or exceeded their respective individual goals as well. Our performance in fiscal 2022 resulted in higher payouts under the long-term incentive program, with our Adjusted EPS PSUs and Relative Return PSUs, as described below, for the fiscal 2020-22 performance period vesting early in fiscal 2023 at a performance level of 200% and 150% of their respective targets, reflecting aggregate earnings per share 43% above target and total shareholder return performance in the 91st percentile.

EXECUTIVE PAY MIX FOR 2022

The majority of target total direct compensation for our NEOs during fiscal 2022 consisted of variable pay elements. The Compensation Committee believes this allocation aligns with our pay-for-performance compensation philosophy of motivating our NEOs to achieve our performance objectives in the short term and to grow the business to create sustainable value for our shareholders in the long term.

CEO Target Direct Compensation(1)	Other NEOs Target Direct Compensation(1)

(1)	Does not include other compensation, pension values, and nonqualified deferred compensation earnings, which are shown in the Summary Compensation Table beginning on page 56.

CEO 2022 TARGET DIRECT COMPENSATION OVERVIEW

BASE SALARY	• $1,075,000

MANAGEMENT INCENTIVE PLAN	• $1,890,810 in respect of performance, equal to 140% of target opportunity

LONG-TERM INCENTIVE AWARD	• $9,300,340 in awards under our long-term incentive plan

COMPENSATION DISCUSSION AND ANALYSIS        2022 Proxy Statement  |  CATALENT, INC.        41

Our Executive Compensation Program

OUR COMPENSATION PHILOSOPHY AND PRINCIPLES

Our executive compensation program ties pay delivery to the successful execution of our overall business goals and adherence to our core values, which we believe best serves the interests of our shareholders. We believe that attracting, motivating, retaining, and rewarding superior executive talent is a key to delivering attractive shareholder returns, and that an appropriately structured executive compensation program is critical to that end, with each element supporting the achievement of our compensation philosophy.

Our executives must be of a caliber and level of experience necessary to manage our complex, global business effectively. Given the long-cycle nature of most of our businesses, the complexity and highly regulated nature of our operations, and the competitive nature of our industry, it is especially important for us to retain our executive talent to ensure continuity of management. We seek to implement this philosophy by following three key principles:

• Competitive compensation. Providing a competitive compensation opportunity that enables us to attract, motivate, retain, and reward superior executive talent.

• Alignment with shareholder interests. Aligning our executives’ interests with our shareholders’ through equity compensation, short- and long-term absolute and relative performance metrics and share retention guidelines.

• Linking compensation to performance. Fostering a pay-for-performance philosophy by tying a significant portion of pay to financial and stock-price performance as well as other goals that support the creation of sustainable long-term shareholder value.

EXECUTIVE COMPENSATION PROGRAM ELEMENTS

COMPONENT	DESCRIPTION	OBJECTIVES AND COMMENTS

Cash Compensation

Base Salary	Fixed cash compensation that is based on scope of responsibilities, experience, prior performance, and the pay practices of key competitors for executive-level talent.	• Attract, motivate, and retain superior talent. • Provide a fixed, baseline level of compensation. • Annual increase based on market positioning and individual performance.

Annual Bonus Opportunity: Management Incentive Plan (MIP)	Annual cash payment tied to our financial results and a set of individually tailored financial and strategic performance objectives.

• Variable pay for short-term achievement of financial results and individual goals.

• For fiscal 2022, 70% based on financial performance (Budget-Based EBITDA and Budget-Based Revenue, each as defined below) and 30% based on individual goals.[1]

1

Note that “Budget-Based Revenue” and “Budget-Based EBITDA” are non-GAAP financial measures and subject to important limitations. For a discussion of these measures and how they reconcile to our results reported under U.S. GAAP, please see the Appendix entitled “Non-GAAP Financial Measures,” beginning on page A-1 of this Proxy Statement.

42         CATALENT, INC.  |  2022 Proxy Statement        COMPENSATION DISCUSSION AND ANALYSIS

COMPONENT	DESCRIPTION	OBJECTIVES AND COMMENTS

Long-Term Incentive

Awards under our Long-Term Incentive Plan (LTIP)	Annual grants of equity-based awards under our 2018 Omnibus Plan intended to drive (1) absolute and relative long-term performance relative to pre-established objectives and (2) robust, continuous executive retention. Includes grants of Nonqualified Stock Options, RSUs, and PSUs.

• Align compensation with the creation of shareholder value and achievement of long-term performance objectives.

• Increase equity ownership by executives.

• Promote executive retention.

• Reward absolute and relative stock price performance over a multi-year period.

Retirement Benefits

U.S. Savings Plan	A tax-qualified 401(k) defined contribution plan that allows U.S. participants to defer a portion of their compensation, subject to Internal Revenue Code (the “Code”) limits, and receive a partial employer matching contribution.	• Attract, motivate, and retain superior talent.

U.K. Retirement Plan	A defined contribution retirement plan open to U.K. participants, which also permits a partial employer match on contributions.	• Attract, motivate, and retain superior talent.

Deferred Compensation Plan

A non-qualified deferred compensation plan for qualifying U.S. and U.K. employees that provides opportunities to defer income taxation of a portion of compensation beyond what is permitted under our Savings Plan.

The plan allows NEOs and certain other executives to defer up to 80% of total cash compensation, to receive matching contributions equal to 50% of the first 6% of compensation deferred, and to invest cash amounts deferred in a variety of investment options. In addition, the plan allows for U.S.-based executives to defer certain grants received under our 2018 Omnibus Plan.

• Attract, motivate, and retain superior talent.

Severance Benefits

Executive Severance and Change-in-Control Benefits

Severance benefits provided to NEOs and certain other senior executives upon company-initiated involuntary termination of employment without cause, or upon a “good reason” termination by the executive.

Equity grants permit vesting if employment is terminated following a change in control.

• Attract, motivate, and retain superior talent. • Facilitate recruitment and retention of executives by providing income security in the event of involuntary job loss.

COMPENSATION DISCUSSION AND ANALYSIS        2022 Proxy Statement  |  CATALENT, INC.        43

The Compensation Process

THE ROLE OF THE COMPENSATION COMMITTEE, ITS CONSULTANT, AND MANAGEMENT

The Compensation Committee oversees the compensation program for our CEO and our other executive officers, including our other NEOs. Management typically formulates new proposals concerning executive compensation, including but not limited to salary levels, the form and content of various incentive or other compensation programs, and benefits such as healthcare and retirement programs (though management does not propose or otherwise participate in the setting of our CEO’s compensation). All management proposals as they relate to our NEOs are subject to Compensation Committee review and approval. The Compensation Committee has retained an independent consultant, FW Cook, to help it fulfill its responsibilities, including its review of management proposals. Among other things, FW Cook benchmarks compensation levels using available market data and trends and the Comparison Group approved by the Compensation Committee (see discussion of Comparison Group below). In compliance with the NYSE’s listing standards and SEC rules, the Compensation Committee in April 2022 conducted its annual independence assessment of FW Cook and concluded that it remains independent of management and that its work did not raise any conflict of interest.

THE COMPENSATION COMMITTEE’S PROCESS

In accordance with its charter, the Compensation Committee is responsible for, among other duties:

•	reviewing and approving our overall executive compensation philosophy;

•	overseeing the administration of compensation and benefit programs, policies, and practices;

•	reviewing and approving the identification of our peer companies with respect to various benchmarking activities and data sources used in evaluating our compensation competitiveness;

•	evaluating the performance of the CEO against performance goals and objectives approved by our Board; and

•	approving the performance goals, evaluating the performance, and approving the compensation of our executive officers.

THE USE OF MARKET DATA IN DETERMINING COMPENSATION

The Compensation Committee considers numerous factors as it formulates, reviews, and approves pay components and the overall structure of our executive compensation program. Among these factors are survey data, scoped to focus on companies with revenue comparable to ours, and the compensation practices of select peer companies, which we refer to as the “Comparison Group.” For fiscal 2022, the Committee reviewed the executive compensation benchmarking methodology and determined to make changes in response to our growth (evidenced by our inclusion in the S&P 500 index during fiscal 2021) and our business focus expansion into biologics, which comprised approximately 53% of our net revenue in fiscal 2022, up from approximately 17% in fiscal 2016.

At the time the Compensation Committee reviewed the Comparison Group in January 2021, it found that Catalent’s trailing four-quarters net revenue of $3.3 billion was higher than all but two companies in the group as then constituted, and that only three of the 16 companies had a substantial biologics business focus. Additionally, Catalent’s market capitalization at the end of the second quarter of fiscal 2021 was higher than the Comparison Group’s median market cap. Working with FW Cook and with input from management, the Committee replaced six companies in the Comparison Group with a focus on bringing the Comparison Group median closer to Catalent’s revenue and market capitalization, as well as increasing the number of companies with a substantial biologics focus.

As a result, the Comparison Group used for fiscal 2022 included six companies with a substantial biologics focus, and had a median trailing-four-quarters revenue of $3.0 billion at the time the group was approved in January 2021, slightly less than our $3.3 billion trailing-four-quarters net revenue at the time. Our $17.1 billion market capitalization at the end of the second quarter of fiscal 2021 was also within close range of the Comparison Group’s $16.1 billion median (measuring the comparison companies’ trailing-12-month average market capitalizations).

Other factors that are reviewed during the annual Comparison Group selection process include business similarity, profitability, enterprise value, and number of employees. The Committee believes that reference to the Comparison Group is

44         CATALENT, INC.  |  2022 Proxy Statement        COMPENSATION DISCUSSION AND ANALYSIS

appropriate when reviewing our compensation program for fiscal 2022 because of the potential likelihood that this group competed with us for executive talent. The 16 companies in the Comparison Group that informed compensation decisions for fiscal 2022 were:

• Agilent Technologies, Inc. • Biogen Inc. • Boston Scientific Corporation • Hologic, Inc. • Incyte Corporation • Mettler-Toledo International Inc. • STERIS plc • Vertex Pharmaceuticals Incorporated

• Align Technology, Inc.

• Bio-Rad Laboratories, Inc.

• The Cooper Companies, Inc.

• Horizon Pharma plc

• Jazz Pharmaceuticals plc

• Perrigo plc

• Varian Medical Systems

• West Pharmaceutical Services, Inc.

The companies that were removed compared to the fiscal 2021 Comparator Group were Charles River Laboratories, Haemonetics, Hill-Rom, ICON plc, PerkinElmer, and United Therapeutics. The companies that were added for the fiscal 2022 Comparator Group were Agilent Technologies, Biogen, Boston Scientific, Incyte, Jazz Pharmaceuticals plc, and Vertex Pharmaceuticals.

The Committee also updated the survey benchmarking methodology to a pharmaceutical industry survey rather than a blend of general industry and pharmaceutical survey data, in order to more accurately reflect our talent market and evolving business portfolio. The survey data were regressed to match our revenue at the time.

As a result of these benchmarking methodology changes, as well as overall upward market movement (particularly in the life sciences talent markets), the realigned compensation market data reviewed by the Committee increased at a faster rate than observed in prior years, with increases in long-term incentive grant values outpacing those for cash compensation. The Compensation Committee determined to employ a multi-year strategy to bring target total direct compensation levels into alignment with the median of the resulting market data from this new approach.

The Compensation Committee also considers other factors in addition to the market benchmarks, including individual executives’ tenure, proficiency in role, and criticality to our performance. The Committee concluded that our pay strategy is appropriate to assure the attraction and retention of top talent in a competitive market, particularly as we continue to move into areas where the competition for top talent is particularly fierce, including cell and gene therapy, and demands on our senior executives have increased as the business has grown and become more complex.

Details of Total Direct Compensation Elements

For fiscal 2022, compensation paid to our NEOs consisted of base salary; short-term incentive pay in the form of participation in the MIP; equity-based, long-term incentive awards subject to multi-year time- and performance-vesting criteria; and the opportunity to participate in certain benefit programs and other perquisites. We generally review the base salary and other incentive compensation target amounts of our executive officers, including our NEOs, annually, consistent with the process for our employees generally.

BASE SALARY

Base salary is the principal fixed component of target total direct compensation for NEOs, and is determined by considering the executive’s job responsibilities, market data, and the individual’s performance and contributions.

MANAGEMENT INCENTIVE PLAN

SUMMARY

The MIP is an annual cash incentive program that rewards performance against annual individual and overall business goals. We extend MIP participation to a broad group of our executives, including our NEOs. For fiscal 2022, 70% of a participant’s

COMPENSATION DISCUSSION AND ANALYSIS        2022 Proxy Statement  |  CATALENT, INC.        45

MIP target payout was based on business goals applicable to that participant and 30% was based on the participant’s individual goals. The Compensation Committee selects the overall business goals applicable to the NEOs participating in the MIP from among the corporate financial and strategic growth objectives set each year by our Board. The individual goals for each of our NEOs other than our CEO are set jointly by that NEO and the NEO’s direct manager (who, during fiscal 2022, was either the CEO or our President and Chief Operating Officer), and the individual goals for our CEO are set jointly by our CEO and the Compensation Committee. These individual goals relate generally to the following categories but are not assigned numerical weightings or measuring criteria: quality and compliance, operational excellence, customer innovation/growth, organizational vitality/leadership, and financial accountability.

2022 PERFORMANCE TARGETS

For fiscal 2022, the Compensation Committee based the business goals portion of our MIP on achievement of our Budget-Based EBITDA goal (as defined in Appendix A to this Proxy Statement) and our Budget-Based Revenue goal (also as defined in Appendix A). The Compensation Committee uses Budget-Based EBITDA and Budget-Based Revenue because:

(a) it believes that they are important indicators of our increasing value and growth,

(b) they are the primary measures by which we set and measure performance for the fiscal year,

(c) they exclude certain items that would normally be part of a calculation of net earnings but that we believe are not representative of our core business, and

(d) they are widely used measures of overall financial performance.

The Compensation Committee concluded for fiscal 2022 that (1) using a combination of these two measures would provide a balanced set of business performance targets that focus on growth, profitability, and the most efficient conversion of revenue to profit, (2) at the time the goals are set, the performance targets provide a reasonably achievable, but challenging, set of goals for our NEOs and other MIP participants, and (3) linking our NEOs’ bonuses to company-wide performance goals encourages collaboration across the executive leadership team. These goals are intended to incentivize all participants to maximize their performance for the benefit of our shareholders.

CALCULATING 2022 MIP AWARDS

When determining MIP awards, the Compensation Committee used a matrix approach that simultaneously evaluates performance of the two components that comprise the business-goal portion of the MIP. Performance at target for each of the metrics results in achievement of the business-goal portion of the MIP award at 100% of a participant’s target amount. Performance below or above the targets, subject to a range of 80% to 125% and a minimum 80% achievement of Budget-Based EBITDA target, results in an achievement of the business-goal portion of the MIP award in the manner set forth in the following table (at 0-200% of target), with linear interpolation applied for results that fall between two consecutive revenue or EBITDA achievement levels:

		Revenue Goal Achievement (as a percentage of budget)
		<80%	80%	85%	90%	95%	100%	105%	110%	115%	120%	125%
EBITDA Goal Achievement(as a percentage of budget)<80%	<80%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
	80%	32%	32%	39%	46%	53%	60%	62%	64%	66%	68%	70%
	85%	49%	49%	49%	56%	63%	70%	72%	74%	76%	78%	80%
	90%	66%	66%	66%	66%	73%	80%	80%	80%	80%	80%	80%
	95%	75%	75%	75%	78%	85%	85%	85%	85%	85%	85%	85%
	100%	90%	95%	95%	95%	96%	100%	105%	110%	115%	115%	115%
	105%	95%	98%	100%	104%	109%	113%	120%	125%	125%	125%	125%
	110%	100%	109%	113%	117%	122%	126%	133%	140%	140%	140%	140%
	115%	104%	122%	126%	130%	135%	139%	146%	153%	160%	160%	160%
	120%	117%	135%	139%	143%	148%	152%	159%	166%	173%	175%	175%
	125%	130%	148%	152%	156%	161%	165%	172%	179%	186%	193%	200%

46         CATALENT, INC.  |  2022 Proxy Statement        COMPENSATION DISCUSSION AND ANALYSIS

Achievement by each participant, including each of our NEOs, against individual goals can result in payment of the individual performance portion of the MIP award between 0% and 200% of the target amount. Payout of the MIP requires achievement of the minimum thresholds of both the business-goal portion and the individual-performance portion. The target amount for each participant in our MIP, including each of our NEOs, is a fixed sum and is reviewed annually by the Compensation Committee, consistent with the process for our employees generally.

For fiscal 2022, the business goals were collectively weighted at 70% of the total payout, the individual goals were weighted at 30%, and the maximum payout under our MIP was 200% of each executive target opportunity (200% x 70%, plus 200% x 30%).

CLAWBACK/FORFEITURE

Participation in the MIP may be cancelled or forfeited and repaid to us if the participant engages in any “Detrimental Activity,” such as fraud, breaches of restrictive covenants, and disparagement of the company, as defined in the 2018 Omnibus Plan. In addition, if a participant receives any amount in excess of what the participant should have received for any reason (including by reason of a financial restatement, mistake in calculation, or other administrative error), the participant must repay the excess. Without limiting the foregoing, all MIP awards are subject to reduction, cancellation, forfeiture, or recoupment to the extent necessary to comply with applicable law.

2022 MIP AWARDS

The business performance goals and achievement levels for fiscal 2022, which collectively represented 70% of the overall target MIP award, are as follows (in millions of U.S. dollars, using our internal budget-based currency exchange rates, or percentages):

Performance Measure	Threshold / Target/ Maximum Performance(1)	Actual Performance	Business Performance Factor Payout Percentage
Budget-Based Revenue	3,670 / 4,588 / 5,735	4,930	135.8%
Budget-Based EBITDA	954 / 1,192 / 1,490	1,315

(1)

When calculating Budget-Based EBITDA and Budget-Based Revenue performance, the target, threshold, and maximum are adjusted by the Compensation Committee for the projected pro forma performance from completed acquisitions over the measurement period.

The CEO, together with the Senior Vice President and Chief Human Resources Officer, evaluated the individual performance of each of our executive officers, including the NEOs other than the CEO, based on the individual’s fiscal 2022 goals and objectives. After combining the individual performance metric with the business performance metrics, management determined a recommended MIP award for each such executive officer, which they presented to the Compensation Committee. In approving MIP awards for the NEOs other than the CEO, the Compensation Committee considered our financial performance in fiscal 2022 and the individual assessment of performance and accomplishments relative to their respective goals and objectives.

The CEO also presented to the Compensation Committee an assessment of his own individual performance, which the Compensation Committee evaluated in determining the CEO’s MIP award, based on his fiscal 2022 goals and objectives in the areas of progressing our Board-approved strategy, addressing the COVID-19 pandemic and its effects on achieving our long-term strategy, directing our mergers & acquisitions activity, portfolio management, and capital structure, and enhancing our culture and organizational vitality. Of particular distinction in fiscal 2022 were our superlative financial performance, both on an absolute basis and relative to the financial goals approved by our Board at the beginning of the fiscal year, the continuing successful management of our COVID-19 vaccine business and general management of the pandemic’s effect on our business, his long track record of continuous success in operating our business, the smooth rollout of the CEO transition, the continuing strong results of our mergers & acquisitions program, and his leadership in acquiring, training, and incentivizing talent during a particularly challenging labor market, all while simultaneously providing passionate and successful leadership on our sustainability and diversity & inclusion initiatives. The Compensation Committee did not assign weights in considering these areas, but took account of the differing levels of focus in each area as the year progressed.

COMPENSATION DISCUSSION AND ANALYSIS        2022 Proxy Statement  |  CATALENT, INC.        47

LONG-TERM INCENTIVE AWARDS

Our long-term incentive compensation program is potentially available to all our employees, including our NEOs, and includes one or some combination of three types of equity-based awards:

•	time-based stock options;

•	time-based RSUs, in which there is a fixed grant to the recipient subject only to a time- and service-based vesting requirement; and

•

performance-based restricted stock units (“PSUs”), in which vesting is based on the achievement of pre-established performance criteria over a multi-year performance period, subject to continuing service through the date of certification of final performance by the Compensation Committee.

By awarding grants with multi-year performance or vesting periods, we appropriately align program participants with the long-term best interests of our shareholders. Those interests are also protected by restrictive covenants that are imposed on our participants, including a confidentiality obligation, a limitation on competing with us for the greater of one year post-departure and the final vesting of outstanding equity-based awards, and an agreement not to solicit our employees for one year after leaving our employ.

Grants to our NEOs are divided into PSUs (with the target number of shares providing 50% of the target value awarded), stock options (30% of the target value awarded), and RSUs (20% of the target value awarded). In turn, the target value awarded as PSUs is divided evenly between PSUs that use our Adjusted Net Income per diluted share (“Adjusted EPS”) as their performance metric and those that use relative total shareholder return (“Relative Return”), as described below in this section.1 The target size for our NEOs’ LTIP awards is set by the Compensation Committee using a market-based determination of LTIP grant value, individual performance, and other factors.

Awards under our LTIP are generally determined and approved by the Compensation Committee on a dollar-value basis, which is then translated into a fixed or target number of options, RSUs, or PSUs by dividing the award by the per-instrument price, using a Black-Scholes valuation for options, grant date share price for RSUs and Adjusted EPS PSUs, and the value derived from a Monte Carlo pricing model for Relative Return PSUs, and then rounding up to the nearest whole number of shares. Subject to the recipient’s continued service with us through each applicable vesting date, options vest in equal installments over the first four anniversaries of the grant date, RSUs vest on the third anniversary of the grant date, and PSUs vest when and if we determine that the performance criteria are met at the end of the three-year performance period. The continued service requirement is waived in the event of a participant’s disability or retirement in accordance with the “Rule of 65,” which applies if a participant retires on or after the date on which the sum of the participant’s age and period of service with us equals sixty-five (65) years, so long as they give at least six-months’ notice and, beginning with grants awarded in fiscal 2021, have completed at least five years of service with us.

The performance criteria for the PSUs granted during fiscal 2022 are as follows:

•

Adjusted EPS is separately calculated for each fiscal year in the 3-year performance period and then totaled and compared to the 3-year, cumulative target set by the Compensation Committee at the beginning of the performance period.

•

Achievement of the target Adjusted EPS will earn the participant the number of shares equal to 100% of the target number of Adjusted EPS PSUs. At 75% achievement, 50% of the target will be earned, with no shares earned for achievement below that threshold. At the maximum achievement level of the greater of (i) 150% of target Adjusted EPS and (ii) the amount determined using the financial goals set forth for the performance period portion of the most recent strategic planning period, the resulting earnout is 200% of the target. Earnouts are interpolated for levels of performance between threshold and target, and between target and maximum.

•

Relative Return is the percentile rank of our total shareholder return during the 3-year performance period relative to the total shareholder return of each of the companies comprising the S&P 500 Healthcare Index (with total shareholder return being the change in the price per share over the performance period, assuming reinvestment of dividends, if any, paid during the performance period). As of July 1, 2022, there were 63 other companies in the comparison group.

[1]

Note that Adjusted Net Income is a non-GAAP financial measure, is not a measure of operating income, operating performance, or liquidity presented in accordance with U.S. GAAP and is subject to important limitations. For a discussion of Adjusted Net Income and a reconciliation to the most directly comparable U.S. GAAP measure, please see Appendix A to this Proxy Statement, entitled “Non-GAAP Financial Measures,” beginning on page A-1.

48         CATALENT, INC.  |  2022 Proxy Statement        COMPENSATION DISCUSSION AND ANALYSIS

•

Achievement of the median Relative Return will earn the participant the number of shares equal to 100% of the target number of Relative Return PSUs. At the 25th percentile, 50% of target will be earned, with no shares earned for achievement below that threshold. At the maximum achievement level of the 75th percentile, the resulting earnout is at 150% of target. Earnouts are interpolated for levels of achievement between threshold and target, and between target and maximum. In addition, earnouts on our Relative Return PSUs are subject to an additional cap so that the total value of the shares earned at payout cannot exceed 300% of the grant date value of such incentive awards.

The Compensation Committee believes that the performance targets for both the Adjusted EPS PSUs and the Relative Return PSUs represent reasonably achievable but challenging goals and are intended to incentivize all participants to maximize their performance for the long-term benefit of our shareholders.

The PSUs issued in respect of the fiscal 2020-22 performance period vested early in fiscal 2023 at a performance level of 200% of target for the Adjusted EPS PSUs and 150% of target for the Relative Return PSUs earned by our NEOs.

Fiscal 2020-2022 Performance Targets

	Performance Schedule			Corresponding Earnout Range (% of Target)

	Threshold	Goal	Maximum	Thresh.	Goal	Max.

Adjusted EPS PSUs and Performance Shares	$4.73	$6.30	$7.88	50%	100%	200%

Relative Return PSUs and Performance Shares	25th Percentile	50th Percentile	75th Percentile	50%	100%	150%

Fiscal 2020-2022 Performance Achievement

	Actual Performance

	Achievement Level	% of Goal	Earnout as % of Target

Adjusted EPS PSUs	$8.99	143%	200%

Relative Return PSUs	91st Percentile	N/A	150%(1)

Other Benefits Under Our Executive Compensation Program

BENEFITS AND PERQUISITES

We provide to all our employees, including our NEOs, broad-based benefits that are intended to attract and retain employees while providing them with retirement and health and welfare security. Broad-based employee benefits available to our NEOs include:

•	a 401(k) savings plan for U.S. NEOs, and an equivalent plan under U.K. law for our U.K.-domiciled NEO, both of which provide for a partial employer match of employee contributions;

•	an employee stock purchase plan, allowing the purchase of shares of our common stock at a 10% discount;

•	medical, dental, vision, life and accident insurance, disability coverage, and health savings, dependent care, and healthcare flexible spending accounts; and

•	employee assistance program benefits.

Under our 401(k) savings plan and the equivalent U.K. plan, we match a portion of the funds set aside by the employee. In the U.S., we match 100% of up to 4% of eligible annual compensation contributed, up to federal tax law limits on both eligible compensation that may be considered for contribution and the amount employees may contribute. In the U.K., the plan provides for an employer matching contribution of 5.5-8% of eligible base salary compensation dependent on the participant contributing 3.5-6% of eligible base salary compensation.

Our Employee Stock Purchase Plan is designed to allow our eligible employees to purchase shares of our common stock at designated intervals at a discounted price of 10% through their accumulated payroll deductions or other contributions. Employees who are United States tax residents may benefit from favorable tax treatment as the Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Code.

COMPENSATION DISCUSSION AND ANALYSIS        2022 Proxy Statement  |  CATALENT, INC.        49

We provide basic life and accident insurance coverage valued at two times the employee’s annual base salary at no cost to our employees. The employee may also select supplemental life and accident insurance, for a premium to be paid by the employee.

We also provide our NEOs with limited perquisites and personal benefits that are not generally available to all employees, such as executive relocation assistance and financial counseling services. We provide these limited perquisites and personal benefits in order to further our goal of attracting and retaining our executive talent and to avoid unnecessary personal distractions that may impede maximum personal performance. These benefits and perquisites are reflected in the “All Other Compensation” column of the Summary Compensation Table and the accompanying footnotes in accordance with SEC rules. Other than with respect to tax equalization and related tax gross-up payments made in respect of one of our NEOs, Mr. Maselli, who lives and works, at our request, in a jurisdiction other than his primary tax domicile, as described below in note 6(D) to our Fiscal 2022 Summary Compensation Table starting on page 56, during fiscal 2022 we did not “gross up” for the income tax consequences of any benefit or perquisite.

DEFERRED COMPENSATION PLAN

Our deferred compensation programs (collectively, the “Deferred Compensation Plan”) permits a broad group of U.S.- and U.K.-based executives, including all of our NEOs (other than Mr. Maselli), to defer up to 80% of base salary, commissions (not applicable to NEOs), and MIP bonus. We credit the first 6% of cash compensation deferred with a matching contribution equal to 50% of the amount deferred. Participants are immediately vested in all amounts they contribute and the related investment gains, but matching contributions and their related investment gains vest ratably over the participant’s first four years of service. Participants may choose from a variety of investment options for the cash amounts deferred. (Mr. Maselli was ineligible to participate in our plan for U.K.-based executives as he is a registered director of the entity that sponsors the plan, and he was ineligible to participate in our U.S.-based plan as he was an expatriate employee during fiscal 2022. Mr. Maselli is eligible to participate in this plan beginning in fiscal 2023.)

Under the Deferred Compensation Plan, we also credit each participant’s deferral account with notional earnings and/or losses based on the deemed investment of the accounts in one or more of a variety of investment alternatives selected by such participant. Participants may elect from a variety of forms of payout, including lump-sum payment and various types of annual installments, with the timing depending on the form selected.

In addition, our Deferred Compensation Plan permits U.S. participants to defer unvested incentive compensation grants (other than options) in order to delay recognition of income on these awards upon vesting.

Cash and equity deferrals, company contributions, and applicable gains are held in a “rabbi” trust. “Rabbi” trust assets are ultimately controlled by us. Operating the Deferred Compensation Plan this way permits participants to defer recognition of income for tax purposes on the amounts deferred until they are paid to the participants.

Our U.S.- and U.K.-based directors can also participate in the Deferred Compensation Plan on the same terms as our executives, though they are not provided a matching contribution on their cash deferrals.

We believe that providing the NEOs and other eligible participants with deferred compensation opportunities is a market-based benefit plan necessary for us to deliver competitive benefit packages. Additional details of the Deferred Compensation Plan follow the table entitled “Fiscal 2022 Non-Qualified Deferred Compensation Table,” following this CD&A.

SEVERANCE AND PAYMENTS ON A CHANGE OF CONTROL

Our NEOs are eligible for severance benefits in connection with a termination of employment and/or a change of control in certain circumstances. The amounts of such benefits and the conditions for their payment are described in the Fiscal 2022 Potential Payments upon Employment Termination or Change of Control Tables beginning on page 64, including the accompanying notes.

50         CATALENT, INC.  |  2022 Proxy Statement        COMPENSATION DISCUSSION AND ANALYSIS

Compensation Determinations for 2022

We generally review the base salary and other incentive compensation target amounts of our executive officers, including our NEOs, annually, consistent with the process for our employees generally. For fiscal 2022, compensation paid to our NEOs consisted of base salary, short-term incentive pay in the form of participation in the MIP, equity-based, long-term incentive awards subject to multi-year time- and performance-vesting criteria, and the opportunity to participate in certain benefit programs and other perquisites.

John Chiminski

• Base Salary: $1,075,000 (unchanged from fiscal 2021)

• MIP: $1,890,810 bonus, equal to 140% of target opportunity of $1,350,000 (target unchanged from fiscal 2021)

• LTIP: Award with a grant date fair value of $9,300,340 (increased from $9,075,126 in fiscal 2021)

Thomas Castellano

• Base Salary: $ 500,000 (unchanged from fiscal 2021)

• MIP: $548,240 bonus, equal to 137% of target opportunity of $400,000 (target unchanged from fiscal 2021)

• LTIP: Award with a grant date fair value of $600,166 (increased from 275,193 in fiscal 2021)

Steven L. Fasman

• Base Salary: $600,000 (unchanged from fiscal 2021)

• MIP: $644,276 bonus, equal to 140% of target opportunity of $460,000 (target unchanged from fiscal 2021)

• LTIP: Award with a grant date fair value of $1,000,193 (increased from $700,238 in fiscal 2021)

• Special award of RSUs with a grant date fair value of $500,076 granted in January 2022 in connection with the announcement of the fiscal 2023 CEO transition

Aristippos Gennadios

• Base Salary: Increased by $50,000 to $500,000

• MIP: $572,240 bonus, equal to 143% of target opportunity of $400,000 (target unchanged from fiscal 2021)

• LTIP: Award with a grant date fair value of $500,207 (unchanged from fiscal 2021)

• Special award of RSUs with a grant date fair value of $500,076 granted in January 2022 in connection with the announcement of the fiscal 2023 CEO transition

Alessandro Maselli

• Base Salary: $654,183[1] (paid in pounds sterling)

• MIP: $733,000 bonus, equal to 140% of target opportunity of $523,346 (paid in U.S. dollars, target in local currency unchanged from fiscal 2021)[1]

• LTIP: Award with a grant date fair value of $1,700,177 (increased from $1,250,155 in fiscal 2021)

1	Converted from pounds sterling to U.S. dollars at an exchange rate of 1.3325:1, which represents the average of the monthly rates during fiscal 2022.

COMPENSATION DISCUSSION AND ANALYSIS        2022 Proxy Statement  |  CATALENT, INC.        51

Other Compensation Practices and Policies

EXECUTIVE AGREEMENTS

The following is a description of Mr. Chiminski’s employment agreement, as well as of the provisions of agreements and offer letters with our other NEOs, as in effect during fiscal 2022. In addition, our NEOs have entered into agreements with respect to the long-term incentive grants they have received, the terms of which are described elsewhere in this Proxy Statement. Severance agreements and arrangements affecting our NEOs are further described in the table entitled Fiscal 2022 Potential Payments upon Employment Termination or Change of Control Tables and accompanying notes, beginning on page 64.

EMPLOYMENT AGREEMENT OF JOHN CHIMINSKI

As in effect at the beginning of fiscal 2022, Mr. Chiminski’s employment agreement, as amended, provided for a three-year employment term commencing August 23, 2017, which automatically extends for successive one-year periods unless either party gives notice of non-renewal at least 60 days before the end of the then-current term. The terms included (1) an annual base salary of $1,075,000, subject to discretionary increases from time to time, (2) continued participation in our MIP, with a minimum annual target amount of $1,350,000, (3) continued participation in our annual LTIP with a minimum annual target grant value of $9,075,000, and (4) participation in all group health, life, disability, and other employee benefit and perquisite plans and programs in which our other senior executives generally participate. He also received annual reimbursements for the reasonable cost of (1) premiums for an executive life insurance policy (not to exceed $15,000) and (2) financial services/planning (not to exceed $15,000).

Mr. Chiminski is subject to a covenant not to (x) compete with us or solicit the business of any client or prospective client while employed and for one year following his termination of employment for any reason or (y) solicit our employees or consultants while employed and for two years following his termination of employment for any reason, in each case subject to certain specified exclusions. The agreement also contains customary confidential information, assignment of intellectual property rights, and indemnification provisions, as well as the severance terms described below under “Fiscal 2022 Potential Payments upon Employment Termination or Change of Control Tables—Severance and Payments on a Change of Control.”

On January 4, 2022, we entered into an amended and restated one-year employment agreement with Mr. Chiminski in connection with his transition to his position as Executive Chair. Effective July 1, 2022, (1) his annual base salary decreased to $700,000, (2) his target cash incentive opportunity under the MIP for fiscal 2023 decreased to $700,000, and (3) his LTIP grant in respect of fiscal 2023 decreased to $4,000,000 (granted entirely in the form of RSUs vesting one year from the grant date).

OFFER LETTER FOR THOMAS CASTELLANO

On May 10, 2021, we provided a letter to Mr. Castellano, with an effective date of June 1, 2021, in connection with his appointment as our senior vice president and our chief financial officer, setting forth certain terms of his promotion. The letter set his base salary and MIP target at $500,000 and $400,000, respectively, and provides that he will be recommended to receive an LTIP grant for fiscal 2022 of $600,000.

OFFER LETTER FOR STEVEN L. FASMAN

On March 13, 2018, we provided a letter to Mr. Fasman setting forth certain terms of his employment, with immediate effect. The letter set his base salary and MIP target at $550,000 and $412,500, respectively, and provides that he will be recommended to receive an LTIP grant for fiscal 2019 of $650,000. We increased Mr. Fasman’s base salary, effective July 2020, to $600,000. On July 7, 2022, we provided an updated letter to Mr. Fasman in connection with his transition to Executive Vice President and Chief Administrative Officer. Effective July 1, 2022, (1) his base salary increased to $625,000, and (2) his target cash incentive opportunity under the MIP for fiscal 2023 increased to $500,000, and (3) his LTIP grant in respect of fiscal 2023 increased to $1,500,000.

OFFER LETTER FOR ARISTIPPOS GENNADIOS

On March 15, 2018, we provided a letter to Dr. Gennadios setting forth certain terms of his employment, with immediate effect. The letter set his base salary and MIP target at $420,000 and $315,000, respectively, and provides that he will be recommended to receive an LTIP grant for fiscal 2019 of $450,000 We increased Dr. Gennadios’s base salary, effective

52         CATALENT, INC.  |  2022 Proxy Statement        COMPENSATION DISCUSSION AND ANALYSIS

July 2021, to $500,000. On July 7, 2022, we provided an updated letter to Dr. Gennadios in connection with his transition to Group President, Pharma and Consumer Health. Effective July 1, 2022, (1) his base salary increased to $600,000, (2) his target cash incentive opportunity under the MIP for fiscal 2023 increased to $500,000, and (3) his LTIP grant in respect of fiscal 2023 increased to $1,000,000. In addition, Dr. Gennadios received a one-time grant of RSUs vesting three years from the grant date with a grant-date value of $2,000,000.

OFFER LETTER AND EMPLOYMENT AGREEMENT FOR ALESSANDRO MASELLI

On January 31, 2019, we provided a letter to Mr. Maselli, with an effective date of February 13, 2019, in connection with his appointment as our president and chief operating officer, setting forth certain terms of his employment. The letter set his base salary and MIP target at £385,000 and £310,000, respectively, and provides that he will receive an LTIP grant for fiscal 2020 of $700,000. In addition, consistent with U.K. practice, we entered in an employment agreement with Mr. Maselli setting forth certain additional and customary terms of his employment. We increased Mr. Maselli’s base salary, effective July 2020, to $640,000.

On January 4, 2022, we entered into an employment agreement with Mr. Maselli in connection with his transition to his position as President and Chief Executive Officer. Effective July 1, 2022, (1) his base salary increased to $925,000, (2) his target cash incentive opportunity under the MIP for fiscal 2023 increased to $1,018,000, and (3) his LTIP grant in respect of fiscal 2023 increased to $5,500,000. The terms also include (a) a one-year employment term commencing July 1, 2022, which automatically extends for successive one-year periods unless either party gives notice of non-renewal at least 60 days before the end of the then-current term, and (b) participation in all group health, life, disability, and other employee benefit and perquisite plans and programs in which our other senior executives generally participate. He also receives annual reimbursements for the reasonable cost of (1) premiums for an executive life insurance policy (not to exceed $15,000) and (2) financial services/planning (not to exceed $15,000).

Mr. Maselli is subject to a covenant not to (x) compete with us or solicit the business of any client or prospective client while employed and for one year following his termination of employment for any reason or (y) solicit our employees or consultants while employed and for two years following his termination of employment for any reason, in each case subject to certain specified exclusions. The agreement also contains customary confidential information, assignment of intellectual property rights, and indemnification provisions, as well as the severance terms described below under “Fiscal 2022 Potential Payments upon Employment Termination or Change of Control Tables—Severance and Payments on a Change of Control.”.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

Our executive stock ownership guidelines for our CEO and certain of our executives, including the other NEOs, set a multiple of each executive’s base salary as the amount of qualifying equity to be acquired and held by each executive. In assessing compliance with the guidelines, we count shares held outright, 50% of the value of unvested RSUs (or Restricted Stock issued in lieu thereof), and 100% of shares held in benefit plans, if any. Shares underlying stock options (vested or unvested) or unearned PSUs do not count toward achievement of the guidelines. Our guidelines by executive level are as follows:

Class of Executive	Multiple of Base Salary

CEO	5X

Other NEOs	2.5X

If, on the date of any exercise of an option to purchase our common stock or the delivery of our common stock underlying any vested RSU or PSU, an executive has not reached the minimum ownership level under the guidelines, then the executive should retain and not sell that portion of the delivered shares whose market value is equal to at least 50% of the after-tax

COMPENSATION DISCUSSION AND ANALYSIS        2022 Proxy Statement  |  CATALENT, INC.        53

market value of all shares delivered on that date. For purposes of complying with this provision of the guidelines, the market value is equal to the average closing price per share of our common stock as reported on the NYSE for all trading days in the last month of the prior fiscal year.

All of our NEOs complied with these guidelines during fiscal 2022 and through the date of this Proxy Statement.

HEDGING AND PLEDGING

Our Insider Trading Policy prohibits directors and all of our employees, including our executive officers, from engaging in any transactions that are designed to hedge or offset any decrease in the market value of our securities, including, but not limited to, through the use of financial instruments such as exchange funds, variable forward contracts, equity swaps, puts, calls, and other derivative instruments, or through the establishment of a short position in our securities. Though our Insider Trading Policy allows the pledging by our directors and employees, including our executive officers, of our securities in situations approved by our General Counsel, our current policy and practice is that no such pledging is allowed.

RISK ASSESSMENT OF COMPENSATION PRACTICES AND POLICIES

With the assistance of its independent consultant, the Compensation Committee annually reviews our compensation program from a risk perspective. Based on that review, the Committee believes that our program is not reasonably likely to have a material adverse effect on us and our shareholders. Our compensation program achieves this by striking an appropriate balance between short-term and long-term incentives, using a diversity of metrics to assess performance and payout under our incentive programs, placing caps on our incentive award payout opportunities, and having stock ownership and retention requirements. For example, our current long-term equity incentive program incorporates our financial performance and stock price into its performance measures and generally magnifies the impact of changes in our stock price as well as Relative Return performance.

54         CATALENT, INC.  |  2022 Proxy Statement        REPORT OF THE COMPENSATION COMMITTEE

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on its review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement as filed on Schedule 14A with the SEC.

Submitted by the Compensation Committee:

Gregory T. Lucier, Chair

Michael J. Barber

Rolf Classon

John J. Greisch

Date: August 15, 2022

EXECUTIVE COMPENSATION TABLES        2022 Proxy Statement  |  CATALENT, INC.        55

Executive Compensation Tables

The following tables summarize our NEO compensation:

Fiscal 2022 Summary Compensation Table PAGE 56

This table summarizes the compensation earned by or paid to our NEOs for fiscal years 2022, 2021, and 2020, to the extent applicable, including salary and bonus earned, annual incentive plan payments, the aggregate grant date fair value of stock awards and option awards granted to our NEOs, and all other compensation paid to our NEOs.

Fiscal 2022 Grants of Plan-Based Awards Table PAGE 58	This table summarizes all grants of plan-based awards made to our NEOs during fiscal 2022.
Fiscal 2022 Outstanding Equity-Based Awards at Year-End Table PAGE 59	This table summarizes the unvested stock awards and all stock options held by our NEOs as of June 30, 2022.
Fiscal 2022 Option Exercises and Stock Vested Table PAGE 62	This table summarizes our NEOs’ option exercises and stock award vesting during fiscal 2022.
Fiscal 2022 Non-Qualified Deferred Compensation Table PAGE 62

This table summarizes the activity during fiscal 2022 and account balances under our Deferred Compensation Plan as of June 30, 2022. Following the table is a description of our Deferred Compensation Plan. For additional discussion of the Deferred Compensation Plan, see “Compensation Discussion and Analysis—Other Benefits under Our Executive Compensation Program—Deferred Compensation Plan” on page 49 of this Proxy Statement.

Fiscal 2022 Potential Payments upon Employment Termination or Change of Control Tables PAGE 64

These tables summarize payments, rights, and benefits that would be provided to our NEOs in the event of certain employment terminations or a change of control, assuming such event occurred on June 30, 2022.

56        CATALENT, INC.  |  2022 Proxy Statement        EXECUTIVE COMPENSATION TABLES

Fiscal 2022 Summary Compensation Table

Name and Principal position(1)	Year	Salary ($)(2)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)(7)

John Chiminski	2022	1,075,000		6,510,335	2,790,005	1,890,810	141,367	12,407,517
Chair and CEO	2021	1,052,569	-	6,689,674	2,722,522	2,000,000	116,374	12,581,139
	2020	963,915	-	4,620,211	1,980,009	1,488,443	113,617	9,166,195

Thomas Castellano(8)	2022	500,000	-	420,150	180,016	548,240	22,661	1,671,067
Senior Vice President and Chief Financial Officer	2021	372,949	-	964,123	82,507	337,003	21,964	1,778,546

Steven L. Fasman	2022	600,000	-	1,200,253	300,016	644,276	54,978	2,799,523
Senior Vice President and General Counsel	2021	591,313	-	791,744	210,008	670,036	54,504	2,317,605
	2020	570,841	-	722,661	202,501	468,585	52,086	2,016,674

Aristippos Gennadios(8)	2022	485,769	-	850,275	150,008	572,240	67,212	2,125,504
President, Softgel & Oral Technologies

Alessandro Maselli	2022	654,183	-	1,190,169	510,008	733,000	146,670	3,234,030
President and COO	2021	639,689	-	908,287	375,022	770,144	1,866,588	4,559,730
	2020	483,005	-	490,140	210,008	436,827	1,174,679	2,794,659

(1)

As of June 30, 2022. Effective the first day of fiscal 2023, Mr. Maselli became President and CEO, Mr. Chiminski became Executive Chair, Mr. Fasman became Executive Vice President and Chief Administrative Officer, and Dr. Gennadios became Group President, Pharma & Consumer Health.

(2)

Values reflect the amounts paid to the NEOs in each fiscal year reported. Amounts reported include any portion of base salary each NEO elected to defer under the Deferred Compensation Plan, as applicable. Mr. Chiminski’s base salary increased from $1,025,000 to $1,050,000 effective July 22, 2019 and from $1,050,000 to $1,075,000 effective July 30, 2020. Mr. Castellano’s base salary increased from $350,000 to $395,000 effective January 27, 2021 and from $395,000 to $500,000 effective June 1, 2021. Mr. Fasman’s base salary increased from $550,000 to $580,000 effective July 22, 2019 and from $580,000 to $600,000 effective July 30, 2020. Dr. Gennadios’s base salary increased from $450,000 to $500,000 effective October 1, 2021. Mr. Maselli’s base salary increased from GBP 385,000 to GBP 490,944 effective July 30, 2020. The values reported for Mr. Maselli during fiscal years 2022 and 2021 includes a portion of his annual base salary rate expressed in U.K. pounds sterling that was converted to and paid in U.S. dollars, based on average monthly currency exchange rates applicable at the time of payment, in connection with his relocation to the United States. Each of our NEOs voluntarily agreed to a salary reduction for the months of May through July 2020 to partially fund a thank-you cash bonus awarded to our essential workers during the COVID-19 pandemic. Messrs. Castellano, Fasman, and Maselli and Dr. Gennadios were subsequently granted RSUs having a grant date fair value equal to 60% of the salary they had foregone, in partial compensation for the reduction. In accordance with SEC disclosure rules, the grant date fair value of these RSU grants is reported in this column for fiscal 2020, as applicable (with the value of Dr. Gennadios’s grant not being reported as we are not reporting his fiscal 2020 compensation).

(3)

Represents the aggregate grant date fair value of stock awards for fiscal years 2022, 2021, and 2020 computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 14, “Stock-Based Compensation,” to the consolidated financial statements included in our 2022 Annual Report. The amounts reported in this column for the Adjusted EPS PSUs for fiscal 2022 and Adjusted EPS Performance Shares for fiscal years 2021 and 2020 assume, in accordance with FASB ASC Topic 718, that the NEOs will receive or retain the target number of PSUs awarded to them in each such fiscal year. If, instead, the performance during the 2022-24 performance period is such that the NEOs receive or retain the maximum number of Adjusted EPS PSUs capable of being awarded (200% of target), the value of the PSU grants for 2022 (Adjusted EPS and Relative Return PSUs), calculated in accordance with FASB ASC Topic 718, would be as follows:

Name	ASC Topic 718 Value at Maximum ($)
John Chiminski	6,975,330
Thomas Castellano	450,208
Steven L. Fasman	750,236
Aristippos Gennadios	375,285
Alessandro Maselli	1,275,258

Relative Return PSUs are subject to market conditions, and not performance conditions, as defined under ASC 718, and therefore do not have maximum grant date fair values that differ from the grant date fair values presented in the table. The actual value of the PSUs, if any, that ultimately convert to shares of our common stock or are no longer subject to forfeiture, respectively, on the vesting dates will depend on (x) our share price on such dates and (y) our performance according to the applicable performance criteria.

The amounts reported for Mr. Fasman and Dr. Gennadios for fiscal 2022 include RSUs with grant date values of $500,076 granted on January 3, 2022 in connection with the announcement of Mr. Maselli’s planned transition to become CEO in fiscal 2023. The amount reported for Mr. Castellano in this column for fiscal 2021 includes retention RSUs granted on January 27, 2021 and RSUs granted on June 1, 2021 in connection with his promotion to Chief Financial Officer, with grant date values of $500,000 and $250,000, respectively. The amount reported for Mr. Fasman in this column for fiscal 2020 includes a one-time RSU award granted on July 22, 2019 to recognize the significant M&A work and other accomplishments completed in fiscal 2019, and RSUs granted on July 30, 2020 to recognize his performance and other accomplishments completed in fiscal 2020, each with grant date values of $250,000. The fiscal 2021 amounts reported for Messrs. Chiminski, Castellano, Fasman, and Maselli include an

EXECUTIVE COMPENSATION TABLES        2022 Proxy Statement  |  CATALENT, INC.        57

incremental number of PSUs granted to each NEO as a result of a correction to the FY17-19 Relative Return PSU/Performance Share payout. No performance condition was applied to this corrective PSU grant, which was awarded and vested at 100% on August 27, 2020.

(4)

Reflects non-qualified stock options granted to the NEOs to acquire shares of our common stock. Amounts reported reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 using the assumptions discussed in Note 14, “Stock-Based Compensation,” to the consolidated financial statements included in our 2022 Annual Report.

(5)

Amounts reported reflect the MIP awards earned by our NEOs for fiscal 2022. Amounts reported include any portion of the MIP award an NEO elected to defer under the Deferred Compensation Plan, as applicable. Amounts reported for Mr. Maselli each year were denominated in U.K. pounds sterling and converted to U.S. dollars (as well as paid in U.S. dollars for fiscal 2021 and 2022) based on the average monthly currency exchange rates applicable to annual bonus payments in each period.

(6)	The amounts set forth as “All Other Compensation” for fiscal 2022 are further detailed below:

Name	Employer 401(k) Matching Contributions ($)(A)	Employer Non- Qualified Deferred Compensation Matching Contributions ($)(B)	Employer Qualified Non-US DC/ Pension Plan Contributions ($)(C)	Relocation Allowances & Benefits ($)(D)	Financial Services Reimbursement ($)(E)	Life Insurance Policy Reimbursement ($)(F)	Employer Health Benefit Cost	Other ($)(G)	Total ($)

John Chiminski	8,871	92,250	-	-	20,471	8,775	9,000	2,000	141,367

Thomas Castellano	13,661	-	-	-	-	-	9,000	-	22,661

Steven L. Fasman	12,078	18,000	-	-	15,900	-	9,000	-	54,978

Aristippos Gennadios	12,600	30,612	-	-	15,000	-	9,000	-	67,212

Alessandro Maselli	-	-	35,980	47,737	18,475	-	44,478	-	146,670

(A)

Our 401(k) qualified defined contribution plan provides that we will match 100% of up to 4% of annual compensation contributed by participants, up to federal tax law limits on both eligible compensation and individual contributions.

(B)

Represents contributions under our Deferred Compensation Plan, which, among other features, provides that we will match 50% of each participant’s contribution on the first 6% of eligible pay that such participant contributes to the plan, up to any applicable limit.

(C)

Mr. Maselli participated in the Catalent Pharma Solutions U.K. Pension Plan, a qualified defined contribution plan, with an employer contribution of 5.5%. The amounts reported with respect to Mr. Maselli in this column were paid in pounds sterling and converted to U.S. dollars at an exchange rate of 1.3325:1, which represents the average monthly rate during fiscal 2022.

(D)

Mr. Maselli received certain benefits during fiscal 2022 in connection with his relocation from the United Kingdom and long-term assignment in the United States, which ended upon his promotion to CEO in fiscal 2023. The amount shown includes allowances for housing, car, and cost-of-living in the amounts of $79,729, $12,659, and $52,065, respectively; $3,900 for relocation expenses; $93,364 for school tuition fees; $18,936 for legal fees associated with the negotiation of Mr. Maselli’s new employment agreement in connection with his promotion to CEO; and tax equalization benefits, accompanying tax gross-ups paid by us, and related U.K. tax refunds totaling ($212,916) as a net, aggregate benefit to us. Although Mr. Maselli’s assignment in the United States ended effective July 1, 2022, we anticipate additional assignment-related tax costs through the end of fiscal 2023 due primarily to timing differences between the payment of U.S. and U.K taxes.

Amounts reported in this column that were paid in pounds sterling for Mr. Maselli were converted to U.S. dollars using an exchange rate of 1.3325:1, which represents the average of the monthly rates during fiscal 2022.

(E)

Each of the NEOs, pursuant to the terms of an employment agreement or otherwise, is entitled to be reimbursed for the reasonable cost of financial services/planning, subject to an aggregate cap of $15,000 within a single calendar year. During fiscal 2022, Mr. Chiminski received financial services/planning reimbursements totaling $20,471 including amounts within, and not in excess of, the caps applicable to calendar years 2021 and 2022. Similarly, Mr. Fasman, Dr. Gennadios, and Mr. Maselli received reimbursements in the amounts of $15,900, $15,000, and $18,475, respectively, including amounts within, and not in excess of the caps applicable to calendar years 2021 and 2022. The amount reported in this column for Mr. Maselli was paid in U.S. dollars and includes $2,575 for tax preparation services.

(F)

Mr. Chiminski’s employment agreement entitles him each calendar year during the employment term to be reimbursed for the reasonable cost of premiums for an executive life insurance policy, subject to an aggregate cap of $15,000 each such year. For fiscal 2022, Mr. Chiminski received a premium reimbursement in the amount of $8,775.

(G)	Represents contributions we made under our Catalent Cares matching gift program.

(7)

We have not included columns reporting any amount as “Change in Pension Value and Nonqualified Deferred Compensation Earnings” because none of our NEOs received or earned any above-market or preferential earnings during the 2020 to 2022 fiscal years.

(8)	Mr. Castellano and Dr. Gennadios did not qualify as NEOs in one or more previous years. Accordingly, disclosure of their compensation for such prior years is not required.

58         CATALENT, INC.  |  2022 Proxy Statement        EXECUTIVE COMPENSATION TABLES

Fiscal 2022 Grants of Plan-Based Awards Table

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
John Chiminski		302,400	1,350,000	2,700,000	-	-	-	-	-	-	-
	7/26/2021	-	-	-	-	-	-	-	85,165	113.00	2,790,005
	7/26/2021	-	-	-	-	-	-	16,461	-	-	1,860,093
	7/26/2021	-	-	-	10,288	20,576	41,152	-	-	-	2,325,088
	7/26/2021	-	-	-	10,659	21,318	31,977	-	-	-	2,325,154
Thomas Castellano		89,600	400,000	800,000	-	-	-	-	-	-	-
	7/26/2021	-	-	-	-	-	-	-	5,495	113.00	180,016
	7/26/2021	-	-	-	-	-	-	1,062	-	-	120,006
	7/26/2021	-	-	-	664	1,328	2,656	-	-	-	150,064
	7/26/2021	-	-	-	688	1,376	2,064	-	-	-	150,080
Steven L. Fasman		103,040	460,000	920,000	-	-	-	-	-	-	-
	7/26/2021	-	-	-	-	-	-	-	9,158	113.00	300,016
	7/26/2021	-	-	-	-	-	-	1,770	-	-	200,010
	7/26/2021	-	-	-	1,107	2,213	4,426	-	-	-	250,069
	7/26/2021	-	-	-	1,147	2,293	3,440	-	-	-	250,098
	1/3/2022	-	-	-	-	-	-	4,017	-	-	500,076
Aristippos Gennadios		89,600	400,000	800,000	-	-	-	-	-	-	-
	7/26/2021	-	-	-	-	-	-	-	4,579	113.00	150,008
	7/26/2021	-	-	-	-	-	-	885	-	-	100,005
	7/26/2021	-	-	-	554	1,107	2,214	-	-	-	125,091
	7/26/2021	-	-	-	574	1,147	1,721	-	-	-	125,103
	1/3/2022	-	-	-	-	-	-	4,017	-	-	500,076
Alessandro Maselli		117,230	523,346	1,046,692	-	-	-	-	-	-	-
	7/26/2021	-	-	-	-	-	-	-	15,568	113.00	510,008
	7/26/2021	-	-	-	-	-	-	3,009	-	-	340,017
	7/26/2021	-	-	-	1,881	3,762	7,524	-	-	-	425,106
	7/26/2021	-	-	-	1,949	3,897	5,846	-	-	-	425,046

(1)

For each NEO, represents potential cash payments for fiscal 2022 under our MIP. There was no change to MIP targets during the fiscal year. The target amount reported in this column for Mr. Maselli was converted to U.S. dollars using an exchange rate of 1.3325:1, which represents the average of the monthly rates during fiscal 2022. For fiscal 2022, the payout range for the MIP was 0-200% of target. See the section in our CD&A entitled “Details of Total Direct Compensation Elements—Management Incentive Plan” for a further description of our MIP.

(2)

Represents the grant date fair value of the target number of PSUs granted to the NEOs during fiscal 2022 under our LTIP with respect to the fiscal 2022-24 performance period. In fiscal 2022, the Compensation Committee continued to set the performance metrics for the PSUs awarded under our LTIP using Adjusted EPS and Relative Return, each of which will apply to 50% of the total PSU value awarded. As such, the PSU awards shown in the table above for each grant date represents 50% of the total PSU value awarded. The number of PSUs earned can range from 0-200% of the target number of Adjusted EPS PSUs and 0-150% of the target number of Relative Return PSUs, depending on our achievement against the performance metrics that the Compensation Committee established at the beginning of the performance period. See the section in our CD&A entitled “Details of Total Direct Compensation Elements—Long-Term Incentive Awards” for a further description of our long-term incentive compensation program.

(3)

Represents RSUs granted to the NEOs during fiscal 2022. Each NEO received RSUs on July 26, 2021 under our LTIP as their fiscal 2022 annual grant. Each of Messrs. Fasman and Gennadios received an additional RSU grant on January 3, 2022 in connection with the announcement of the fiscal 2023 CEO transition. The vesting and settlement terms of the RSUs are described in more detail in the section in our CD&A entitled “Details of Total Direct Compensation Elements—Long-Term Incentive Awards.”

(4)

Represents non-qualified stock options granted during fiscal 2022 under our LTIP. Stock options have an exercise price based on the closing price per share of our common stock on the date of grant, as reported on the NYSE. Each NEO was granted stock options on July 26, 2021 under our LTIP as their fiscal 2022 annual grant. See the section in our CD&A entitled “Details of Total Direct Compensation Elements—Long-Term Incentive Awards” for a further description of our stock option grants.

(5)

The values of equity-based grants presented in this table were calculated in accordance with FASB ASC Topic 718 using the assumptions discussed in Note 14, “Stock-Based Compensation,” to the consolidated financial statements included in our 2022 Annual Report. The stock price used in each calculation is the closing price per share of our common stock on each respective grant date, as reported on the NYSE. The values of the Adjusted EPS PSU grants reported in this column assume that the awards will vest at their target amounts.

EXECUTIVE COMPENSATION TABLES        2022 Proxy Statement  |  CATALENT, INC.        59

Fiscal 2022 Outstanding Equity-Based Awards at Year-End Table

		Option Awards(1)				Stock Awards
Name	Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)(5)
(a)	Date	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
John Chiminski	7/26/2021	-	85,165	113.00	7/26/2031	-	-	-	-
	7/26/2021	-	-	-	-	16,461	1,766,101	-	-
	7/26/2021	-	-	-	-	-	-	41,152	4,415,198
	7/26/2021	-	-	-	-	-	-	31,977	3,430,812
	7/30/2020	27,940	83,822	88.10	7/30/2030	-	-	-	-
	7/30/2020	-	-	-	-	20,602	2,210,389	-	-
	7/30/2020	-	-	-	-	-	-	51,504	5,525,864
	7/30/2020	-	-	-	-	-	-	33,431	3,586,812
	7/22/2019	32,374	64,749	54.94	7/22/2029	-	-	-	-
	7/22/2019	-	-	-	-	24,027	2,577,857	-	-
	7/22/2019	-	-	-	-	60,066	6,444,481	-	-
	7/22/2019	-	-	-	-	39,209	4,206,734	-	-
	7/23/2018	-	34,638	43.88	7/23/2028	-	-	-	-
Thomas Castellano	7/26/2021	-	5,495	113.00	7/26/2031	-	-	-	-
	7/26/2021	-	-	-	-	1,062	113,942	-	-
	7/26/2021	-	-	-	-	-	-	2,656	284,962
	7/26/2021	-	-	-	-	-	-	2,064	221,447
	6/1/2021	-	-	-	-	2,451	262,968	-	-
	1/27/2021	-	-	-	-	4,565	489,779	-	-
	7/30/2020	846	2,541	88.10	7/30/2030	-	-	-	-
	7/30/2020	-	-	-	-	625	67,056	-	-
	7/30/2020	-	-	-	-	-	-	1,562	167,587
	7/30/2020	-	-	-	-	-	-	1,014	108,792
	7/22/2019	1,349	2,698	54.94	7/22/2029	-	-	-	-
	7/22/2019	-	-	-	-	1,002	107,505	-	-
	7/22/2019	-	-	-	-	2,504	268,654	-	-
	7/22/2019	-	-	-	-	1,635	175,419	-	-
	7/23/2018	1,403	1,403	43.88	7/23/2028	-	-	-	-
	7/24/2017	1,730	-	36.02	7/24/2027	-	-	-	-

60         CATALENT, INC.  |  2022 Proxy Statement        EXECUTIVE COMPENSATION TABLES

		Option Awards(1)				Stock Awards
Name	Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)(5)
(a)	Date	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Steven L. Fasman	1/3/2022	-	-	-	-	4,017	430,984	-	-
	7/26/2021	-	9,158	113.00	7/26/2031	-	-	-	-
	7/26/2021	-	-	-	-	1,770	189,903	-	-
	7/26/2021	-	-	-	-	-	-	4,426	474,866
	7/26/2021	-	-	-	-	-	-	3,440	369,078
	7/30/2020	-	6,466	88.10	7/30/2030	-	-	-	-
	7/30/2020	-	-	-	-	1,590	170,591	-	-
	7/30/2020	-	-	-	-	2,838	304,489	-	-
	7/30/2020	-	-	-	-	-	-	3,974	426,370
	7/30/2020	-	-	-	-	-	-	2,580	276,808
	7/22/2019	-	6,622	54.94	7/22/2029	-	-	-	-
	7/22/2019	-	-	-	-	2,458	263,719	-	-
	7/22/2019	-	-	-	-	6,144	659,190	-	-
	7/22/2019	-	-	-	-	4,011	430,340	-	-
	7/22/2019	-	-	-	-	4,551	488,277	-	-
	7/23/2018	-	3,802	43.88	7/23/2028	-	-	-	-
Aristippos Gennadios	1/3/2022	-	-	-	-	4,017	430,984	-	-
	7/26/2021	-	4,579	113.00	7/26/2031	-	-	-	-
	7/26/2021	-	-	-	-	885	94,952	-	-
	7/26/2021	-	-	-	-	-	-	2,214	237,540
	7/26/2021	-	-	-	-	-	-	1,721	184,646
	7/30/2020	1,539	4,619	88.10	7/30/2030	-	-	-	-
	7/30/2020	-	-	-	-	1,136	121,881	-	-
	7/30/2020	-	-	-	-	-	-	2,838	304,489
	7/30/2020	-	-	-	-	-	-	1,842	197,628
	7/22/2019	4,414	4,416	54.94	7/22/2029	-	-	-	-
	7/22/2019	-	-	-	-	1,639	175,848	-	-
	7/22/2019	-	-	-	-	4,096	439,460	-	-
	7/22/2019	-	-	-	-	2,675	287,001	-	-
	7/23/2018	7,890	2,633	43.88	7/23/2028	-	-	-	-
	7/24/2017	3,243	-	36.02	7/24/2027	-	-	-	-

EXECUTIVE COMPENSATION TABLES        2022 Proxy Statement  |  CATALENT, INC.        61

		Option Awards(1)				Stock Awards
Name	Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)(5)
(a)	Date	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Alessandro Maselli	7/26/2021	-	15,568	113.00	7/26/2031	-	-	-	-
	7/26/2021	-	-	-	-	3,009	322,836	-	-
	7/26/2021	-	-	-	-	-	-	7,524	807,250
	7/26/2021	-	-	-	-	-	-	5,846	627,217
	7/30/2020	3,848	11,547	88.10	7/30/2030	-	-	-	-
	7/30/2020	-	-	-	-	2,838	304,489	-	-
	7/30/2020	-	-	-	-	-	-	7,096	761,330
	7/30/2020	-	-	-	-	-	-	4,605	494,070
	7/22/2019	6,866	6,869	54.94	7/22/2029	-	-	-	-
	7/22/2019	-	-	-	-	2,549	273,482	-	-
	7/22/2019	-	-	-	-	6,372	683,652	-	-
	7/22/2019	-	-	-	-	4,160	446,326	-	-
	7/23/2018	7,890	2,633	43.88	7/23/2028	-	-	-	-
	7/24/2017	10,375	-	36.02	7/24/2027	-	-	-	-
	9/8/2016	11,093	-	23.89	9/8/2026	-	-	-	-

(1)

The number of outstanding time-based options vested and exercisable is reported in column (b). Unvested outstanding time-based options are reported in column (c) and ordinarily become vested pursuant to the vesting schedule for time-based options described in the section in our CD&A entitled “Details of Total Direct Compensation Elements—Long-Term Incentive Awards.” All vesting of currently unvested time-based options granted to the NEOs occurs on the applicable anniversary of the grant date. Three quarters of the time-based options granted to each of the NEOs in fiscal 2019 have vested, 25% on each of July 23, 2019, 2020, and 2021. Half of the time-based options granted to each of the NEOs in fiscal 2020 have vested, 25% on each of July 22, 2020 and 2021. The first 25% of the time-based options granted to each of the NEOs in fiscal 2021 vested on July 30, 2021. As described in the section of this Proxy Statement entitled “Fiscal 2022 Potential Payments Upon Employment Termination or Change in Control Tables,” all or a portion of each option grant may vest earlier in connection with a change of control of our company or certain terminations of employment.

(2)

Each expiration date shown is the tenth anniversary of the grant date. Options may terminate earlier in certain circumstances, such as in connection with an NEO’s termination of employment or in connection with certain corporate transactions, including a change of control of our company.

(3)

The figures reported for Mr. Chiminski consist of RSUs vesting on July 22, 2022, July 30, 2023, and July 26, 2024. The figures reported for Mr. Castellano consist of RSUs vesting on July 22, 2022, July 30, 2023, January 27, 2024, June 1, 2024, and July 26, 2024. The figures reported for Mr. Fasman consist of RSUs vesting on July 22, 2022, July 30, 2023, July 26, 2024, and January 3, 2025. The figures reported for Dr. Gennadios consist of RSUs vesting on July 22, 2022, July 30, 2023, July 26, 2024, and January 3, 2025. The figures reported for Mr. Maselli consist of RSUs vesting on July 22, 2022, July 30, 2023, and July 26, 2024. Each RSU grant vests on the third anniversary of the grant date.

The amounts shown also include PSUs granted on July 22, 2019 that were earned as of the end of the three-year performance period ending on June 30, 2022 and vested on August 24, 2022, the date the Compensation Committee certified the attainment of actual performance levels achieved relative to the established performance targets.

As described in the section of the Proxy Statement entitled “Fiscal 2022 Potential Payments Upon Employment Termination or Change in Control,” all or a portion of the RSUs or PSUs Stock may vest earlier in connection with a change of control of our company or certain terminations of employment.

(4)	Shares/units are valued based on the $107.29 closing price per share of our common stock on June 30, 2022, as reported on the NYSE.

(5)

The number and payout values reported represent PSUs based on achieving the maximum possible payout percentages, 200% for Adjusted EPS and 150% for Relative Return, for PSUs that vest at the end of the three-year performance periods ending on June 30, 2023 and June 30, 2024. Actual payout levels will be determined by the Compensation Committee following the end of each applicable performance period, based on actual performance levels achieved relative to the performance targets. Vesting of each grant is based on a three-year performance period beginning with the fiscal year in which such grant is made.

62         CATALENT, INC.  |  2022 Proxy Statement        EXECUTIVE COMPENSATION TABLES

Fiscal 2022 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)

John Chiminski	75,838	6,940,138	132,424	16,875,683

Thomas Castellano	-	-	5,367	683,960

Steven L. Fasman	17,259	1,338,224	14,529	1,851,528

Aristippos Gennadios	-	-	10,060	1,282,008

Alessandro Maselli	-	-	10,060	1,282,008

(1)

We report the value realized on exercise as the difference between the fair market value of the shares acquired on exercise, as determined by the closing price per share of our common stock on the exercise date, as reported on the NYSE, and the exercise price of the stock option. As a result, the value realized on exercise does not make any adjustment for those shares forfeited to us by the option holder in order to pay (a) the exercise price or (b) the amount of withholding tax due from the option holder upon exercise, pursuant to the “cashless” exercise provisions of the plan under which each stock option was granted.

(2)	Represents the vesting during fiscal 2022 of RSU, Restricted Stock, PSU, and Performance Share grants awarded for the fiscal 2019-21 LTIP performance period.

Fiscal 2022 Non-Qualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)

John Chiminski	995,625	92,250	(1,194,388)	-	6,278,798

Thomas Castellano	-	-	-	-	-

Steven L. Fasman	36,000	18,000	(43,235)	-	243,002

Aristippos Gennadios	61,225	30,612	(173,725)	-	1,014,869

Alessandro Maselli(5)	-	-	-	-	-

(1)

Represents (a) salary deferrals during fiscal 2022, included in the amounts reported, as applicable, for fiscal 2022 under “Salary” in the Summary Compensation Table and (b) fiscal 2021 bonus deferrals that otherwise would have been payable during fiscal 2022, included in the amounts reported in the Summary Compensation Table for fiscal 2021, as applicable, under “Non-Equity Incentive Plan Compensation.” Each NEO’s deferral amount during fiscal 2022 is summarized below.

Name	Fiscal 2021 Bonus Deferral ($)	Fiscal 2022 Salary Deferral ($)

John Chiminski	700,000	295,625

Thomas Castellano	-	-

Steven L. Fasman	-	36,000

Aristippos Gennadios	32,079	29,146

Alessandro Maselli	-	-

(2)	The amounts reported for Messrs. Chiminski and Fasman and Dr. Gennadios are reported as compensation for fiscal 2022 under “All Other Compensation” in the Summary Compensation Table.

(3)	The amounts reported in this column are not considered compensation reportable in the Summary Compensation Table.

(4)	Includes amounts previously reported as compensation in the “Salary,” “Non-Equity Incentive Plan Compensation,” and “All Other Compensation” columns in the Summary Compensation Table in prior years.

(5)

Mr. Maselli is ineligible to participate in our plan for U.K.-based executives as he is a registered director of the entity that sponsors the plan, and he is ineligible to participate in our U.S.-based plan as he was an expatriate employee during fiscal 2022.

EXECUTIVE COMPENSATION TABLES        2022 Proxy Statement  |  CATALENT, INC.        63

Deferred Compensation

We provide certain of our U.S.- and U.K.-based executives, including our U.S.- and U.K.-based NEOs, with the opportunity to participate in the Deferred Compensation Plan, which allows participating executives to defer receipt of a portion of their compensation. Deferrals occur and may be invested notionally on a pre-tax basis, in addition to the amounts that the executive is allowed to contribute to our tax-qualified 401(k) and U.K. pension plans.

Deferred Compensation Plan participants may elect to defer up to 80% of base salary, commissions (not applicable to NEOs), and MIP bonus. In addition, U.S.-based executives may elect to defer their PSU and RSU grants. We credit the first 6% of cash compensation deferred with a matching contribution equal to 50% of the amount deferred. Participants are immediately vested in all amounts they contribute and the related investment gains, but matching contributions and their related investment gains vest ratably over the participant’s first four years of service. Participants in the Deferred Compensation Plan may elect from a variety of payout options under the plan, including lump-sum or installment payments, with the timing depending on the form selected at the time of the deferral election.

Under the Deferred Compensation Plan, we also credit each participant’s deferral account with notional earnings and/or losses based on the deemed investment of the accounts in one or more of a variety of investment alternatives available under the plan. Participants are able to make changes to their investment elections on a daily basis.

The accounts of U.S.-based participants in the prior version of the Deferred Compensation Plan that are paid out in a lump-sum cash payment are paid on the 15th day of the month immediately following the month that includes the six-month anniversary of the participant’s separation from our service (other than due to death) (“separation” as defined by Section 409A of the Code). In the event of the death of a participant prior to the commencement of the distribution of benefits under the plan, such benefits will be paid no later than the later of (x) December 31 of the year in which the participant’s death occurs and (y) the 90th day following the date of the participant’s death. The accounts for U.K.-based participants are paid in a lump sum cash payment in the next available paycheck following the elected distribution date.

A U.S.-based participant in the Deferred Compensation Plan may also elect to receive a payout in annual installments over a period of five or ten years after the participant’s separation from service (including death), although, notwithstanding any such election, the participant’s account will be paid in a lump-sum cash payment in connection with a participant’s separation from service within two years following a change of control. The Deferred Compensation Plan also permits participants to receive a distribution in connection with an unforeseeable emergency, in accordance with the requirements of Section 409A of the Code. A U.K.-based participant receives a lump sum payout of all outstanding cash deferrals six months after the participant’s separation from service.

Cash and equity deferrals, employer contributions, and applicable gains are held in a “rabbi trust.” Rabbi trust assets are ultimately controlled by us, permitting participants to defer recognition of income for tax purposes on the amounts deferred until they are paid in accordance with their elections.

Our U.S.- and U.K.-based directors can also participate in the Deferred Compensation Plan by deferring receipt of their cash retainers, though they are not provided a matching contribution.

64         CATALENT, INC.  |  2022 Proxy Statement        EXECUTIVE COMPENSATION TABLES

Fiscal 2022 Potential Payments upon Employment Termination or Change of Control Tables

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL—JOHN CHIMINSKI (CEO)

Triggering Event	Value of Option/RSU/PSU/ Restricted Stock/ Performance Share Acceleration ($)(1)	Value of Base Salary and Bonus Payments ($)(2)	Value of Continued Benefits Participation ($)(3)	Total ($)
Death or Disability(4)	29,424,501	1,350,000	-	30,774,501
Termination by Us Without Cause or By Mr. Chiminski for Good Reason	-	6,200,000	33,647	6,233,647
Termination by Us Without Cause Within 18 Months Following a Change of Control (assuming awards have been assumed, continued, or substituted)	29,424,501	6,200,000	33,647	35,658,148
Retirement(5)	24,701,274	-	-	24,701,274

(1)

Amounts reported represent accelerated vesting of unvested equity-based awards and reflect (a) the “spread” value of the options, equal to $0 per share for the 85,165 options granted on July 26, 2021 (award is underwater as of June 30, 2022 and has no value), $19.19 per share for 83,822 options granted on July 30, 2020, $52.35 per share for 64,749 options granted on July 22, 2019, and $63.41 per share for 34,638 options granted on July 23, 2018, in each case representing the difference between the $107.29 closing price per share of our common stock on June 30, 2022, as reported on the NYSE (the “Fiscal 2022 Closing Price”), and the exercise price of the option; and (b) 16,461 RSUs granted on July 26, 2021, 20,602 RSUs granted on July 30, 2020, 24,027 RSUs granted on July 22, 2019, 30,033 PSUs (Adjusted EPS) (same in the case of retirement) and 26,139 PSUs (Relative Return) (same in the case of retirement) granted on July 22, 2019, 25,752 PSUs (Adjusted EPS) (17,145 in the case of retirement) and 22,287 PSUs (Relative Return) (14,838 in the case of retirement) granted on July 30, 2020, and 20,576 PSUs (Adjusted EPS) (6,840 in the case of retirement) and 21,318 PSUs (Relative Return) (7,087 in the case of retirement) granted on July 26, 2021, valued at the Fiscal 2022 Closing Price.

Amounts reported also assume that the PSUs vest at target; however, the number of Relative Return PSUs may vary based on when a change of control occurs during a performance period. In the event of retirement, the number of PSUs that vest is pro-rated based on the portion of the relevant performance period during which Mr. Chiminski is actively employed.

(2)

Upon termination due to death or disability, Mr. Chiminski or his estate is entitled to receive a pro-rata portion of the annual bonus that he would have been entitled to for the bonus year of termination based on our actual performance (the “Annual Bonus”). The amount reported above for death or disability represents his target annual bonus for fiscal 2022 and assumes (a) he would have served for the entire year and (b) on-target business and individual performance results. The amounts reported for Termination by Us Without Cause or By Mr. Chiminski for Good Reason and Termination by Us Without Cause Within 18 Months Following a Change of Control (assuming awards have been assumed, continued, or substituted) are comprised of the Annual Bonus plus two (2) times the sum of (i) his annual base salary and (ii) his target annual bonus.

(3)

The amount reported represents income attributable to the health care premiums paid by us with respect to Mr. Chiminski’s participation in our employee benefit plans for a two-year period. Mr. Chiminski would also be entitled to be paid for any unused paid-time-off days accrued during 2022.

(4)	Receipt of shares in the event of disability occurs when the relevant vesting period for each grant ends rather than being accelerated to the date of disability.

(5)	Receipt of shares occurs when the relevant vesting period for each grant ends rather than being accelerated to the date of retirement.

EXECUTIVE COMPENSATION TABLES        2022 Proxy Statement  |  CATALENT, INC.        65

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL—MESSRS. CASTELLANO AND FASMAN, DR. GENNADIOS, AND MR. MASELLI

Triggering Event	Value of Option/RSU/PSU/ Restricted Stock/ Performance Shares Acceleration(1)	Value of Base Salary and Target Bonus Payment(2)	Value of Continued Benefits Participation(3)	Total ($)
Death or Disability(4)
Thomas Castellano	2,017,923	900,000	16,200	2,934,123
Steven L. Fasman	4,057,453	1,060,000	10,811	5,128,264
Aristippos Gennadios	2,247,296	900,000	5,626	3,152,922
Alessandro Maselli	3,820,065	1,177,529	-	4,997,594
Termination by Us Without Cause or By the Executive Officer for Good Reason
Thomas Castellano	-	900,000	16,200	916,200
Steven L. Fasman	-	1,060,000	10,811	1,070,811
Aristippos Gennadios	-	900,000	5,626	905,626
Alessandro Maselli	-	1,177,529	-	1,177,529
Termination by Us Without Cause Within 18 Months Following a Change of Control
Thomas Castellano	2,017,923	900,000	16,200	2,934,123
Steven L. Fasman	4,057,453	1,060,000	10,811	5,128,264
Aristippos Gennadios	2,247,296	900,000	5,626	3,152,922
Alessandro Maselli	3,820,065	1,177,529	-	4,997,594
Retirement(5)
Steven L. Fasman	2,866,534	-	-	2,866,534
Aristippos Gennadios	1,559,946	-	-	1,559,946

(1)

For Mr. Castellano, the amounts reported for death and for a termination by us without cause within 18 months following a change of control (assuming awards have been assumed, continued, or substituted) reflects (a) the “spread” value of the options of $0 per share for the 5,495 options granted on July 26, 2021 (award is underwater as of June 30, 2022 and has no value), $19.19 per share for the 2,541 options granted on July 30, 2020, $52.35 per share for the 2,698 options granted on July 22, 2019, and $63.41 per share for the 1,403 options granted on July 23, 2018, representing the difference between the Fiscal 2022 Closing Price and the exercise price of the option, and (b) 1,062 RSUs granted on July 26, 2021, 2,451 RSUs granted on June 1, 2021, 4,565 RSUs granted on January 27, 2021, 625 RSUs granted on July 30, 2020, 1,002 RSUs granted on July 22, 2019, 1,252 PSUs (Adjusted EPS) and 1,090 PSUs (Relative Return) granted on July 22, 2019, 781 PSUs (Adjusted EPS) and 676 PSUs (Relative Return) granted on July 30, 2020 and 1,328 PSUs (Adjusted EPS) and 1,376 PSUs (Relative Return) granted on July 26, 2021, valued at the Fiscal 2022 Closing Price.

For Mr. Fasman, the amounts reported for death and for a termination by us without cause within 18 months following a change of control (assuming awards have been assumed, continued, or substituted) reflects (a) the “spread” value of $0 per share for the 9,158 options granted on July 26, 2021 (award is underwater as of June 30, 2022 and has no value), $19.19 per share for the 6,466 options granted on July 30, 2020, $52.35 per share for the 6,622 options granted on July 22, 2019, and $63.41 per share for the 3,802 options granted on July 23, 2018, representing the difference between the Fiscal 2022 Closing Price and the exercise price of the option, and (b) 4,017 RSUs granted on January 3, 2022 (as to which the retirement provisions do not apply), 1,770 RSUs granted on July 26, 2021, 1,590 RSUs granted on July 30, 2020, 2,838 RSUs granted on July 30, 2020 (as to which the retirement provisions do not apply), 7,009 RSUs granted on July 22, 2019, 3,072 PSUs (Adjusted EPS) (same in the case of retirement) and 2,674 PSUs (Relative Return) (same in the case of retirement) granted on July 22, 2019, 1,987 PSUs (Adjusted EPS) (1,323 in the case of retirement) and 1,720 PSUs (Relative Return) (1,146 in the case of retirement) granted on July 30, 2020, and 2,213 PSUs (Adjusted EPS) (736 in the case of retirement) and 2,293 PSUs (Relative Return) (763 in the case of retirement) granted on July 26, 2021, valued at the Fiscal 2022 Closing Price. In the event of retirement, the number of PSUs that vest is pro-rated based on the portion of the relevant performance period during which Mr. Fasman is actively employed.

For Dr. Gennadios, the amount reported for death and for termination by us without cause within 18 months following a change of control (assuming awards have been assumed, continued, or substituted) reflects (a) the “spread” value of $0 per share for 4,579 options granted on July 26, 2021 (award is underwater as of June 30, 2022 and has no value), $19.19 per share for 4,619 options granted on July 30, 2020, $52.35 per share for 4,416 options granted on July 22, 2019, and $63.41 per share for 2,633 options granted on July 23, 2018, representing the difference between the Fiscal 2022 Closing Price and the exercise price of the option, and (b) 4,017 RSUs granted on January 3, 2022 (as to which the retirement provisions do not apply), 885 RSUs granted on July 26, 2021, 1,136 RSUs granted on July 30, 2020, 1,639 RSUs granted on July 22, 2019, 2,048 PSUs (Adjusted EPS) (same in the case of retirement) and 1,783 PSUs (Relative Return) (same in the case of retirement) granted on July 22, 2019, 1,419 PSUs (Adjusted EPS) (945 in the case of retirement) and 1,228 PSUs (Relative Return) (818 in the case of retirement) granted on July 30, 2020, and 1,107 PSUs (Adjusted EPS) (368 in the case of retirement) and 1,147 PSUs (Relative Return) (381 in the case of retirement) granted on July 26, 2021, valued at the Fiscal 2022 Closing Price. In the event of retirement, the number of PSUs that vest is pro-rated based on the portion of the relevant performance period during which Dr. Gennadios is actively employed.

66         CATALENT, INC.  |  2022 Proxy Statement        EXECUTIVE COMPENSATION TABLES

For Mr. Maselli, the amounts reported for death and for a termination by us without cause within 18 months following a change of control (assuming awards have been assumed, continued, or substituted) reflects (a) the “spread” value of $0 per share for the 15,568 options granted on July 26, 2021 (award is underwater as of June 30, 2022 and has no value), $19.19 per share for the 11,547 options granted on July 30,2020, $52.35 per share for the 6,869 options granted on July 22, 2019, and $63.41 per share for the 2,633 options granted on July 23, 2018, representing the difference between the Fiscal 2022 Closing Price and the exercise price of the options, and (b) 3,009 RSUs granted on July 26, 2021, 2,838 RSUs granted on July 30, 2020, 2,549 RSUs granted on July 22, 2019, 3,186 PSUs (Adjusted EPS) and 2,773 PSUs (Relative Return) granted on July 22, 2019, 3,548 PSUs (Adjusted EPS) and 3,070 PSUs (Relative Return) granted on July 30, 2020 and 3,762 PSUs (Adjusted EPS) and 3,897 PSUs (Relative Return) granted on July 26, 2021, valued at the Fiscal 2022 Closing Price.

Amounts reported assume that the PSUs vest at target; however, the number of Relative Return PSUs may vary based on when a change of control occurs during a performance period.

(2)

The amounts reported represent, for each executive, the sum of that executive’s annual base salary and target annual bonus. For Mr. Maselli, amounts in pounds sterling were converted to U.S. dollars at an exchange rate of 1.3325:1, which represents the average monthly rate for that currency during fiscal 2022.

(3)

The amounts reported for Messrs. Castellano and Fasman and Dr. Gennadios represent income attributable to the health care premiums paid by us with respect to their continued participation in our employee benefit plans for a one-year period. Under these circumstances, Mr. Maselli would become ineligible for any continued health benefits in the U.K. and U.S. under our plans. Each executive would also be entitled to be paid for any unused paid-time-off days accrued during 2022.

(4)	Receipt of shares in the event of disability occurs when the relevant vesting period for each grant ends rather than being accelerated to the date of disability.

(5)

Mr. Fasman and Dr. Gennadios are the only non-CEO NEOs eligible for retirement as of June 30, 2022. Receipt of shares occurs when the relevant vesting period for each grant ends rather than being accelerated to the date of retirement.

Payments that would be made under our Deferred Compensation Plan upon the death of a participating NEO are described above in the notes to the Fiscal 2022 Non-Qualified Deferred Compensation Table.

SEVERANCE AND PAYMENTS ON A CHANGE OF CONTROL

MR. CHIMINSKI’S SEVERANCE, TERMINATION, AND CHANGE OF CONTROL BENEFITS

Mr. Chiminski’s employment agreement, the Omnibus Plans, and the grant agreements thereunder each provide for certain benefits to be paid to him upon termination.

Upon disability or death, a pro-rata portion of any annual bonus he would have earned for the year of termination, based on our actual performance in respect of the full bonus year, would be paid within 2 1/2 months of the end of the fiscal year in which termination occurred.

Should Mr. Chiminski’s employment terminate due to death, his beneficiaries (i) will receive a death benefit equal to 1.5 times his base salary under a group life insurance program we provide that covers all eligible active U.S.-based employees, and (ii) will be entitled to accelerated vesting of all unvested grants under the Omnibus Plans. If his employment is terminated due to disability, all unvested grants under the Omnibus Plans will continue to vest as if he had continued employment through each applicable anniversary of the grant date.

Under his employment agreement, upon any termination for good reason or due to his election not to extend the term, Mr. Chiminski receives certain accrued amounts and benefits and a pro-rata portion of any annual bonus he would have earned for the year of termination.

The employment agreement further provides that upon termination by us without cause, or by Mr. Chiminski for good reason, or due to our election not to extend the term, subject to a release of claims, he will also be entitled to receive an amount equal to two times the sum of (x) his annualized base salary (which salary, for purposes of calculating severance amounts, will in no event be less than $700,000) and (y) his annual target bonus, payable in equal monthly installments over a two-year period; provided, however, that, if such termination occurs within the two-year period following a change in control, such payment will instead be made in a single lump-sum payment within thirty days following termination; and provided further, that, if the termination occurs during fiscal 2023 during his tenure as Executive Chair, the amount would be limited to the base salary remaining to be paid for such year and the target bonus, payable over the course of fiscal 2023. Notwithstanding the foregoing, our obligation to make such payments will cease in the event of an uncured material breach by Mr. Chiminski of the restrictive covenants contained in the employment agreement.

In addition to the payments described above, if Mr. Chiminski’s employment is terminated by us without cause, by Mr. Chiminski for good reason, or due to our election not to extend the term, Mr. Chiminski (and his spouse and eligible dependents, to the extent covered prior to such termination) will also be entitled to continued participation in our group health plans for up to two years.

For grants under the Omnibus Plans, if Mr. Chiminski incurred a termination, other than for death, disability, or a change of control that occurs during the period commencing on the date of the consummation of a change of control and ending on

EXECUTIVE COMPENSATION TABLES        2022 Proxy Statement  |  CATALENT, INC.        67

the date that is eighteen months following the consummation of such change of control, we could cancel any unvested option, RSU, or PSU. Any vested option will remain outstanding and exercisable generally for 90 days, and vested options will terminate immediately if we terminate Mr. Chiminski’s employment for cause. Any vested option that he does not exercise within the applicable post-termination exercise period will terminate.

SEVERANCE, TERMINATION, AND CHANGE OF CONTROL BENEFITS FOR MESSRS. CASTELLANO AND FASMAN, DR. GENNADIOS, AND MR. MASELLI

The severance and equity grant agreements held by Messrs. Castellano and Fasman, Dr. Gennadios, and Mr. Maselli, as well as the Omnibus Plans, provide for benefits in the event of certain terminations.

Under the Omnibus Plans, any unvested grant would become fully vested and exercisable in the event of termination due to death; however, if termination was due to disability, unvested awards would continue to vest as if the executive had continued employment through each applicable anniversary of the date of grant.

Our group life insurance program, which covers all eligible active U.S.-based employees, provides for a death benefit equal to 1.5 times current base salary (currently, the benefit would pay a total of $825,000 (Castellano), $937,500 (Fasman), $900,000 (Gennadios), and $1,387,500 (Maselli)).

Under our standard severance arrangement, in the event of death, disability, or termination by us without cause or by the executive for good reason, the executive would be entitled to severance equal to annual base salary plus target annual bonus, payable in equal installments over the one-year period following the date of termination. Under his new employment agreement, beginning in fiscal 2023, Mr. Maselli is entitled to two times the sum of his base salary and target bonus paid over a two-year period. The NEOs would also be entitled to continued participation in our group health plans (to the extent receiving such coverage as of the termination date), at the premium rates charged to our employees generally, until the earlier of (1) one year (two years in the case of Mr. Maselli, beginning in fiscal 2023) after termination and (2) the date the executive becomes eligible for coverage under at least one group health plan of another employer. Each NEO must enter into a release of claims as a condition of receiving most severance payments and benefits.

Under the Omnibus Plans, in the event of a change in control, to the extent the acquiring or successor entity does assume, continue, or substitute for a granted option, if the NEO were to incur a termination without cause during the eighteen months following the consummation of such change in control, the grants thereunder would become fully vested and exercisable.

Other than in the cases of change of control, death, or disability, a termination will result in the cancellation of unvested awards under the Omnibus Plans held by any of the NEOs.

68         CATALENT, INC.  |  2022 Proxy Statement        Pay Ratio

Pay Ratio

Presented below is the ratio of annual total compensation in fiscal 2022 of our then-CEO to the annual total compensation of our median employee (excluding our then-CEO). We believe the ratio presented below is a reasonable estimate calculated in a manner consistent with the rules set forth in Item 402(u) of Regulation S-K promulgated under the Exchange Act (the “Pay Ratio Rule”).

In identifying our median employee, we calculated the target annual total cash compensation for fiscal 2022 of each employee as of June 30, 2022. For these purposes, annual total cash compensation included base salary or hourly wages, cash incentives, commissions, and comparable cash elements of compensation in non-U.S. jurisdictions and was calculated using internal human resources records. All amounts were annualized for permanent employees who did not work for the entire year, such as new hires, employees on paid or unpaid leave of absence and employees called for active military duty. We did not apply any cost-of-living adjustment as part of the calculation.

We selected the median employee from among 17,933 full-time and part-time workers who were employed as of June 30, 2022. We did not exclude any employee (whether pursuant to the de minimis exemption for foreign employees or any other permitted exclusion).

In accordance with the Pay Ratio Rule, we calculated the median employee’s annual total compensation in the same manner as the CEO’s annual total compensation was calculated in the Fiscal 2022 Summary Compensation Table on page 56. The median employee’s annual total compensation was $63,242. The CEO’s annual total compensation was $12,407,517, the amount reported in the “Total” column of the Summary Compensation Table. Accordingly, the ratio of our CEO’s total compensation to our median employee’s total compensation for fiscal 2022 was 196.2 to 1.

In considering this pay ratio, please note that the Pay Ratio Rule permits companies to calculate pay ratios using a variety of methods, both in determining the median employee and in determining the compensation to be used in calculating the ratio. Thus, our ratio may not be comparable to the ratio determined by any other company.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF E&Y AS INDEPENDENT AUDITOR FOR FISCAL 2023        2022 Proxy Statement  |  CATALENT, INC.        69

Proposal 2:

Ratification of Appointment of E&Y as Independent Auditor for Fiscal 2023

(ITEM 2 ON THE PROXY CARD)

The Audit Committee of our Board has selected Ernst & Young LLP (“Ernst & Young”) as our independent auditor for the fiscal year ending June 30, 2023. Ernst & Young has served as our independent auditor since prior to our IPO in 2014. Our Board unanimously recommends this appointment, and we are asking shareholders to ratify the appointment of Ernst & Young for 2023. Although ratification is not required by our bylaws or otherwise, our Board is submitting the selection of Ernst & Young to our shareholders for ratification because we value our shareholders’ views on the choice of independent auditor. If shareholders fail to ratify the appointment, the Audit Committee will reconsider the appointment of such firm. A representative of Ernst & Young is expected to be present at the 2022 Annual Meeting of Shareholders to respond to appropriate questions, and to make a statement if desired.

Our Board unanimously recommends that you vote FOR the ratification of the appointment of Ernst & Young as our independent auditor for fiscal 2023 because it believes that Ernst & Young has appropriately and professionally audited our financial statements for the last several years, it has the resources to do a proper audit of a company of our size and complexity, and it is familiar with our business, our business model, and our personnel, which will enhance the efficiency and effectiveness of the audit and is in our best interest and in the best interests of our shareholders. The Audit Committee, under its charter, reviews, at least annually, the qualifications, performance, and independence of the auditor and considers, among other matters, the following: the auditor’s internal quality control procedures, the selection of the lead audit partner, the rotation of the audit partners on the audit engagement team, the qualifications and experience of the members of the audit engagement team, and the views of management, including our internal audit group, concerning the performance and capabilities of the auditor.

The following table presents the fees for professional services rendered by Ernst & Young for the audit of our annual financial statements for the fiscal years that ended on June 30, 2022 and June 30, 2021, and the fees billed for other services rendered by Ernst & Young during those same periods.

SERVICES	2022	2021

Audit Fees(1)	$6,229,100	$5,462,700

Audit-Related Fees(2)	$366,200	$568,000

Tax Fees(3)	$1,283,700	$604,500

Total	$7,879,000	$6,635,200

(1)

Includes fees associated with the integrated audit of our annual consolidated financial statements and internal controls over financial reporting, review of our quarterly reports on Form 10-Q, and other services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)

Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by Ernst & Young that are reasonably related to the performance of the audit of our financial statements. Specifically, these costs include fees for accounting and audit consultation and other attest services.

(3)	Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by Ernst & Young for tax compliance, tax advice, and tax planning.

All of the services covered under the captions “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” were pre-approved by the Audit Committee.

70         CATALENT, INC.  |  2022 Proxy Statement        PROPOSAL 2: RATIFICATION OF APPOINTMENT OF E&Y AS INDEPENDENT AUDITOR FOR FISCAL 2023

Pre-Approval of Audit and Non-Audit Services

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, the Audit Committee charter provides that the Audit Committee has responsibility for appointing, setting compensation for, and overseeing the work of the independent auditor. Accordingly, all audit and permitted non-audit services for which Ernst & Young was engaged were pre-approved by the Audit Committee.

Prior to engagement of the independent auditor for 2023, management will submit for Audit Committee approval a list of services and related fees expected to be rendered in 2023 within each of the following categories of services:

•

Audit services include audit work performed on the financial statements and internal control over financial reporting, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

•

Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

•

Tax services include all services, except those services specifically related to the financial statements, performed by the independent auditor’s tax personnel, including tax analysis; assisting with coordination of execution of tax-related activities, primarily in the area of corporate development; supporting other tax-related regulatory requirements; tax planning; and tax compliance and reporting.

•	All Other services are those services not captured in the audit, audit-related or tax categories.

REPORT OF THE AUDIT COMMITTEE        2022 Proxy Statement  |  CATALENT, INC.        71

Report of the Audit Committee

The Audit Committee assists our Board in its oversight of our financial reporting process. All four members of the Audit Committee qualify as independent directors under the listing standards of the NYSE for public companies and the independence requirements of Rule 10A-3 promulgated under the Exchange Act and all are qualified as audit committee financial experts within the meaning of Item 407(d)(5) of Regulation S-K, promulgated under the Exchange Act. Additionally, our Board has also determined that each Audit Committee member has accounting and related financial management expertise within the meaning of the NYSE’s listing standards. The Audit Committee’s charter can be viewed online on our website at investor.catalent.com/corporate-governance.

In fulfilling its duties, the Audit Committee reviewed and discussed the audited financial statements contained in Catalent’s Annual Report on Form 10-K for fiscal 2022 with management and the independent auditor, Ernst & Young LLP. Management is responsible for the financial statements and the reporting process, including the systems for internal control over financial reporting. The independent auditor is responsible for performing an independent audit of Catalent’s financial statements in conformance with accounting principles generally accepted in the United States, and for expressing an opinion on these financial statements based on the audit.

The Audit Committee met with the independent auditor with and without management present and discussed those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from the independent auditor required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence and discussed with the independent auditor its independence.

Based on the above reviews and discussions, the Audit Committee recommended to our Board, and our Board approved, that the audited financial statements be included in Catalent’s Annual Report on Form 10-K for fiscal 2022, for filing with the U.S. Securities and Exchange Commission.

Submitted by the Audit Committee:

John J. Greisch, Chair

Rolf Classon

Rosemary A. Crane

Jack Stahl

Date: August 24, 2022

72         CATALENT, INC.  |  2022 Proxy Statement        PROPOSAL 3: ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION (SAY-ON-PAY)

Proposal 3:

Advisory Vote to Approve Our Executive Compensation (Say-on-Pay)

(ITEM 3 ON THE PROXY CARD)

The compensation we provide to our Named Executive Officers is described in detail in the Compensation Discussion and Analysis section of this Proxy Statement. Section 14A of the Exchange Act requires that we provide shareholders with the opportunity to vote, on a non-binding, advisory basis, on the compensation of our Named Executive Officers. Accordingly, you are being asked to vote on the following resolution:

“RESOLVED, that Catalent’s shareholders APPROVE, on an advisory basis, the compensation of the named executive officers, as disclosed in Catalent’s Proxy Statement for the 2022 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

Our Board unanimously recommends that you vote FOR this resolution because it believes that our executive compensation program promotes the following objectives and philosophies, as described in detail in the Compensation Discussion and Analysis section of this Proxy Statement:

•	competitive compensation to attract, maintain, retain, and reward high-caliber executive talent,

•	paying for performance, and

•	alignment with shareholder interests.

This vote is advisory, which means that the vote is not binding on us, our Board, or the Compensation Committee. Nonetheless, our Board and the Compensation Committee will consider the outcome of the vote when considering future compensation decisions.

Consistent with the outcome of a shareholder vote that occurred during our 2021 Annual Meeting of Shareholders, our Board has resolved that a shareholder advisory vote on Named Executive Officer compensation should occur every year. Accordingly, the next advisory vote on named executive officer compensation is expected to be held at the 2023 Annual Meeting of Shareholders. A shareholder advisory vote on the frequency of advisory votes on Named Executive Officer compensation will be conducted again no later than our 2027 Annual Meeting of Shareholders.

ANNUAL MEETING, VOTING, AND PROCEDURES        2022 Proxy Statement  |  CATALENT, INC.        73

Annual Meeting, Voting, and Procedures

Annual Meeting Information

We are making this Proxy Statement available to our shareholders in connection with the solicitation of proxies by our Board for our 2022 Annual Meeting of Shareholders. We are holding our 2022 Annual Meeting of Shareholders at 8:00 a.m. Eastern on Thursday, October 27, 2022 via a virtual meeting that can be attended at www.virtualshareholdermeeting.com/CTLT2022.

We will limit attendance to shareholders of record on the record date, September 6, 2022, or their proxy holders. In order to access the virtual meeting, you will need the 16-digit control number included on your proxy card or Notice of Internet Availability. You will be able to submit questions during the meeting by typing your question into the “ask a question” box on the meeting page. If you encounter any difficulty accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log-in page. Technical support will be available starting 15 minutes prior to the meeting. If you hold shares through a bank, broker, or other nominee (also known as shares held in “street name”), you will need to follow the instructions provided by such broker, bank or nominee.

Only shareholders or their valid proxy holders may address the meeting.

Availability of Proxy Materials

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL SHAREHOLDERS MEETING TO BE HELD ON OCTOBER 27, 2022.

We are furnishing proxy materials to our shareholders via “Notice and Access” delivery. On or about September 16, 2022, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials. This notice contains instructions on how to access our 2022 Proxy Statement and 2022 Annual Report and vote online. Our 2022 Proxy Statement and 2022 Annual Report are available online at www.proxyvote.com.

You will not receive a printed, paper copy of our proxy materials unless you request one. To view this material, you must have available the 16-digit control number located on the notice mailed on or about September 16, 2022 or the proxy card, or, if shares are held in the name of a broker, bank, or other nominee, on the voting instruction form. To request a paper copy of our proxy materials, visit www.proxyvote.com, call 1-800-579-1639, or send an email, with your 16-digit control number in the subject line, to sendmaterial@proxyvote.com. Please make the request on or before October 13, 2022 to facilitate timely delivery.

Who is Entitled to Vote at the Annual Meeting?

Only holders of Catalent, Inc. common stock at the close of business on September 6, 2022, the record date fixed by our Board, may vote the shares of common stock that they hold on that date at the 2022 Annual Meeting of Shareholders with respect to the matters submitted for vote. In deciding all matters at the Annual Meeting, each share of common stock represents one vote. As of September 6, 2022, there were 179,895,931 shares of our common stock outstanding.

A list of the holders of record as of September 6, 2022 will be available for inspection by appointment during ordinary business hours at our headquarters at 14 Schoolhouse Road, Somerset, NJ 08873, from October 17, 2022 to October 26, 2022. Appointments can be made by emailing our Corporate Secretary at CorpSec@catalent.com. Participants in the virtual Annual Meeting will be able to access the list during the meeting.

74         CATALENT, INC.  |  2022 Proxy Statement        ANNUAL MEETING, VOTING, AND PROCEDURES

Rights Afforded to Virtual Meeting Participants

The virtual meeting format for the Annual Meeting will enable full and equal participation by attending shareholders from any place in the world at little to no cost. We designed the format of the virtual meeting to ensure that our shareholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We will take the following steps to ensure such an experience:

•	providing shareholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the Board;

•	providing shareholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per shareholder unless time otherwise permits; and

•	answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.

How to Vote

We encourage you to vote as soon as possible, even if you plan to attend the meeting virtually on October 27, 2022. Your vote is important. You may vote shares that you owned as of the close of business on September 6, 2022, which is the record date set by our Board.

If you own shares registered directly in your name as the shareholder of record, you are a “record owner” and have the right to give your proxy directly to our vote tabulating agent. You may vote by proxy in the following ways:

Review Your Proxy Statement and Vote in One of Four Ways:

VIRTUALLY	Online at www.virtualshareholdermeeting.com/ CTLT2022 8:00 a.m. Eastern on October 27, 2022.	BY INTERNET	Online at www.proxyvote.com. 24 hours a day until 11:59 p.m. Eastern on October 26, 2022.

BY TELEPHONE	By calling 1-800-690-6903 (toll free) in the United States or Canada. 24 hours a day until 11:59 p.m. Eastern on October 26, 2022.	BY MAIL

By returning a properly completed, signed and dated proxy card in the postage-paid envelope. If you have not already received a proxy card, you may request a proxy card from us by following the instructions on your Notice of Internet Availability.

Allow sufficient time for us to receive your proxy card before the date of the meeting.

For telephone and internet voting, as well as for accessing the virtual meeting, you will need the 16-digit control number included on your notice or on your proxy card.

If you own shares in street name, the institution holding the shares is the record owner and you are a “beneficial owner” of those shares. You will receive voting instructions from your broker, bank, or plan trustee, and you may direct them how to vote on your behalf by complying with those voting instructions. Those instructions will include a control number for telephone and internet voting as well as for accessing and voting at the virtual meeting, and applicable deadlines.

ANNUAL MEETING, VOTING, AND PROCEDURES        2022 Proxy Statement  |  CATALENT, INC.        75

Revoking a Proxy

If you own shares registered directly in your name as the shareholder of record, you can revoke your proxy at any time before the vote occurs by:

•

Submitting a written revocation to our Corporate Secretary, which must be received no later than 5:00 p.m. Eastern on October 26, 2022 at Catalent, Inc., 14 Schoolhouse Road, Somerset, NJ 08873, Attention: Corporate Secretary;

•	Submitting a later-dated proxy;

•	Providing subsequent telephone or internet voting instructions no later than 11:59 p.m. Eastern on October 26, 2022; or

•	Voting online at the virtual meeting.

If you hold your shares in street name, you must contact your broker, bank, or other nominee for specific instructions on how to change or revoke your vote.

Only the latest, validly executed proxy that you submit will be counted. Your attendance at the 2022 Annual Meeting of Shareholders will not by itself revoke a proxy you have given unless you file a written notice of such revocation as noted above.

Quorum and Required Vote

We will have a quorum and will be able to conduct the business of the 2022 Annual Meeting of Shareholders if a majority of the outstanding shares of our common stock entitled to vote at the meeting are present, either in person or by proxy. Each share of common stock is entitled to one vote on each matter to be voted upon at the 2022 Annual Meeting of Shareholders. Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present for the meeting.

The table below describes the vote requirements and the effect of abstentions and broker non-votes, as prescribed under our bylaws and Delaware law, for the election of directors and the approval of the other items on the agenda for the meeting.

PROPOSALS TO BE VOTED ON AND BOARD RECOMMENDATION

Proposal	Vote Required	Effect of Abstentions and Broker Non-Votes*	Board Recommendations

Election of Fourteen Director Nominees	Majority of the votes cast.**	Abstentions and broker non-votes will have no effect on the outcome of the election.	FOR

Ratification of Appointment of E&Y as Independent Auditor for Fiscal 2023	Majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter.	Abstentions will have the effect of a vote against.	FOR

Advisory Vote to Approve Our Executive Compensation (Say-on-Pay)	Majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter.	Abstentions will have the effect of a vote against. Broker non-votes will have no effect on the outcome.	FOR

*

A broker non-vote occurs when a broker submits a proxy but does not vote on a Proposal because it is not a “routine” item under NYSE rules and the broker has not received voting instructions from the beneficial owner of the shares. Your broker may vote without your instructions only on Proposal 2—Ratification of Appointment of Independent Auditor for Fiscal 2023.

**

Pursuant to our Governance Guidelines, any incumbent director nominee who does not receive a majority of votes cast for such nominee’s election must offer to resign. The Nominating Committee considers the offer and recommends to our Board whether to accept or reject it. Our Board will act on the recommendation within ninety days following the date of the shareholder meeting during which the election occurred, considering the factors considered by the Nominating Committee and any additional relevant information.

Effect of not Casting your Vote

If we timely receive a proxy specifying your voting choice, your shares will be voted in accordance with that choice. If you are a registered shareholder and you do not cast your vote, no vote will be cast on your behalf on any of the Proposals at the Annual Meeting of Shareholders. If you sign and return a proxy card without specific voting instructions, your shares will be voted in accordance with our Board’s voting recommendations stated above.

76         CATALENT, INC.  |  2022 Proxy Statement        ANNUAL MEETING, VOTING, AND PROCEDURES

If you hold your shares in street name, you will receive a voting instruction form that lets you instruct your bank, broker, or other nominee how to vote your shares. Under NYSE rules, if you do not provide voting instructions to your broker, the broker is permitted to exercise discretionary voting authority only on “routine” matters. The only “routine” item on this year’s Annual Meeting of Shareholders agenda is Proposal 2—Ratification of Appointment of E&Y as Independent Auditor for Fiscal 2023. If you hold your shares in street name, and you wish to have your shares voted on all proposals in this Proxy Statement, you must provide voting instructions. If you do not return your voting instruction form, your shares will not be voted on any item, except that your broker may vote in its discretion on Proposal 2.

Solicitation

We will pay the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. We will provide copies of these proxy materials to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners. Our directors, officers, or employees may solicit proxies or votes for us in person, or by mail, telephone, or electronic communication. They will not receive any additional compensation for these solicitation activities.

Availability of Voting Results

We expect to announce preliminary voting results at the 2022 Annual Meeting of Shareholders. We will disclose the final voting results in a Current Report on Form 8-K to be filed with the SEC following the meeting.

INFORMATION ABOUT 2023 ANNUAL MEETING        2022 Proxy Statement  |  CATALENT, INC.        77

Information About 2023 Annual Meeting

Shareholder Proposals for the 2023 Annual Meeting of Shareholders

We currently intend to hold our 2023 Annual Meeting of Shareholders on October 26, 2023.

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”), shareholders may present proper proposals for inclusion in our Proxy Statement. To be eligible for inclusion in our 2023 Proxy Statement under Rule 14a-8, your proposal must be received by us no later than the close of business on May 19, 2023 and must otherwise comply with Rule 14a-8. While our Board will consider shareholder proposals, we reserve the right to omit from our proxy statement shareholder proposals that we are not required to include under the Exchange Act and its implementing rules, including Rule 14a-8.

Business Proposals and Nominations Pursuant to Our Bylaws. Under our bylaws, in order to nominate a director or bring any other business before the shareholders at the 2023 Annual Meeting of Shareholders, you must comply with the advance notice eligibility and procedural requirements in our bylaws (unless you wish to nominate a director in accordance with the proxy access provisions included in our bylaws, as described below). In addition, assuming the date of the 2023 Annual Meeting of Shareholders is not more than 30 days before and not more than 70 days after the anniversary date of the 2022 Annual Meeting of Shareholders, you must notify us in writing, and such written notice must be delivered to our Corporate Secretary at Catalent, Inc., 14 Schoolhouse Road, Somerset, NJ 08873 no earlier than June 29, 2023, and no later than July 29, 2023.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide a notice, no later than August 28, 2023, that sets forth the information required by Rule 14a-19 promulgated under the Exchange Act.

Shareholder Proxy Access. Our bylaws allow for proxy access, which allows a shareholder, or a group of up to 20 shareholders, that has continuously owned for three years or more at least 3% of our outstanding common stock to nominate and include in our Proxy Statement for each Annual Meeting of Shareholders their own qualifying director nominees constituting up to the greater of two or 20% of the number of directors then serving on our Board (subject to certain limitations as set forth in our bylaws). Each of our Board (prior to each Annual Meeting of Shareholders) or the chair of any Annual Meeting of Shareholders shall have the power to determine whether a director nominee has been nominated in accordance with the requirements of the proxy access provision. Notice of director nominees submitted under the proxy access provision must include the information required under our bylaws and must be delivered to our Corporate Secretary at Catalent, Inc., 14 Schoolhouse Road, Somerset, NJ 08873 no earlier than the close of business on April 19, 2023 and no later than the close of business on May 19, 2023, unless the date of the fiscal 2023 Annual Meeting of Shareholders is more than thirty (30) days before or after October 27, 2023, in which case such notice must be received by our Corporate Secretary by the close of business on the later of the 180th day prior to the 2023 Annual Meeting of Shareholders or the close of business on the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting of Shareholders is first made. The foregoing description of the shareholder proxy access provision included in our bylaws does not purport to be complete and is qualified in its entirety by reference to our bylaws.

A copy of our bylaws may be obtained free of charge from our website, investor.catalent.com/corporate-governance, or from our Corporate Secretary. We are not required to consider a nomination or proposal that does not comply with the procedures set forth in our bylaws, and compliance with these procedures does not necessarily require us to include the proposed nominee or proposal in our proxy solicitation material.

78         CATALENT, INC.  |  2022 Proxy Statement        INFORMATION ABOUT 2023 ANNUAL MEETING

Householding of Shareholder Documents

SEC rules permit us to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” reduces the cost of the proxy solicitation process. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request, and we will promptly deliver, a separate copy of the Notice of Internet Availability or the proxy materials by emailing our Corporate Secretary at CorpSec@catalent.com.

Additional Filings

Our reports on Forms 10-K, 10-Q, and 8-K, as well as all amendments to those reports, are available without charge through our website, investor.catalent.com, as soon as reasonably practicable after they are electronically filed with the SEC.

You may request a copy of our SEC filings, including a copy of the Annual Report on Form 10-K for the fiscal year ended June 30, 2022, as well as the foregoing corporate documents, at no cost to you, by writing to the Company address appearing in this Proxy Statement or by e-mailing our Corporate Secretary at CorpSec@catalent.com.

APPENDIX A: NON-GAAP FINANCIAL MEASURES        2022 Proxy Statement  |  CATALENT, INC.        A-1

Appendix A:

Non-GAAP Financial Measures

Use of EBITDA from operations, Adjusted EBITDA

Management measures operating performance based on consolidated earnings from operations before interest expense, expense/(benefit) for income taxes and depreciation and amortization, adjusted for the income or loss attributable to non-controlling interests (“EBITDA from operations”). EBITDA from operations is not defined under U.S. generally accepted accounting principles (“U.S. GAAP”), is not a measure of operating income, operating performance, or liquidity presented in accordance with U.S. GAAP, and is subject to important limitations.

We believe that the presentation of EBITDA from operations enhances an investor’s understanding of our financial performance. We believe this measure is a useful financial metric to assess our operating performance across periods and use this measure for business planning purposes. In addition, given the significant investments that we have made in the past in property, plant and equipment, depreciation and amortization expenses represent a meaningful portion of our cost structure. We believe that disclosing EBITDA from operations will provide investors with a useful tool for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt, and to undertake capital expenditures without consideration of non-cash depreciation and amortization expense. We present EBITDA from operations in order to provide supplemental information that we consider relevant for those reviewing our financial results, and such information is not meant to replace or supersede U.S. GAAP measures. Our definition of EBITDA from operations may not be the same as similarly titled measures used by other companies. The most directly comparable measure to EBITDA from operations defined under U.S. GAAP is net earnings. A reconciliation of net earnings to EBITDA from operations is provided below.

Under our credit agreement and the indentures that govern our outstanding debt securities, our ability to engage in certain activities, such as incurring certain additional indebtedness, making certain investments, and paying certain dividends, is tied to ratios based on Adjusted EBITDA (which is defined as “Consolidated EBITDA” in the credit agreement and “EBITDA” in the indentures). Adjusted EBITDA is a covenant compliance measure in our credit agreement and indentures, particularly those covenants governing debt incurrence and restricted payments. Adjusted EBITDA is based on the definitions in the credit agreement, is not defined under U.S. GAAP, is not a measure of operating income, operating performance, or liquidity presented in accordance with U.S. GAAP, and is subject to important limitations. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

In addition, we use Adjusted EBITDA as a performance metric that guides management in its operation of and planning for the future of the business and drives certain management compensation programs. Management believes that Adjusted EBITDA provides a useful measure of our operating performance from period to period by excluding certain items that are not representative of our core business, including interest expense and non-cash charges like depreciation and amortization.

The measure under U.S. GAAP most directly comparable to Adjusted EBITDA is net earnings. In calculating Adjusted EBITDA, we add back certain non-cash, non-recurring, and other items that are deducted when calculating EBITDA from operations and net earnings, consistent with the requirements of the credit agreement. Adjusted EBITDA, among other things:

•	does not include non-cash stock-based employee compensation expense and certain other non-cash charges;

•	does not include cash and non-cash restructuring, severance and relocation costs incurred to realize future cost savings and enhance operations;

•	adds back any non-controlling interest expense, which represents minority investors’ ownership of non-wholly owned consolidated subsidiaries and is, therefore, not available; and

•	includes estimated cost savings that have not yet been fully reflected in our results.

A reconciliation of net earnings to Adjusted EBITDA is provided below.

A-2         CATALENT, INC.  |  2022 Proxy Statement        APPENDIX A: NON-GAAP FINANCIAL MEASURES

Use of Adjusted Net Income and Adjusted Net Income per share

We use Adjusted Net Income and Adjusted Net Income per share (which we sometimes refer to as “Adjusted EPS”) as performance metrics. Adjusted Net Income is not defined under U.S. GAAP, is not a measure of operating income, operating performance, or liquidity presented in accordance with U.S. GAAP, and is subject to important limitations. We believe that providing information concerning Adjusted Net Income and Adjusted Net Income per share enhance an investor’s understanding of our financial performance. We believe that these measures are useful financial metrics to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business, and we use these measures for business planning and executive compensation purposes. We define Adjusted Net Income as net earnings adjusted for (1) earnings or loss from discontinued operations, net of tax, (2) amortization attributable to purchase accounting, and (3) income or loss from non-controlling interest in majority-owned operations. We also make adjustments for other cash and non-cash items (as shown above in the description of Adjusted EBITDA), partially offset by our estimate of the tax effects as a result of such cash and non-cash items. Our definition of Adjusted Net Income may not be the same as similarly titled measures used by other companies. Adjusted Net Income per share is computed by dividing Adjusted Net Income by the weighted average diluted shares outstanding. A reconciliation of net earnings to Adjusted Net Income and a computation of Adjusted Net Income per share are provided below.

Use of Constant Currency, Budget-Based Revenue, and Budget-Based EBITDA

As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of results on a constant-currency basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant-currency information compares results between periods as if exchange rates had remained constant period-over-period. We use results on a constant-currency basis as one measure to evaluate our performance. We calculate constant currency by calculating current-year results using prior-year foreign currency exchange rates. We generally refer to such amounts calculated on a constant-currency basis as excluding the impact of foreign exchange. These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP. Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with U.S. GAAP. When we set the financial goals that we use to operate the business, including the goals that our executives must meet to qualify for our fiscal 2021 performance-based incentive compensation, and when we determine whether those goals have been met, we use, among other metrics, revenue and Adjusted EBITDA computed using the currency exchange rates that we use internally in budgeting and in measuring performance against budget, in part because we believe that the compensation of our executives should not be affected, to the extent practicable, by factors beyond those executives’ control. We refer in this Proxy Statement to revenue and Adjusted EBITDA computed on this type of constant-currency basis as “Budget-Based Revenue” and “Budget-Based EBITDA,” respectively.

Results on a constant-currency basis, Budget-Based Revenue, and Budget-Based EBITDA should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP. Results on a constant-currency basis, Budget-Based Revenue, and Budget-Based EBITDA, as we present them, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with U.S. GAAP.

The reconciliation in this Appendix of net earnings to Adjusted EBITDA also includes a reconciliation to Budget-Based EBITDA. The reconciliation of fiscal 2022 consolidated revenue reported in accordance with U.S. GAAP to revenue on a constant-currency basis is as follows (in millions of U.S. dollars):

Revenue	$4,828
Foreign exchange impact	84
Budget-Based Revenue	$ 4,912

APPENDIX A: NON-GAAP FINANCIAL MEASURES        2022 Proxy Statement  |  CATALENT, INC.        A-3

Catalent, Inc.

Reconciliation of Net Earnings to EBITDA from operations,

Adjusted EBITDA and Budget-Based EBITDA

	Fiscal Year Ended June 30,
(In millions of U.S. dollars)	2022	2021
Net earnings	519	585
Depreciation and amortization	378	289
Interest expense, net	123	110
Income tax expense	86	130
EBITDA from operations	1,106	1,114
Stock-based compensation	54	51
Impairment charges and gain/loss on sale of assets	31	9
Financing-related expenses and other	4	18
Restructuring costs	10	10
Acquisition, integration, and other special items	46	21
Gain on sale of subsidiary	(1)	(182)
Foreign exchange loss (gain) (included in other, net)(1)	31	(4)
Inventory fair value step-up charges	7	—
Other adjustments(2)	(3)	(17)
Adjusted EBITDA	1,285	1,020
Favorable (unfavorable) FX impact	(23)
Adjusted EBITDA at constant currency	1,308
Adjusted EBITDA	1,285
Foreign exchange impact	(30)
Budget-Based EBITDA	1,315

(1)

Foreign exchange loss of $31 million for the fiscal year ended June 30, 2022 includes: (a) $12 million of unrealized gains related to foreign trade receivables and payables, (b) $11 million of unrealized losses on the unhedged portion of the euro-denominated debt, and (c) $34 million of unrealized losses on inter-company loans. The foreign exchange adjustment was also affected by the exclusion of realized foreign currency exchange rate gains from the settlement of inter-company loans of $2 million. Inter-company loans exist between our subsidiaries and do not reflect the ongoing results of our trade operations.

Foreign exchange gain of $4 million for the fiscal year ended June 30, 2021 includes: (a) $13 million of unrealized losses related to foreign trade receivables and payables, (b) $3 million of unrealized losses on the unhedged portion of the euro-denominated debt, and (c) $25 million of unrealized gains on inter-company loans. The foreign exchange adjustment was also affected by the exclusion of realized foreign currency exchange rate losses from the settlement of inter-company loans of $5 million. Inter-company loans are between our subsidiaries and do not reflect the ongoing results of our trade operations.

(2)	Primarily represents the gain recorded on the change in the estimated fair value of the derivative liability associated with the Series A Preferred.

A-4         CATALENT, INC.  |  2022 Proxy Statement        APPENDIX A: NON-GAAP FINANCIAL MEASURES

Catalent, Inc.

Reconciliation of Net Earnings to Adjusted Net Income and

Adjusted Net Income per share

	Fiscal Year Ended June 30,
(In millions of U.S. dollars, except per share data)	2022	2021
Net Earnings	519	585
Amortization(1)	123	93
Stock-based compensation	54	51
Impairment charges and gain/loss on sale of assets	31	9
Financing-related expenses	4	18
Restructuring costs	10	10
Acquisition, integration, and other special items	46	21
Gain on sale of subsidiary	(1)	(182)
Foreign exchange loss (gain) (included in other, net)(2)	31	(4)
Inventory fair value step-up charges	7	—
Other adjustments(3)	(4)	(17)
Estimated tax effect of adjustments(4)	(72)	3
Discrete income tax benefit items(5)	(54)	(38)
Adjusted net income (ANI)	694	549

ANI per share:
ANI per basic share(6)	$ 3.93	$ 3.27
ANI per diluted share(7)	$ 3.84	$ 3.04

(1)	Represents the amortization attributable to purchase accounting for previously completed business combinations.

(2)

Foreign exchange loss of $31 million for the fiscal year ended June 30, 2022 includes: (a) $12 million of unrealized gains related to foreign trade receivables and payables, (b) $11 million of unrealized losses on the unhedged portion of the euro-denominated debt, and (c) $34 million of unrealized losses on inter-company loans. The foreign exchange adjustment was also affected by the exclusion of realized foreign currency exchange rate gains from the settlement of inter-company loans of $2 million. Inter-company loans exist between our subsidiaries and do not reflect the ongoing results of our trade operations.

Foreign exchange gain of $4 million for the fiscal year ended June 30, 2021 includes: (a) $13 million of unrealized losses related to foreign trade receivables and payables, (b) $3 million of unrealized losses on the unhedged portion of the euro-denominated debt, and (c) $25 million of unrealized gains on inter-company loans. The foreign exchange adjustment was also affected by the exclusion of realized foreign currency exchange rate losses from the settlement of inter-company loans of $5 million. Inter-company loans are between our subsidiaries and do not reflect the ongoing results of our trade operations.

(3)	Primarily represents the gain recorded on the change in the estimated fair value of the derivative liability associated with the Series A Preferred.

(4)

We computed the tax effect of adjustments to Adjusted Net Income by applying the statutory tax rate in the jurisdictions to the income or expense items that are adjusted in the period presented; if a valuation allowance exists, the rate applied is zero.

(5)

Discrete period income tax expense (benefit) items are unusual or infrequently occurring items primarily including: changes in judgment related to the realizability of deferred tax assets in future years, changes in measurement of a prior year tax position, deferred tax impact of changes in tax law, and purchase accounting.

(6)

Represents Adjusted Net Income divided by the weighted average of common stock outstanding. For the fiscal years ended June 30, 2022 and 2021, the weighted average was 176 million and 168 million, respectively.

(7)

Represents Adjusted Net Income divided by the weighted average sum of (a) the number of shares of common stock outstanding, plus (b) the number of shares of common stock that would be issued assuming exercise or vesting of all potentially dilutive instruments, plus (c) the number of shares of common stock equivalent to the shares of Series A Preferred outstanding under the “if-converted” method. For the fiscal years ended June 30, 2022 and 2021, the weighted average was 181 million and 180 million, respectively.

more products.
better treatments.
reliably supplied.™

© 2022 Catalent, Inc.
All rights reserved.

more products.
better treatments.
reliably supplied.TM
2021 Catalent, Inc.
All rights reserved.

SCAN TO
VIEW MATERIALS & VOTE
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on October 26, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting—Go to www.virtualshareholdermeeting.com/CTLT2022
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time October 26, 2022. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
CATALENT, INC.
14 SCHOOLHOUSE ROAD
SOMERSET, NJ 08873
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D90947-P79846 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
CATALENT, INC.
The Board of Directors recommends you vote FOR
the following proposal:
1.    Election of Fourteen Director Nominees:
Nominees:
1a.    Madhavan Balachandran
1b.    Michael J. Barber
1c.    J. Martin Carroll
1d.    John Chiminski
1e.    Rolf Classon
1f.    Rosemary A. Crane
1g.    Karen Flynn
1h.    John J. Greisch
1i.    Christa Kreuzburg
1j.    Gregory T. Lucier
1k.    Donald E. Morel, Jr.
1l.    Alessandro Maselli
For Against Abstain
For Against Abstain
1m. Jack Stahl
1n. Peter Zippelius
The Board of Directors recommends you vote FOR the following proposals:
2. Ratification of Appointment of Ernst & Young LLP as Independent Auditor for Fiscal 2023
3. Advisory Vote to Approve Our Executive Compensation (Say-on-Pay)
For Against Abstain
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2022 Proxy Statement and 2022 Annual Report are available at www.proxyvote.com. D90948-P79846 CATALENT, INC. Annual Meeting of Shareholders October 27, 2022 8:00 AM This proxy is solicited by the Board of Directors The shareholder hereby appoints Alessandro Maselli and Thomas Castellano, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Catalent, Inc. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 AM Eastern Time on October 27, 2022, at www.virtualshareholdermeeting.com/CTLT2022 and any adjournment or postponement thereof, as indicated on this proxy (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve) and on such other matters as may properly come before said meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side